Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT, dated as of December 20, 2024 (this “Amendment”), among Phillip Street Middle Market Lending Investments LLC, as the borrower (the “Borrower”), Phillip Street Middle Market Lending Fund LLC, as the collateral manager (the “Collateral Manager”), Ally Bank, as the arranger (the “Arranger”) and as the administrative agent (the “Administrative Agent”), the Lenders party hereto and State Street Bank and Trust Company, as the collateral custodian (the “Collateral Custodian”).

WHEREAS, the Borrower, the Collateral Manager, the Arranger, the other Lenders from time to time parties thereto, the Administrative Agent, Phillip Street Middle Market Lending Fund LLC, as the transferor, Phillip Street Middle Market Lending Investment Holdings LLC, as the equityholder and the Collateral Custodian are party to the Loan, Security and Collateral Management Agreement, dated as of February 10, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.1 of the Loan Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. Each of the Borrower and the Collateral Manager hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent’s receipt of a good standing certificate of the Borrower issued by the applicable jurisdiction and a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, general partner(s), manager(s) or member(s), as applicable, of the Borrower, approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized signatory;

(c) the Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(d) all reasonable and documented out-of-pocket fees (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) due to the Administrative Agent on or prior to the effective date of this Amendment shall have been paid in full.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes.

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SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts (including by electronic means, .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the other parties hereto, as applicable), all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. No party hereto or to the Loan and Security Agreement shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 5.5. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of similar import herein shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.6. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7. Collateral Custodian. The Collateral Custodian shall be entitled to all rights, protections, immunities and indemnities set forth in the Loan Agreement as if fully set forth in this Amendment. The Collateral Custodian is hereby directed to execute and deliver this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, as Borrower

By: Phillip Street Middle Market Lending Fund LLC, its Designated Manager

By:	/s/ Tucker Greene
Name: Tucker Greene Title: Vice President

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, as Collateral Manager

By:	/s/ Tucker Greene
Name: Tucker Greene Title: Vice President

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as Administrative Agent and as Arranger

By:	/s/ Keith W. Harris
Name: Keith W. Harris
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as a Lender

By:	/s/ Keith W. Harris
Name: Keith W. Harris
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Andrew Shuster
Name: Andrew Shuster
Title: Managing Director

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

STATE STREET BANK AND TRUST COMPANY, as Collateral Custodian

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

[Signature Page to Amendment No. 3 to Loan, Security and Collateral Management Agreement (T-Corp)]

Appendix A

Amendments to Loan Agreement

EXECUTION VERSION

CONFORMED THROUGH ~~SECOND~~THIRD AMENDMENT DATED ~~SEPTEMBER~~

~~26~~DECEMBER 20, 2024

U.S. $~~250,000,000~~500,000,000

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

by and among

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC,

as the Collateral Manager and Transferor

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC,

as the Equityholder

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC,

as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

ALLY BANK,

as the Administrative Agent and the Arranger

and

STATE STREET BANK AND TRUST COMPANY,

as the Collateral Custodian

Dated as of February 10, 2023

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	~~66~~67
Section 1.3	Computation of Time Periods	~~66~~67
Section 1.4	Interpretation	~~66~~67
Section 1.5	Calculation of Borrowing Base	68
Section 1.6	Rates	68

ARTICLE II

THE NOTES

Section 2.1	The Notes	~~68~~69
Section 2.2	Procedures for Loan Advances by the Lenders	69
Section 2.3	Principal Repayments	~~70~~71
Section 2.4	Determination of Interest	72
Section 2.5	Notations on Notes	72
Section 2.6	Reduction of Borrowing Base Deficiency	~~72~~73
Section 2.7	Settlement Procedures	73
Section 2.8	Alternate Settlement Procedures	~~76~~77
Section 2.9	Collections and Allocations	78
Section 2.10	Payments, Computations, Etc.	~~80~~81
Section 2.11	Fees	82
Section 2.12	Increased Costs; Capital Adequacy; Illegality	82
Section 2.13	Taxes	~~85~~86
Section 2.14	Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans	~~89~~90
Section 2.15	Assignment of the Sale Agreements	~~93~~94
Section 2.16	Defaulting Lenders	~~94~~95
Section 2.17	Mitigation Obligations; Replacement of Lenders	~~95~~96
Section 2.18	Increase of Commitment; Facility Amount	~~96~~97

ARTICLE III

CONDITIONS TO THE EFFECTIVE DATE AND LOAN ADVANCES

Section 3.1	Conditions to Effective Date	97
Section 3.2	Conditions Precedent to All Loan Advances and Acquisitions of Loans	99
Section 3.3	Custodianship; Transfer of Permitted Investments	101

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ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrower	~~102~~103
Section 4.2	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	112
Section 4.3	Representations and Warranties of the Equityholder and the Collateral Manager	~~112~~113
Section 4.4	Representations and Warranties of the Collateral Custodian	~~118~~119

ARTICLE V GENERAL COVENANTS

Section 5.1	Affirmative Covenants of the Borrower	~~119~~120
Section 5.2	Negative Covenants of the Borrower	~~128~~129
Section 5.3	Affirmative Covenants of the Equityholder and the Collateral Manager	131
Section 5.4	Negative Covenants of the Equityholder and the Collateral Manager	133
Section 5.5	Affirmative Covenants of the Collateral Custodian	~~134~~135
Section 5.6	Negative Covenants of the Collateral Custodian	~~134~~135

ARTICLE VI COLLATERAL ADMINISTRATION

Section 6.1	Designation of the Collateral Manager	135
Section 6.2	Duties of the Collateral Manager	~~135~~136
Section 6.3	Authorization of the Collateral Manager	~~137~~138
Section 6.4	Collection of Payments; Accounts	~~138~~139
Section 6.5	Realization Upon Defaulted or Delinquent Loans	140
Section 6.6	Collateral Manager Compensation	~~140~~141
Section 6.7	Payment of Certain Expenses by the Collateral Manager	~~140~~141
Section 6.8	Ongoing Obligor Reporting	~~140~~141
Section 6.9	Annual Statement as to Compliance	~~141~~142
Section 6.10	The Collateral Manager Not to Resign	~~141~~142
Section 6.11	Collateral Manager Termination Events	142

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ARTICLE VII

THE COLLATERAL CUSTODIAN

Section 7.1	Designation of Collateral Custodian	~~143~~144
Section 7.2	Duties of Collateral Custodian	~~143~~144
Section 7.3	Merger or Consolidation	~~145~~146
Section 7.4	Collateral Custodian Compensation	~~145~~146
Section 7.5	Collateral Custodian Removal	~~145~~146
Section 7.6	Limitation on Liability	~~145~~146
Section 7.7	Resignation of the Collateral Custodian	~~148~~149
Section 7.8	Access to Certain Documentation and Information Regarding the Collateral; Audits	~~149~~150

ARTICLE VIII

SECURITY INTEREST

Section 8.1	Grant of Security Interest	~~149~~150
Section 8.2	Release of Lien on Collateral	~~151~~152
Section 8.3	Remedies	152
Section 8.4	Waiver of Certain Laws	~~152~~153
Section 8.5	Power of Attorney	~~152~~153

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1	Events of Default	~~153~~154
Section 9.2	Remedies	~~155~~156

ARTICLE X

INDEMNIFICATION

Section 10.1	Indemnities by the Borrower	~~157~~158
Section 10.2	Indemnities by the Collateral Manager	~~158~~159
Section 10.3	Taxes	~~159~~160

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1	Appointment	~~159~~160
Section 11.2	Standard of Care; Exculpatory Provisions	~~160~~161
Section 11.3	The Administrative Agent’s Reliance, Etc.	~~161~~162
Section 11.4	Credit Decision with Respect to the Administrative Agent	~~161~~162
Section 11.5	Indemnification of the Administrative Agent	~~162~~163
Section 11.6	The Successor Administrative Agent	~~162~~163
Section 11.7	Delegation of Duties	~~162~~163
Section 11.8	Payments by the Administrative Agent	~~163~~164
Section 11.9	Collateral Matters	~~163~~164
Section 11.10	Erroneous Payments	~~164~~165

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ARTICLE XII

MISCELLANEOUS

Section 12.1	Amendments and Waivers	~~166~~167
Section 12.2	Notices, Etc.	~~168~~169
Section 12.3	Ratable Payments	~~169~~170
Section 12.4	No Waiver; Remedies	~~170~~171
Section 12.5	Binding Effect; Benefit of Agreement	~~170~~171
Section 12.6	Term of this Agreement	~~170~~171
Section 12.7	Governing Law; Jury Waiver	~~170~~171
Section 12.8	Consent to Jurisdiction; Waivers	~~170~~171
Section 12.9	Costs and Expenses	~~171~~172
Section 12.10	No Proceedings	~~172~~173
Section 12.11	Recourse Against Certain Parties	~~172~~173
Section 12.12	Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Loan Advances	~~173~~174
Section 12.13	Confidentiality	~~174~~175
Section 12.14	Execution in Counterparts; Severability; Integration	~~176~~177
Section 12.15	Waiver of Setoff	~~176~~177
Section 12.16	Assignments by the Lenders	~~176~~177
Section 12.17	Heading and Exhibits	~~179~~180
Section 12.18	Benchmark Replacement Settings	~~180~~181
Section 12.19	Divisions	~~181~~182
Section 12.20	Judgment Currency	~~181~~182
Section 12.21	Recognition of the U.S. Special Resolution Regimes	~~182~~183
Section 12.22	USA Patriot Act	~~182~~183

ARTICLE XIII

TAX CONSIDERATIONS

Section 13.1	Acknowledgement of Parties	~~183~~184

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Incumbency Certificate
EXHIBIT A-6	Form of Quarterly Payment Date Report
EXHIBIT A-7	[Reserved]
EXHIBIT A-8	Form of Notice of Continuation
EXHIBIT A-9	Form of Disbursement Request
EXHIBIT A-10	Form of Commitment Reduction Notice
EXHIBIT B	Form of Promissory Note
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	[Reserved]
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I-1	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT I-2	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are not Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT I-3	Form of U.S. Tax Compliance Certificate – For Foreign Participants that are Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT I-4	Form of U.S. Tax Compliance Certificate – For Foreign Lenders that are Partnerships For U.S. Federal Income Tax Purposes
EXHIBIT J	[Reserved]
EXHIBIT K	Form of Assignment and Assumption
EXHIBIT L	Form of Annual Statement as to Compliance

SCHEDULES

SCHEDULE I	Loan Party Names
SCHEDULE II	Loan List
SCHEDULE III	[Reserved]
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	GICS Industry Classifications

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

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LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

THIS LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of February 10, 2023, by and among:

(1) PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, a Delaware limited liability company, as the Collateral Manager (as hereinafter defined) and as the Transferor (as hereinafter defined);

(2) PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC, a Delaware limited liability company, as the Equityholder (as hereinafter defined);

(3) PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);

(5) ALLY BANK (together with its successors and assigns, “Ally Bank”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”) and as Arranger; and

(6) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Loan Advances from time to time for the purchase of certain Eligible Loans from the Equityholder pursuant to the Equityholder Sale Agreement and for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Pre-Funded Loan Account, the Pre-Funded Equity Account (if any) and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Collateral Custodian for convenience in administering such accounts. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Account Control Agreement”: The account control agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Accrual Period”: With respect to (a) the first Quarterly Payment Date, the period from and including the Effective Date to but excluding the Quarterly Determination Date preceding the first Quarterly Payment Date, and (b) any subsequent Quarterly Payment Date, the period from and including the Quarterly Determination Date preceding the previous Quarterly Payment Date to but excluding the Quarterly Determination Date preceding the current Quarterly Payment Date (or, in the case of the final Quarterly Payment Date, to and including such Quarterly Payment Date).

“Adjusted Borrowing Value”: For any Loan, for any date of determination, an amount equal to the Assigned Value of such Loan at such time multiplied by the Outstanding Balance of such Loan at such time.

“Administrative Agent”: Ally Bank, in its capacity as the administrative agent for the Lenders hereunder, together with its permitted successors and permitted assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person incurred in connection with any Transaction Document (the payment of which is not expressly otherwise provided for therein, e.g., principal on Advances Outstanding and Interest hereunder and Collateral Custodian Fees) or Collateral, including, but not limited to, any third party service provider to the Borrower, any Lender, the Collateral Custodian or the Securities Intermediary, accountants, agents, independent directors, rating agencies and counsel of any of the foregoing for fees and expenses or any other Person in respect of any other fees, expenses, or other payments (including indemnification payments).

“Administrative Questionnaire”: An administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Date”: With respect to any Loan Advance, the date on which such Loan Advance is made.

“Advance Rate”: As follows:

(a) with respect to First Lien Loans for which the applicable Obligor has EBITDA less than $10,000,000, sixty percent (60.00%);

(b) with respect to (x) First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $10,000,000 but less than $50,000,000 and (y) Tower Cash Flow Loans that satisfy the definition of “First Lien Loan” other than the first parenthetical therein, seventy percent (70.00%);

(c) subject to the following clause (d), with respect to First Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, seventy-two percent (72.00%);

(d) with respect to First Lien Loans for which the applicable Obligor (x) has EBITDA greater than or equal to $50,000,000 and (y) has a Specified Rating so long as at least two current quotes for such debt exist from brokers acceptable to the Administrative Agent in its sole discretion, seventy five percent (75.00%);

(e) with respect to Recurring Revenue Loans, sixty percent (60.00%);

(f) with respect to First Lien Last Out Loans, fifty percent (50.00%);

(~~f~~g) with respect to ~~(x) First Lien Last Out Loans and (y)~~ Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein, ~~fifty~~sixty percent (~~50.00~~60.00%);

(~~g~~h) with respect to Second Lien Loans for which the applicable Obligor has EBITDA greater than or equal to $50,000,000, forty-five percent (45.00%); and

(~~h~~i) with respect to Second Lien Loans for which the applicable Obligor has EBITDA less than $50,000,000, thirty percent (30.00%).

“Advances Outstanding”: On any day, the aggregate principal amount of all Loan Advances outstanding on such day, after giving effect to all repayments of Loan Advances and the making of new Loan Advances on such day.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor or for purposes of the definitions of “Excess Concentration Limit” or “Obligor”, the term Affiliate shall not include any Affiliate relationship which may exist among Obligors solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the avoidance of doubt, for the purposes of determining whether an Obligor is an Affiliate of any Loan Party, the term Affiliate shall still include any Affiliate relationship which may exist as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20.00% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount”: On any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Loans included in the Collateral.

“Agreed-Upon Procedures Report”: The meaning specified in Section 5.1(t)(v).

“Agreement”: The meaning specified in the Preamble.

“Ally Bank”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: The Applicable Law in any jurisdiction that relates to anti-bribery or anti-corruption laws, regulations or ordinances, including the U.S. Foreign Corrupt Practices Act of 1977, as amended; and the U.K. Bribery Act 2010, as amended.

“Anti-Money Laundering Laws”: The Applicable Law in any jurisdiction that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Collateral Value”: With respect to Eligible Loans relating to (i) Tier 3 Obligors, eighty-five percent (85.00%) (ii) Tier 2 Obligors, ninety-two and one-half percent (92.50%), and (iii) Tier 1 Obligors, one hundred percent (100.00%).

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Leverage Ratio”: (a) With respect to First Lien Loans, the Obligor Net Senior Leverage Ratio of the applicable Obligor, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligor Net Total Leverage Ratio of the applicable Obligor, (c) with respect to Recurring Revenue Loans, the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor and (d) with respect to Tower Cash Flow Loans, the Obligor Tower Cash Flow Multiple of the applicable Obligor.

“Applicable Spread”: A rate per annum equal to, with respect to any Loan Advance bearing interest at the Benchmark, on and after the Third Amendment Effective Date, (i) so long as no Event of Default has occurred and is continuing, ~~2.75~~2.25 % or (ii) with respect to any past due amounts, either (x) upon request of the Required Lenders (which may be retroactive to the date upon which such Event of Default occurred) if an Event of Default (other than an Event of Default described in Section 9.1(h) with respect to the Borrower) has occurred and is continuing, ~~4.75~~4.25 % or (y) if an Event of Default described in Section 9.1(h) has occurred with respect to the Borrower, ~~4.75~~4.25%.

“Approved Foreign Country”: Australia, Belgium, Canada, France, Germany, Italy, the Republic of Ireland, the Netherlands, Spain and the United Kingdom, or such other foreign country approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency”: AUD, CAD, EUR and GBP or such other foreign currency approved by the Administrative Agent in its sole discretion.

“Approved Foreign Currency Reserve”: At any time, an amount equal to three percent (3.00%) of the Adjusted Borrowing Value of all Eligible Loans for which the Eligible Loan is denominated in an Approved Foreign Currency to the extent the Approved Foreign Currency of such Eligible Loan is not hedged for the benefit of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“Approved Fund”: Any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Valuation Firm”: With respect to each Loan, (a) each of Houlihan Lokey, Inc., Lincoln Partners Advisors, LLC, Kroll Inc., Duff & Phelps LLC, Murray, Devine and Company, Valuation Research Corporation, Media Cap Advisors, Inc., TAP Advisors, and (b) any other independent appraisal firm or independent financial advisor recognized as being experienced in conducting valuations of loans consented to by the Borrower and the Administrative Agent.

“Assigned Value”:

(a) With respect to each Loan, as of any Measurement Date, the Assigned Value of such Loan shall be the least of (i) the Purchase Price, (ii) the Applicable Collateral Value and (iii) if a Value Adjustment Event with respect to a Loan has occurred and is in effect, an amended value determined by the Administrative Agent in its sole discretion following the relevant Value Adjustment Event; provided that, with respect to a Value Adjustment Event pursuant to clauses (b), (d) (as a result of clause (a) or (b) (if with respect to clause (b), then solely with respect to any due date for payment of principal (other than an extension of the maturity date)) of the definition of Material Modification), or (e) of the definition of Value Adjustment Event, in each case, the Assigned Value of such Loan shall be zero; provided further that, upon the occurrence of a Value Adjustment Event pursuant to clause (f) of the definition thereof, the Assigned Value of such Loan shall be automatically and immediately reduced to an amount equal to (x) the least of the Assigned Value for such Loan immediately prior to the occurrence of such Value Adjustment Event minus (y) fifteen percentage points (provided that, such reduced Assigned Value shall be further reduced by fifteen percentage points for each thirty (30) calendar day period following the occurrence of such Value Adjustment Event during which the applicable financial statements or related reports remain outstanding (provided that if a Value Adjustment Event as a result of clause (h) of the definition of “Material Modification” has occurred with respect to the applicable Obligor Financial Statements prior to the occurrence of such Value Adjustment Event pursuant to clause (f) of the definition thereof, the foregoing automatic reductions in the Assigned Value may be waived or postponed by the Administrative Agent in its sole discretion)); provided further that, the Borrower may request that the Administrative Agent reevaluate the amended Assigned Value of any Loan whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event, and the Administrative Agent may, in its sole discretion, assign a new amended Assigned Value to such Loan. The amended Assigned Value of each Loan shall be communicated by the Administrative Agent to the Borrower and the Collateral Manager pursuant to an Assigned Value Notice.

(b) For the avoidance of doubt, the Assigned Value of any Loan that is not an Eligible Loan shall be zero.

(c) Notwithstanding the foregoing, with respect to any Eligible Loan, if (A) the Administrative Agent determines the amended Assigned Value of an Eligible Loan subsequent to a Value Adjustment Event and (B) the product of such amended Assigned Value multiplied by the Applicable Leverage Ratio of such Eligible Loan at the time of such determination is less than the product of the initial Assigned Value of such Eligible Loan multiplied by the Applicable Leverage Ratio of such Eligible Loan at the time such Eligible Loan was first included as part of the Collateral, then the Borrower may (at its expense) retain any Approved Valuation Firm to determine the Dispute Right Assigned Value of such Eligible Loan and if the Dispute Right Assigned Value (expressed as a percentage of par) determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the amended Assigned Value, the Dispute Right Assigned Value shall become the Assigned Value of such Eligible Loan; provided that the Assigned Value of such Eligible Loan shall be the amended Assigned Value (expressed as a percentage of par) assigned by the Administrative Agent until such Approved Valuation Firm has determined its value; provided, further, that in no event shall such new Assigned Value exceed the Assigned Value determined pursuant to clause (a)(i) or (a)(ii) above; provided, further, that (i) the Borrower may only have a

Dispute Right Assigned Value determined for any given Eligible Loan one (1) time during the term of this Agreement and (ii) the aggregate number of Eligible Loans for which the Borrower may have a dispute right in any twelve-month period shall not exceed the lesser of ten (10) and 30% of the aggregate number of Eligible Loans at such time. The value determined by such Approved Valuation Firm shall take into account any credit deterioration or underperformance specifically related to such Eligible Loan.

“Assigned Value Notice”: A written notice (which may be in the form of an e-mail) delivered by the Administrative Agent to the Borrower and the Collateral Manager specifying the value of a Loan determined in accordance with the terms of the definition of “Assigned Value” in this Section 1.1.

“Assignment and Assumption”: An assignment and assumption agreement in the form of Exhibit K to this Agreement (appropriately completed) delivered in connection with an assignment by any Lender pursuant to Section 12.16.

“Availability”: As of any Measurement Date, an amount equal to the least of (a) the Facility Amount; (b)(i) the product of (A) the Borrowing Base as of such date multiplied by (B) the Weighted Average Advance Rate, minus (ii) the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account plus (iii) the Dollar Equivalent of the amount of funds on deposit in the Pre-Funded Loan Account as of such date that are the proceeds of Loan Advances plus (iv) the Dollar Equivalent of the amount of Principal Collections on deposit in the Principal Collection Account as of such date; and (c)(i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus, (ii) the Minimum Credit Enhancement Amount minus (iii) the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account plus (iv) the Dollar Equivalent of the amount of funds on deposit in the Pre-Funded Loan Account as of such date that are proceeds of Loan Advances plus (v) the Dollar Equivalent of the amount of Principal Collections on deposit in the Principal Collection Account as of such date.

“Available Capital”: The sum of (i) Unrestricted Cash and cash equivalents of the Fund and the Borrower, (ii) any amounts available to be drawn under revolving lines of the Fund or the Borrower (including any undrawn Availability) and (iii) available capital commitments from subscribers or partners of the Fund to fund capital calls that have not been called and remain outstanding (net of any capital call or subscription line borrowings).

“Available Funds”: With respect to any Quarterly Payment Date, all amounts on deposit in the Collection Account which were due on or prior to the most recent Determination Date, and actually received by the date of the applicable Quarterly Payment Date Report.

“Available Tenor”: As of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 12.18.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a fluctuating per annum interest rate equal to the highest of (a) the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the Federal Funds Rate plus 0.50% and (c) zero.

“BDC Coverage Event”: The Collateral Manager fails to maintain the asset coverage ratio required of a “business development company” under the 1940 Act.

“Benchmark”: Initially, at the option of the Borrower: (i) Daily Simple SOFR; or (ii) with respect to any Interest Period, the alternative set forth below that is selected by the Borrower with written notice to the Administrative Agent no less than three (3) U.S. Government Securities Business Days prior to such Interest Period: (a) Term SOFR for an Available Tenor of one-month’s duration; or (b) Term SOFR for an Available Tenor of three-month’s duration;

provided that (x) if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to either (but not both) of Term SOFR or Daily Simple SOFR, then “Benchmark” shall mean the alternative set forth above for which the Benchmark Transition Event and the related Benchmark Replacement Date has not occurred, and (y) if a Benchmark Transition Event has occurred with respect to both Term SOFR and Daily Simple SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.18

“Benchmark Replacement”: For any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates, timing (but not frequency) of making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Spread Adjustment”: With respect to (a) Daily Simple SOFR or Term SOFR for an Available Tenor of one-month’s duration, an amount equal to 0% and (b) Term SOFR for an Available Tenor of three-month’s duration, an amount equal to 0.15% (15 basis points).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.18. Notwithstanding the foregoing, for so long as the “Benchmark” is determined by reference to Term SOFR or Daily Simple SOFR, no Benchmark Unavailability Period shall be deemed to have occurred until the Benchmark Replacement Date shall have occurred with respect to each such benchmark rate.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower Interest Collections”: With respect to the Borrower, as of any date, an amount equal to the Dollar Equivalent of the aggregate amount of Interest Collections received in the Collection Accounts with respect to the Loans for the preceding four (4) Accrual Periods; provided that, with respect to any time period for which four (4) Accrual Periods of such amounts are not available, Borrower Interest Collections shall be determined based on annualizing such amounts as are available for the Borrower.

“Borrowing Base”: As of any Measurement Date, an amount equal to the difference of (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus (ii) an amount equal to the Excess Concentration Amount as of such date minus (iii) the Approved Foreign Currency Reserve; provided that any Loan which at any time is no longer an Eligible Loan shall not be included in the calculation of “Borrowing Base” until such time as the notice required pursuant to Section 5.3(j)(iv) is delivered with respect thereto.

“Borrowing Base Certificate”: A certificate setting forth the calculation of the Borrowing Base and the Availability as of each Measurement Date, in the form of Exhibit A-4, prepared by the Collateral Manager and certified by Responsible Officer thereof.

“Borrowing Base Deficiency”: The amount by which, on any date of determination, (a) the Advances Outstanding exceed (b) Availability.

“Borrowing Base Tower Cash Flow Loan”: A Tower Cash Flow Loan for which a portion of the availability for the applicable Obligor is comprised of a percentage of costs incurred on any “development tower assets” (referring to recently completed and in-construction tower and land assets) or any comparable term.

“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Quarterly Payment Date; provided that the Breakage Costs in respect of any such payment by the Borrower on any Quarterly Payment Date shall be deemed to be zero. All Breakage Costs shall be due and payable hereunder on each Quarterly Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender in any such writing of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Business Day”: Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or in the city in which the principal Corporate Trust Office of the Collateral Custodian is located.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States or an Approved Foreign Currency as at the time shall be legal tender for payment of all public and private debts in the applicable jurisdiction.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events: (a) the Investment Advisor ceases to be the investment advisor of the Fund (without the consent of the Administrative Agent in its sole discretion), unless the replacement Investment Advisor has been approved by the Administrative Agent (any such replacement, a “Permitted Removal”); provided that, upon request of any limited partner of the Fund in connection with the removal of the Investment Advisor by a Majority in Interest (as defined in the Fund Operating Agreement) pursuant to the provisions of the Fund Operating Agreement, the Administrative Agent will, without unreasonable delay, confirm whether or not such proposed Investment Advisor will receive credit approval, and any subsequent appointment of such proposed and approved Investment Advisor as subsequent Investment Advisor shall not constitute a Change of Control, (b)(i) the Fund ceases to own and control, of record and beneficially, directly or indirectly, 100.00% of the equity interests of the Equityholder or (ii) the Equityholder ceases to own and control, of record and beneficially, directly or indirectly, 100.00% of the equity interests of the Borrower, in each case, free and clear of all Liens other than Liens created under the Transaction Documents or otherwise approved in writing by the Administrative Agent and the Required Lenders in their respective sole discretion or (c) the Collateral Manager ceases to be the collateral manager of the Borrower unless a Replacement Collateral Manager has been appointed pursuant to Section 6.11(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: The meaning specified in Section 8.1(a).

“Collateral Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Custodian”: State Street Bank and Trust Company, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 7.5.

“Collateral Custodian Fee”: The fees, expenses and indemnities set forth as such in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document. Notwithstanding any other provision of this Agreement or the Collateral Custodian Fee Letter, the Collateral Custodian agrees that the aggregate amount of fees, expenses and indemnity payments included in the Collateral Custodian Fee payable pursuant to Sections 2.7(a)(2), 2.7(b)(1) and 2.8(2) shall be not greater than $175,000 during any rolling 12-month period.

“Collateral Custodian Fee Letter”: The fee letter dated as of February 10, 2023, among the Collateral Custodian, the Securities Intermediary, the Borrower and the Collateral Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Custodian Termination Notice”: The meaning specified in Section 7.5.

“Collateral Management Standard”: With respect to the servicing, management, origination and administration of each Loan, and the Collateral taken as a whole, a standard requiring a degree of care, skill and diligence comparable to (i) the highest of (x) that which the Collateral Manager exercises for its own account; (y) that which the Collateral Manager exercises for the accounts of others; and (z) that which would be reasonable and customary practices of a similarly-situated, institutional collateral manager similarly engaged with respect to portfolios comprised of similar assets and subject to similar investment objectives and restrictions; and (ii) to the extent not inconsistent with the foregoing, the Collateral Manager’s customary standards, policies and procedures.

“Collateral Manager”: Initially Phillip Street Middle Market Lending Fund LLC, as collateral manager, together with its permitted successors and permitted assigns, acting solely pursuant to the terms of this Agreement or any other Person becoming Collateral Manager pursuant to the terms of this Agreement.

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a) any failure by the Collateral Manager to make any payment, transfer or direct the deposit into the Collection Account as required by this Agreement, which failure continues unremedied for a period of three (3) Business Days after a Responsible Officer of the Collateral Manager receives written notice or has actual knowledge of such failure;

(b) any failure on the part of the Collateral Manager duly to observe or perform in any material respect any covenants or agreements of the Collateral Manager set forth in any Transaction Document to which the Collateral Manager is a party (including any material delegation of the Collateral Manager’s duties other than to the Investment Advisor) and the same continues unremedied, to the extent capable of being cured, for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of any Loan Party or (ii) the date on which a Responsible Officer of any Loan Party acquires knowledge of such failure;

(c) the failure of the Collateral Manager to make any payment when due (whether or not waived but after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of $5,000,000 in the aggregate, or the occurrence of any event or condition, in each case, that has resulted in the acceleration of such recourse debt or other obligations;

(d) an Insolvency Event shall occur with respect to the Collateral Manager;

(e) the occurrence of an Event of Default;

(f) the occurrence of any Change of Control;

(g) any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring two (2) Business Days (or, except with respect to any Quarterly Payment Date Report, such later date as agreed to by the Administrative Agent in its sole discretion) after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;

(h) any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect, and the same continues unremedied, to the extent capable of being cured, for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of any Loan Party or (ii) the date on which any Loan Party acquires knowledge of such failure;

(i) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate (net of any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(j) other than in connection with a Permitted Removal, the Investment Management Agreement shall fail to be in full force and effect or shall have been amended, in each case as determined in the reasonable judgment of the Collateral Manager, in a manner that materially and adversely impairs the ability of the Collateral Manager to perform its obligations under the Transaction Documents, without the prior written consent of the Administrative Agent;

(k) the Collateral Manager shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration of the Collateral Manager as an “investment company” within the meaning of the 1940 Act and, in either case, the Collateral Manager is not so registered;

(l) a failure of the Investment Advisor to maintain at least $5,000,000,000 of invested assets under management (measured on the last day of any fiscal quarter of the Investment Advisor and measured, for purposes of this Agreement, to include all invested assets under management of the Investment Advisor); or

(m) any of the following events occur with respect to the Collateral Manager:

(i) a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by the Collateral Manager in a settlement of any lawsuit, that it has committed fraud, willful misconduct, or a material violation of applicable securities laws, in each case which has a material adverse effect on the business of the Collateral Manager or the ability of the Collateral Manager to perform its duties under the Transaction Documents to which it is a party; or

(ii) a conviction of, or plea of guilty or nolo contendere by a director or any senior officers of the Collateral Manager in respect of a felony in connection with any activity of any Loan Party or any of its Subsidiaries and such person continues to be employed by the Collateral Manager for a period of five (5) Business Days thereafter.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Proceeds, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees, settlement payments, re-financing amounts, rent, like-kind payments, recoveries, guaranty payments or other amounts received in respect thereof and cash proceeds or other funds received by the Borrower or the Collateral Manager, as applicable, with respect to any Underlying Assets (including from any guarantors) (but excluding, in each case, (i) any Excluded Amounts and (ii) any amounts received by the Borrower from an Obligor following the sale of the related Loan by the Borrower pursuant to Section 2.14 which the Borrower is required to pay to the purchaser of such Loan) and (b) interest earnings on Permitted Investments or otherwise credited to, or on deposit in, any Account; provided that, for the avoidance of doubt, “Collections” shall not include amounts on deposit in the Unfunded Exposure Account which either (A) do not represent proceeds of Permitted Investments or (B) previously represented proceeds of Permitted Investments but were deposited in the Unfunded Exposure Account pursuant to Section 2.7.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Loan Advances in accordance herewith in an aggregate amount not to exceed (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the Dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, as such amounts may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement, and (b) on or after the earliest to occur of the Revolving Period End Date, the Termination Date or the termination of the Commitment of such Lender, zero.

“Competitor”: Any of the following entities or any managed fund, Subsidiary or Affiliate thereof, in each case, that is not a bank or an insurance company: Antares Capital, Apollo Global Management, Inc., Ares Management Corporation, Brightwood Capital Advisors, LLC, Cerberus Capital Management, L.P., Fortress Investment Group LLC, Golub Capital, Kohlberg Kravis Roberts & Co. L.P., Owl Rock Capital Corporation, Silver Point Capital, L.P., Twin Brook Capital Partners or Whitehorse Capital.

“Compliance Certificate”: A compliance certificate to be delivered concurrently with the delivery of the financial statements referred to in Section 5.1(s)(i) and Section 5.1(s)(ii), in the form of Exhibit F.

“Consolidated Loan Advance”: The meaning specified in Section 2.10(e).

“Consolidation”: The meaning specified in Section 2.10(e).

“Continued Loan Advance”: The meaning specified in Section 2.10(e).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Custodian specified on Annex A hereto or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent.

“Cov-Lite Loan”: Any Loan that does not contain any Maintenance Covenants; provided that, a Loan described above which either contains a cross-default or cross-acceleration provision to another debt obligation of the underlying Obligor that is pari passu with or senior to such Loan, in each case, that requires the underlying Obligor to comply with a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

“Covenant Compliance Period”: The period beginning on the Effective Date and ending on the date on which the Commitments have been terminated and the Obligations have been paid in full.

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Quality Deterioration Event”: (i) The Obligor ~~Cash~~ Interest Coverage Ratio for any period of determination with respect to any Eligible Loan (other than any Recurring Revenue Loans or Tower Cash Flow Loans) (a) declines to 85.00% of the then applicable Original Obligor ~~Cash~~ Interest Coverage Ratio, and (b) is less than 1.50 to 1.00, (ii) with respect to any First Lien Loan or First Lien Last Out Loan, the Obligor Net Senior Leverage Ratio for any period of determination (x) increases by 0.50 times as compared to the then applicable

Original Obligor Net Senior Leverage Ratio, and (y) is greater than 4.00 to 1.00, (iii) with respect to any Second Lien Loan, the Obligor Net Total Leverage Ratio for any period of determination (x) increases by 0.50 times as compared to the then applicable Original Obligor Net Total Leverage Ratio, and (y) is greater than 4.00 to 1.00, (iv) with respect to any Recurring Revenue Loan, (A) the Obligor Debt-to-Recurring Revenue Ratio for any period of determination (x) increases by 0.25 times as compared to the then applicable Original Obligor Debt-to-Recurring Revenue Ratio and (y) is greater than 2.25 to 1.00 or (B) the Liquidity of the related Obligor for any period of determination (x) declines to 80% or less of the then applicable Original Obligor Liquidity and (y) the Obligor does not have sufficient Liquidity, as determined by the Collateral Manager in a commercially reasonable manner, to fund operations for the following twelve-month period or (v) with respect to any Tower Cash Flow Loan for any period of determination, the Obligor Tower Cash Flow declines by 10% as compared to the then applicable Original Obligor Tower Cash Flow.

“Currency”: Dollars or an Approved Foreign Currency.

“Custody Facilities”: The designated document custody office of the Collateral Custodian, which on the Effective Date is as specified on Annex A hereto immediately below the name of the Collateral Custodian or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent, the Borrower and the Collateral Manager.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default; provided that no BDC Coverage Event shall constitute a “Default” unless such event shall have occurred and been continuing for more than one fiscal quarter.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan”: Any Loan with respect to which any of the following events have occurred and is continuing with respect to such Loan or the related Obligor (as applicable):

(a) a default in respect of any payment of principal, interest or commitment or non-use fees under such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days); (b) the occurrence of an Insolvency Event with respect to the related Obligor; (c) any determination by the Collateral Manager or the Administrative Agent that such Loan is on non-accrual, is written off or is charged off, in each case, in accordance with the Collateral Management Standard; (d) a default under such Loan (other than a default described in clause (a) above), together with the election by any agent or requisite number of lenders (including the Borrower) required to take any such action to (i) accelerate the Loan or (ii) commence to enforce any of their other rights or remedies pursuant to the applicable Underlying Instruments; (e) any amount of such Loan has been waived or forgiven; or (f) events described in clause (a), (d) or (e) of the definition of “Material Modification” unless otherwise consented to in writing by the Administrative Agent in its sole discretion.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Loan Advances required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw (Unfunded) Loan”: A Loan that (i) requires one or more future advances to be made to the Obligor, (ii) specifies a maximum amount that can be borrowed on one or more borrowing dates within a fixed duration and (iii) does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such Loan shall only be considered a Delayed Draw (Unfunded) Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Deposit Account”: The meaning specified in Section 9-102 of the UCC.

“Development Basket Debt”: With respect to a Borrowing Base Tower Cash Flow Loan, the portion of outstanding indebtedness attributed to “development tower assets” (referring to recently completed and in-construction tower and land assets) or any comparable term, as determined in accordance with the Underlying Instruments. For the avoidance of doubt, the portion of outstanding indebtedness attributed to “development tower assets” shall be equal to (x) outstanding indebtedness multiplied by (y) the ratio of (i) development tower asset availability to (ii) total availability.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Disbursement Request”: A disbursement request from the Borrower and the Collateral Manager to the Administrative Agent and the Collateral Custodian, in the form attached hereto as Exhibit A-9 in connection with a disbursement request from the Pre-Funded Loan Account in accordance with Section 2.9(f).

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Dispute Right Assigned Value”: With respect to a Loan, the Assigned Value determined by an Approved Valuation Firm pursuant to clause (c) of the definition of “Assigned Value”.

“Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars to fund any Loan Advance, (b) the Required Lenders shall have notified the Administrative Agent, and Administrative Agent, acting reasonably, has determined that the rate at which deposits of Dollars offered to such Lender does not accurately reflect the cost to such Lender of making, funding or maintaining any Loan Advance; (c) the Required Lender shall have notified the Administrative Agent of the inability of such Lenders to obtain Dollars to make, fund or maintain any Loan Advance or (d) adequate and reasonable means do not exist for ascertaining the Benchmark for any requested Interest Period, including because the Benchmark is not available or published on a current basis.

“Dollar Equivalent”: On any date of determination, with respect to an amount denominated in an Approved Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Approved Foreign Currency based upon the spot selling rate at which an Approved Foreign Currency may be exchanged for Dollars on the FXC GO screen of the Bloomberg Financial Markets System at approximately 4:00 p.m. (New York Time) on such date. The Administrative Agent shall not have any responsibility for any calculation of a Dollar Equivalent amount made by the Collateral Manager. For avoidance of doubt, the Collateral Custodian shall not have any responsibility to calculate any Dollar Equivalent amount pursuant to this Agreement.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the last four (4) fiscal quarters with respect to the related Loan:

(1) the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Loan; and

(2) in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Loan and any parent that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (to the extent deducted in determining earnings from continuing operations for such period) (a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) EBITDA related to the periods prior to an add-on acquisition or add-on acquisition under letter of intent for such Obligor, (e) other non-cash charges and organization costs, (f) extraordinary losses in accordance with GAAP, (g) one-time, non-recurring or non-cash charges consistent with the applicable compliance statements and financial reporting packages provided by such Obligor, (h) change in deferred revenue, and (i) any other item the Borrower and the Administrative Agent mutually deem to be appropriate;

provided that, the aggregate amount to be added back to the earnings of an Obligor (A) pursuant to clauses (2)(e) through (2)(i) of this definition or (B) pursuant to adjustments to “reported EBITDA” or other term meaning non-adjusted EBITDA in the case of clause (1) for any period of calculation for any Obligor shall not exceed the EBITDA Add-Back Cap applicable to such Obligor; provided, further, that, at the request of the Borrower, the Administrative Agent may, in its reasonable discretion, approve add-backs to an Obligor’s net income in excess of the EBITDA Add-Back Cap applicable to such Obligor; provided, further, that with respect to any Obligor for which twelve months of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

“EBITDA Add-Back Cap”: With respect to any calculation of EBITDA for any Loan for which the Obligor on such Loan does not have EBITDA equal to or greater than $50,000,000 and a Specified Rating, a percentage for the Obligor on such Loan, computed without giving effect to any add-backs in clauses 2(e) through 2(i) (or adjustments to “reported EBITDA” or other term meaning non-adjusted EBITDA in the case of clause (1)) of the definition of “EBITDA” herein, equal to fifty percent (50%) of non-Adjusted EBITDA.

“Effective Date”: February 10, 2023.

“Eligible Loan”: Each Loan (i) for which the Administrative Agent has received the items set forth in Section 3.2(a) or 3.2(b), as applicable; and (ii) that satisfies each of the following eligibility requirements (unless otherwise waived by the Administrative Agent in its sole discretion):

(a) such Loan is a First Lien Loan, First Lien Last Out Loan, Second Lien Loan, Recurring Revenue Loan or Tower Cash Flow Loan;

(b) such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, the rights to service, administer and enforce the rights and remedies in respect of such Loan under the applicable Underlying Instruments inure to the benefit of the holder of such Loan or its designee (subject to the rights of any applicable agent), and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(c) such Loan is denominated and payable in Dollars or an Approved Foreign Currency and does not permit the currency in which such Loan is payable to be changed;

(d) the Obligor with respect to such Loan is an Eligible Obligor;

(e) such Loan is not an Equity Security or a component of an Equity Security and no portion thereof (including any conversion option, exchange option, warrant or other component thereof) is exchangeable or convertible into an Equity Security at the option of the related Obligor;

(f) such Loan is not subject to an offer of exchange, redemption, conversion or tender by its Obligor, or by any other Person, for cash, equity securities or any other type of consideration (other than a notice of prepayment in accordance with the terms of the Underlying Instruments);

(g) the Underlying Instruments with respect to such Loan provide that no part of the proceeds of such Loan or any other extension of credit made thereunder will be used to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or to extend “purpose credit” within the meaning of Regulation U;

(h) any payment made to the Borrower with respect to such Loan, is not subject to any withholding tax, fee or governmental charge unless (i) the Obligor thereunder is required under the terms of the related Underlying Instruments to make “gross-up” payments constituting 100.0% of such withholding tax, fee or governmental charge on an after-tax basis, or (ii) the amount of any such withholding tax, fee or governmental charge has been disclosed in writing to the Administrative Agent;

(i) as of the date such Loan is first included as part of the Collateral, such Loan is not a Defaulted Loan;

(j) as of the date such Loan is first included as part of the Collateral, if such Loan is a Delayed Draw (Unfunded) Loan, its Underlying Instruments do not permit the applicable Obligor to use the proceeds thereof to make principal, interest or other fee payments on Indebtedness for borrowed money of such Obligor;

(k) such Loan is not a construction loan or a project finance loan (it being understood that a Tower Cash Flow Loan is not a construction loan or a project finance loan);

(l) such Loan does not constitute a DIP Loan, bond, Structured Finance Obligation, Zero Coupon Obligation, lease, Finance Lease or chattel paper;

(m) as of the date any such Loan that is a Cov-Lite Loan is first included as part of the Collateral, the applicable Obligor has EBITDA greater than or equal to $50,000,000;

(n) such Loan provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment, in each case, at a price less than par;

(o) such Loan is not a Participation Interest, unless such Loan is acquired by the Borrower as part of the initial transfer of Loans from the Equityholder pursuant to the Equityholder Sale Agreement; provided that, such participations shall only remain eligible for fifteen (15) Business Days (or such longer period as the Administrative Agent may agree to in its sole discretion) after the date of such transfer;

(p) such Loan has a remaining term to stated maturity that does not exceed seven (7) years;

(q) unless such Loan is a PIK Loan, such Loan pays interest in Cash no less frequently than semi-annually;

(r) the repayment of such Loan is not subject to any material non-credit related risk (for example, a payment on a Loan of which is expressly contingent upon the occurrence or nonoccurrence of a catastrophe), as determined by the Collateral Manager in accordance with the Collateral Management Standard;

(s) is not an obligation (other than a Revolving Loan or a Delayed Draw (Unfunded) Loan) pursuant to which any future advance or funding to the Obligor may be required to be made by the Borrower;

(t) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(u) the primary Underlying Asset for such Loan is not real property;

(v) such Loan is in the form of and is treated by the Borrower as indebtedness of the related Obligor and is not a United States real property interest as defined under Section 897 of the Code;

(w) such Loan is not an interest only security;

(x) such Loan is not a letter of credit (provided this does not exclude Revolving Loans that include a letter of credit sub facility so long as the Borrower is not the issuer of letters of credit thereunder);

(y) such Loan is Registered;

(z) [reserved];

(aa) at the time of acquisition by the Borrower and each determination date, if such Loan is a First Lien Loan, the applicable Obligor meets the Obligor Net Senior Leverage Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a First Lien Loan causing such Loan to be in excess of the Obligor Net Senior Leverage Ratio requirement to be a Tier 3 Obligor, but less than 7.25 to 1.00, shall be treated as a Second Lien Loan for the purpose of determining the Advance Rate; provided, further, that any portion of a First Lien Loan causing such Loan to be in excess of a 7.25 to 1.00 Obligor Net Senior Leverage Ratio shall be deemed to have an Assigned Value of zero ($0);

(bb) at the time of acquisition by the Borrower and each determination date, if such Loan is a First Lien Last Out Loan or a Second Lien Loan, the applicable Obligor meets the Obligor Net Total Leverage Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a First Lien Last Out Loan or Second Lien Loan causing such Loan to be in excess of the required Obligor Net Total Leverage Ratio for a Tier 3 Obligor shall be deemed to have an Assigned Value of zero ($0);

(cc) at the time of acquisition by the Borrower and each determination date, if such Loan is a Recurring Revenue Loan, the applicable Obligor meets the Obligor Debt-to-Recurring Revenue Ratio requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a Recurring Revenue Loan causing such Loan to be in excess of the required Obligor Debt-to-Recurring Revenue Ratio for a Tier 3 Obligor shall be deemed to have an Assigned Value of zero ($0);

(dd) at the time of acquisition by the Borrower and each determination date, if such Loan is a Tower Cash Flow Loan, the applicable Obligor meets the Obligor Tower Cash Flow Multiple requirement to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor, as applicable; provided that any portion of a Tower Cash Flow Loan causing such Loan to be in excess of the required Obligor Tower Cash Flow Multiple for a Tier 3 Obligor shall be deemed to have an Assigned Value of zero ($0);

(ee) at the time of acquisition, if such Loan is a Tower Cash Flow Loan, such Loan has a minimum enterprise value of at least $75,000,000 as calculated by the Collateral Manager in good faith and in a commercially reasonable manner;

(ff) at the time of acquisition, if such Loan is a Second Lien Loan, the applicable Obligor has EBITDA greater than or equal to $10,000,000;

(gg) at the time of acquisition, if such Loan is a First Lien Loan or First Lien Last Out Loan, the applicable Obligor has EBITDA greater than or equal to $5,000,000;

(hh) at all times, if such Loan is a Recurring Revenue Loan, the applicable Obligor has Recurring Revenue greater than $0, and if such Loan is a First Lien Loan, First Lien Last Out Loan or Second Lien Loan, the applicable Obligor has EBITDA greater than $0;

(ii) at the time of acquisition, if such Loan is a Recurring Revenue Loan, the applicable Obligor has Recurring Revenue of at least $20,000,000;

(jj) at the time of acquisition, if such Loan is a Tower Cash Flow Loan, the applicable Obligor has an Obligor Tower Cash Flow of at least $3,500,000;

(kk) at all times, if such Loan is a Tower Cash Flow Loan, the applicable Obligor has an Obligor Tower Cash Flow greater than $0;

(ll) at the time of acquisition, such Loan, and any payment made with respect to such Loan, has not been more than thirty (30) days past due with respect to any payment of interest or principal of such Loan within the preceding twelve (12) months;

(mm) [reserved];

(nn) at the time of acquisition, if such Loan is a Recurring Revenue Loan, the applicable Obligor has sufficient Liquidity to fund operations for the next 24 months based on the projections provided by the Obligor;

(oo) [reserved];

(pp) such Loan and any Underlying Assets (or, with respect to subclause (ii), the acquisition thereof) (i) comply in all material respects with all Applicable Laws and

(ii) will not cause any Secured Party (in its commercially reasonable judgment and as evidenced by a written notice from such Secured Party) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Secured Party;

(qq) such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties;

(rr) such Loan, together with the Underlying Instruments related thereto,

(i) contains provisions substantially to the effect that such Loan and such Underlying Instruments constitute the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with their terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any (A) litigation or dispute that the Collateral Manager reasonably believes would have a material adverse effect on the value of the Loan or (B) offset, right of rescission, counterclaim or defense to payment, (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Transferor, the Equityholder, the Borrower or any assignee of the Borrower and (iv) contain provisions requiring customary covenant compliance and other reporting requirements;

(ss) such Loan (1) was originated and underwritten, or purchased and re-underwritten, by the Transferor or any of its Affiliates in accordance with the Collateral Management Standard and (2) is fully documented to the satisfaction of the Administrative Agent;

(tt) the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Administrative Agent a valid and perfected first priority security interest in the Loan and Underlying Instruments, for the benefit of the Secured Parties;

(uu) other than those related solely to environmental matters, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition or transfer of such Loan have been duly obtained, effected or given and are in full force and effect;

(vv) in connection with environmental matters, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition or transfer of such Loan have been duly obtained, effected or given and are in full force and effect, except where the failure to have such obtained, effected or given could not reasonably be expected to have a Material Adverse Effect;

(ww) such Loan requires the related Obligor to pay customary maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related, underlying collateral of such Loan;

(xx) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from exercising any of their respective rights hereunder or obtaining all necessary information with regard to such Loan, so long as the Administrative Agent or such Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments

(yy) all information provided by the Borrower or the Collateral Manager with respect to such Loan is true, correct and complete in all material respects; provided that neither the Borrower nor the Collateral Manager shall be responsible for, nor have any liability with respect to, any factual information furnished to it by any third party not affiliated with it, except to the extent that a Responsible Officer of such Person has actual knowledge that such factual information is inaccurate in any material respect;

(zz) such Loan or any related Underlying Instrument has not been found to be illegal or unenforceable by the decision of a court of law or a Governmental Authority in a proceeding brought by the related Obligor, any other party obligated with respect to such Loan, or any Governmental Authority;

(aaa) as of the date such Loan is first included as part of the Collateral, there are no proceedings pending or, to the best of the Borrower’s knowledge, threatened in writing wherein the Obligor of such Loan, any other obligated party or any governmental agency has alleged that such Loan or the Underlying Instrument which creates such Loan is illegal or unenforceable;

(bbb) if such Loan is acquired by the Borrower from the Equityholder, each of the Equityholder and (if the Loan was previously acquired from the Transferor) the Transferor has caused its records to clearly and unambiguously indicate that such Loan has been sold to the Borrower (or, in the case of the Transferor, to the Equityholder);

(ccc) no selection procedure reasonably believed by the Transferor, the Collateral Manager or the Borrower to be adverse to the interest of the Lenders in any material respect was utilized in the selection of such Loan for inclusion in the Collateral;

(ddd) if more than one (1) Loan has been made to the Obligor, then each such Loan is (i) cross-collateralized and cross-defaulted, (ii) owned by the Borrower and pledged as Collateral hereunder or (iii) subject to an intercreditor agreement in form and substance satisfactory to the Collateral Manager in its reasonable discretion;

(eee) as of the date such Loan is first included as part of the Collateral, the value of the Underlying Assets securing the Loan (or the enterprise value of the underlying business determined in accordance with a methodology reasonably acceptable to the Administrative Agent) at the time such Loan was purchased, equals or exceeds the outstanding principal balance of such Loan plus the aggregate outstanding balances of all other loans of equal seniority secured by the same Underlying Assets;

(fff) the Underlying Instruments with respect to such Loan contain a requirement that the applicable underlying Obligor deliver (i) quarterly financial statements after the end of each of the first three fiscal quarters of each fiscal year of the Obligor (commencing with the later of (x) the first quarterly reporting period required under the applicable Underlying Instruments, which shall be no greater than two (2) full quarterly reporting periods after the initial closing of such Loan and (y) the quarterly reporting period ending immediately prior to the date such Loan is first included as part of the Collateral), and (ii) audited annual financial statements after the end of each fiscal year of the Obligor;

(ggg) as of the date such Loan is first included in the Borrowing Base, the Administrative Agent has received, via a Platform, (1) a duly executed copy of the loan agreement, credit agreement, indenture or other principal agreement pursuant to which the Loan has been issued or created; (2) a duly executed copy of each transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower; (3) the Borrower’s internally approved credit/underwriting presentation (unless such credit/underwriting presentation was not prepared or received by the Borrower in connection with an amendment or other modification to a Loan); (4) the most recent year’s audited financial statements with respect to the applicable Obligor (or, if audited financial statements are not available, (i) the most recent year’s quality of earnings report with respect to such Obligor, or (ii) the pro forma financial statements with respect to such Obligor, if such Obligor is a newly formed Person); and (5) the most recent covenant compliance certificate, if any, required to be provided to the Borrower with respect to such Loan;

(hhh) the Administrative Agent has received or will receive, via a Platform, within 30 days (or such longer period as agreed by the Administrative Agent in its sole discretion) of the date such Loan is first included in the Borrowing Base all Required Loan Documents and the Loan File with respect to such Loan; provided that, to the extent a Loan is no longer an Eligible Loan due to non-compliance with this clause (hhh), such Loan shall be deemed to be an Eligible Loan as of the date such previously undelivered Required Loan Documents and/or Loan File have been delivered to the Administrative Agent; and

(iii) such Loan is a Noteless Loan.

“Eligible Obligor”: On any date of determination, any Obligor (or guarantor, as applicable) that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not an Affiliate of any Loan Party;

(d) is organized, incorporated and domiciled in the United States or any state thereof or an Approved Foreign Country;

(e) is not the subject of and, to the best of the Borrower’s knowledge is not threatened in writing with any proceeding which would result in, an Insolvency Event with respect to such Obligor and, as of the date on which such Loan becomes part of the Collateral, to the Borrower’s knowledge, such Obligor has not experienced a material adverse change in its condition, financial or otherwise;

(f) does not derive any portion of its business from payday lending, pawn shops, adult entertainment, internet gambling companies, marijuana related businesses, automobile title loans, tax refund anticipation loans, credit repair services, debt relief or debt settlement services, drug paraphernalia, fireworks distributors, tax evasion, assault weapons or firearms manufacturing, businesses engaged in predatory lending practices, strip mining, online dating or dating applications, unless prior written approval by the Administrative Agent in its sole discretion has been obtained; and

(g) is not (i) a country, territory, organization, person or entity named on an Office of Foreign Assets Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns; or (v) any Person controlled by, controlling, or a controlled Affiliate of, any Person meeting any of the criteria set forth in clauses (i) through (iv) above.

“Eligible Repurchase Obligations”: Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) of the definition of Permitted Investments.

“Equity Cure Notice”: A written notice and certification from the Borrower to the Administrative Agent which satisfies each of the following conditions:

(a) such notice and certification is delivered to the Administrative Agent not later than three (3) Business Days after the occurrence of a Borrowing Base Deficiency; and

(b) such notice and certification certifies that (i) the Fund has made a capital call on its investors in an aggregate amount sufficient to cure the Borrowing Base Deficiency referenced in clause (a) above upon the contribution of the proceeds of such capital call to the Borrower (together with copies of capital call notices) or (ii) the Fund has made other arrangements acceptable to the Administrative Agent to otherwise cure the Borrowing Base Deficiency referenced in clause (a) above within the timeframe specified in Section 9.1(q) (together with evidence satisfactory to the Administrative Agent (in its sole discretion)).

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan.

“Equityholder”: Phillip Street Middle Market Lending Investment Holdings LLC, a Delaware limited liability company.

“Equityholder Sale Agreement”: The Sale and Contribution Agreement, dated as of the Effective Date, among the Equityholder and the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”: The meaning specified in Section 11.10(a).

“Erroneous Payment Subrogation Rights”: The meaning specified in Section 11.10(d).

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Excess Concentration Amount”: As of any date of determination (and after giving effect to all Eligible Loans to be purchased or sold by the Borrower as of such date), the Dollar Equivalent of the sum of the following amounts (without duplication):

(a) for the avoidance of doubt, solely during any time in which any of the three largest Loans owned by the Borrower are not Tower Cash Flow Loans or First Lien Loans to Obligors with EBITDA of at least $10,000,000, with respect to each Eligible Loan that is a (i) First Lien Last Out Loan, (ii) Second Lien Loan, (iii) First Lien Loan with respect to which the applicable Obligor has EBITDA of less than $10,000,000 and/or (iv) Recurring Revenue Loan, the excess, if any, of (I) the Adjusted Borrowing Value of such Eligible Loan minus (II) the Adjusted Borrowing Value of the Eligible Loan (other than an Eligible Loan that is of the type referred to in clauses (i) through (iv)) in the Collateral with the third highest Adjusted Borrowing Value;

(b) the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each of those Eligible Loans that are obligations of the three (3) Obligors with the largest Obligor Exposure included in the Collateral minus (ii) the greater of (A) $~~14,500,000~~28,800,000 and (B) 7.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(c) except with respect to the Loans described in clause (b) above, the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each Eligible Loan of any single Obligor and its Affiliates minus (ii) the greater of (A) $~~9,500,000~~19,200,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(d) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in any single GICS Industry Classification minus (ii) (A) with respect to the GICS Industry Classification representing the highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1)  $~~38,500,000~~76,900,000 and (2) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (B) with respect to the GICS Industry Classifications representing the second highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~33,750,000~~67,300,000 and (2) 17.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (C) with respect to the GICS Industry Classifications representing the third highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~28,750,000~~57,600,000 and (2) 15.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and (D) with respect to the GICS Industry Classifications other than those covered in clauses (A), (B) and (C) hereof, the greater of (1) $~~19,250,000~~38,400,000 and (2) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; provided that, for purposes of calculating the excess amount under this clause (d), if any, any Tower Cash Flow Loan shall be excluded from the aggregate Adjusted Borrowing Value of the Eligible Loans referenced in clauses (A), (B),(C) and (D) hereof;

(e) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in Wireless Telecommunication Services (excluding any Tower Cash Flow Loan) minus (ii) the greater of (1) $19,200,000 and (2) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral (excluding any Tower Cash Flow Loan);

(~~e~~f) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans minus (ii) the greater of (A) $~~38,500,000~~76,900,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~f~~g) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans, First Lien Last Out Loans or Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein minus (ii) the greater of (A)  $~~57,750,000~~115,300,000 and (B) 30.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~g~~h) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Recurring Revenue Loans minus (ii) the greater of (A) $~~19,250,000~~76,900,000 and (B) ~~10.00~~20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~h~~i) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Tower Cash Flow Loans minus (ii) the greater of (A) $~~38,500,000~~76,900,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~i~~j) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are PIK Loans or Partial PIK Loans (other than Permitted Partial PIK Loans) minus (ii) the greater of (A)  $~~19,250,000~~38,400,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~j~~k) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans, other than PIK Loans, which pay interest in Cash less frequently than quarterly, minus (ii) the greater of (A)  $~~9,500,000~~19,200,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~k~~l) the excess, if any of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with underlying Obligors with EBITDA less than $10,000,000 at the time of acquisition minus (ii) the greater of (A)  $~~38,500,000~~76,900,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~l~~m) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are payable in Approved Foreign Currency minus (ii) the greater of (A) $~~19,250,000~~38,400,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~m~~n) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Loans to Obligors domiciled in an Approved Foreign Country minus (ii) the greater of (A)  $~~19,250,000~~38,400,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

~~(n) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that have final maturities greater than six (6) years minus (ii) the greater of (A) $38,500,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;~~

(o) [reserved];

(~~o~~p) the excess, if any, of (i) the sum of (x) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Revolving Loans plus (y) the aggregate unfunded portion of those Eligible Loans that are Revolving Loans plus (z) the aggregate unfunded portion of Eligible Loans that are Delayed Draw (Unfunded) Loans minus (ii) the greater of (A) $~~19,250,000~~38,400,000 and (B) 10.00% of the aggregate Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(~~p~~q) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Cov-Lite Loans minus (ii) the greater of (A) $~~19,250,000~~38,400,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and

(~~q~~r) the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are fixed rate obligations minus (ii) the greater of (A) $~~19,250,000~~38,400,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

provided that, (x) during the Revolving Period, as of the date of any increase or decrease in the Facility Amount, the Dollar amounts set forth in clauses (b) through (q) above shall automatically be increased or decreased, as applicable, in proportion to the amount of such increase or decrease, as applicable, in the Facility Amount and (y) on and after the Revolving Period End Date, the Dollar amounts, as adjusted pursuant to clause (x), shall remain unchanged from such amounts as of the Revolving Period End Date, notwithstanding any change in the Facility Amount following such date.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount (x) was not originally paid using Collections (it being understood that once Collections are distributed to the Transferor, they are no longer Collections) and (y) is attributable to (i) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of other out-of-pocket expenses or insurance premiums, (iii) any payments or reimbursements related to indemnification obligations, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error (including, for the avoidance of doubt, any amount received with respect to any Loan that is not part of the Collateral because it is replaced, sold or otherwise transferred).

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan Advance pursuant to a law in effect on the date on which (x) such Lender acquires such interest in a Loan Advance (other than pursuant to an assignment request by the Borrower under Section 2.17) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 2.13(g) and (d) any Taxes imposed under FATCA.

“Exposure Amount Shortfall”: The meaning specified in Section 2.2(e).

“Facility Amount”: As of any date, an amount equal to the lesser of (a) $~~250,000,000~~500,000,000 and (b) the aggregate principal amount of the Commitments provided by the Administrative Agent and the Lenders as of such date; provided that the Facility Amount may be increased pursuant to Section 2.18; provided, further, that the Facility Amount may not be increased without the written consent of the Borrower, the Administrative Agent and each Lender increasing its Commitment; and provided, further, that, on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof (including any Revenue Rulings, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention facilitating the implementation thereof (or any law, regulation or official interpretation implementing such Sections of the Code).

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, the greater of (a) 0.00% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: Individually and collectively, (i) that certain Fee Letter, dated as of February 10, 2023, between the Administrative Agent, the Borrower and the Collateral Manager and (ii) each additional Fee Letter executed between any Lender, the Borrower and the Collateral Manager, in each case, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Finance Lease”: Any transaction in which the obligations of a lessee to pay rent or other amounts under a lease are on a triple net basis and are required to be classified and accounted for as a capital lease on the balance sheet of such lessee under GAAP. A Finance Lease shall not include obligations structured to comply with foreign law or religious restrictions, including, but not limited to, Islamic Shari’ah.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant”: With respect to any Person, any covenant (or other provision having similar effect) requiring that such Person maintain at specified times (a) a maximum total leverage, maximum senior leverage, maximum first lien leverage, minimum fixed charge coverage, minimum debt service coverage, minimum EBITDA, or (b) another customary financial covenant approved by the Administrative Agent in its reasonable discretion.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, managing and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan (which is underwritten to EBITDA, as determined by the Collateral Manager in accordance with the Collateral Management Standard) that would otherwise be a First Lien Loan except that at any time prior to and/or after an event of default under the related Underlying Instruments of the related Obligor, any portion of such Loan will be repaid after one or more loans (or classes of loans) issued by the same Obligor (but which loan(s) or classes of loans are not a Permitted Pari Passu Revolving Loans, Permitted Priority Revolving Loans or Permitted Working Capital Facilities) have been paid in full in accordance with a specific waterfall of payments or other priority of payments; provided that the Administrative Agent may, in its sole discretion, designate an Eligible Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.

“First Lien Loan”: A Loan (which is underwritten to EBITDA, as determined by the Collateral Manager in accordance with the Collateral Management Standard) (i) that is secured by a valid first priority perfected security interest or Lien in, to or on specified collateral of the related Obligor, subject to purchase money Liens, customary Liens for taxes or regulatory charges not then due and payable (including by reason of contestation), Liens accorded priority by law in favor of the United States or any State or agency, and other permitted Liens under the related Underlying Instruments that are reasonable and customary for similar loans, (ii) for which the Collateral Manager determines in good faith and in accordance with the Collateral Management Standard that the enterprise value of the related Obligor or the value of the collateral securing the Loan (each as determined by the Collateral Manager in accordance with a methodology acceptable to the Administrative Agent) on the date such Loan is first included as part of the Collateral or on the date that any Value Adjustment Event occurs equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iii) that provides that the payment obligation of the Obligor on such Loan is senior to, and is not (and is not expressly permitted by its terms to become) subordinate in right of payment to, any other obligation for borrowed money of such Obligor, and (iv) that is not secured solely or primarily by the Capital Stock of its Obligor or any of such Obligor’s Affiliates; provided that, notwithstanding the requirements set forth above, a Loan shall not be precluded from constituting a First Lien Loan solely because the related Obligor also has a Permitted Pari Passu Revolving Loan, a Permitted

Priority Revolving Loan or a Permitted Working Capital Facility. For the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Loan unless the Administrative Agent, in its sole discretion, designates such Eligible Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.

“Fitch”: Fitch, Inc. or any successor thereto.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Fund”: Phillip Street Middle Market Lending Fund LLC.

“Fund Operating Agreement”: The Amended and Restated Limited Liability Company Agreement of the Fund, dated as of October 19, 2022, as the same may be amended, restated, modified or supplemented from time to time.

“Funding Date”: In the case of any Loan Advance, the proposed Business Day on which a Loan Advance is to be made after the receipt by the Administrative Agent, the Collateral Custodian and the Lenders of a Funding Notice, subject to the required notice provisions of and together with the other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting a Loan Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“General Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “General Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“GICS Industry Classification”: The industry classifications set forth in Schedule V hereto, as such industry classifications shall be updated with the consent of the Borrower, the Administrative Agent and the Required Lenders if MSCI Inc. publishes revised industry classifications.

“Governing Documents”: (a) With respect to any corporation or company or exempted company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) or the memorandum and articles of association, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or articles of association and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation, registration or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one (1) month instruments, “Aa2” and “P-1” for three (3) month instruments, “Aa3” and “P-1” for six (6) month instruments and “Aa2” and “P-1” for instruments with a term in excess of six (6) months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Commitment”: The meaning specified in Section 2.18.

“Increased Costs”: Any amounts required to be paid by the Borrower to the Administrative Agent or any Lender pursuant to Section 2.12.

“Incurrence Covenant”: A covenant by any Obligor to comply with one or more Financial Covenants only upon the occurrence of certain actions of such Obligor, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness”: With respect to any Person at any date without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than Investments and current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness of such Person under any swap, hedge or other similar transaction and (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Advance and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(t)(xxviii).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days,

(b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy”: With respect to any Loan, an insurance certificate evidencing insurance covering liability and physical damages to, or loss of, the related Underlying Assets.

“Interest”: For each (x) Interest Period, with respect to any Loan Advance bearing interest at Term SOFR and (y) Accrual Period, with respect to any other Loan Advance, the sum of the amounts determined (with respect to each day during such Interest Period or Accrual Period, as applicable) in accordance with the following formula:

IR x P x 1 D

where:

	IR	=	the Interest Rate applicable on such day;

	P	=	the Advances Outstanding on such day; and

	D	=	360 days (or, to the extent the Interest Rate is calculated using the Base Rate, 365 or 366 days, as applicable);

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Collections”: All payments of interest and fees on or received in respect of Loans and Permitted Investments, including (a) any payments of accrued interest received on the sale of Loans or Permitted Investments, (b) all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition and (c) origination, agency, structuring, management or other up-front fees, unused line, termination, make whole, prepayment and other fees in respect of the Loans; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Expense”: As of any date, an amount equal to the Dollar Equivalent of the amount of the aggregate amount payable (whether or not actually paid) by the Borrower in interest, costs and Non-Usage Fees pursuant to Section 2.7 during the preceding four (4) Accrual Periods; provided that, with respect to any time period for which four (4) Accrual Periods of such amounts are not available, Interest Expense shall be determined based on annualizing such amounts as are payable pursuant to Section 2.7.

“Interest Period”: Each period commencing on a Business Day selected by Borrower pursuant to this Agreement and ending one or three months thereafter (in each case, subject to the availability thereof), as selected by Borrower’s irrevocable notice to Administrative Agent, as set forth in Section 2.10(e); provided that the foregoing provision relating to Interest Periods is subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) with respect to Loan Advances, any Interest Period that would otherwise extend beyond the Revolving Period End Date shall end on the Revolving Period End Date;

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), shall end on the last Business Day of the calendar month at the end of such Interest Period;

(d) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan Advance during an Interest Period for such Loan Advance; and

(e) no tenor that has been removed from this definition pursuant to Section 12.18(d) shall be available for specification in any Funding Notice or Notice of Continuation.

“Interest Rate”: The sum of (a) the Benchmark, plus (b) the Applicable Spread plus (c) if applicable, the Benchmark Spread Adjustment; provided that, for the avoidance of doubt, “Interest Rate” shall mean the Base Rate plus the Applicable Spread under the applicable circumstances described in Section 2.12. Accrued and unpaid interest on Loan Advances shall be payable on each Quarterly Payment Date.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Advisor”: Goldman Sachs Asset Management, L.P., in its capacity as the Investment Manager under the Investment Management Agreement.

“Investment Management Agreement”: The Investment Management and Advisory Agreement, dated as of October 19, 2022, by and between the Investment Advisor and the Collateral Manager, as the same may be amended, modified, waived, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower (if applicable), a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Effective Date.

“Lender”: The meaning specified in the Preamble, including collectively, each financial institution (i) listed on Annex B as having Commitments or (ii) which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement and/or an Assignment and Assumption, as applicable, to the Administrative Agent and the Borrower (and for purposes of Section 2.12 and Section 2.13 of this Agreement any successor, assignee or participant).

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. For the avoidance of doubt, customary restrictions on transfers of a Loan pursuant to the related Underlying Instruments shall not be deemed to be a “Lien”.

“Liquidity”: With respect to any Recurring Revenue Loan for any Relevant Test Period, the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts.

“Loan”: Any commercial loan or note which is originated or acquired by the Transferor, the Equityholder or the Borrower or any of its Affiliates or which is otherwise acquired by the Borrower in the ordinary course of business.

“Loan Advance”: Each funding by the Lenders hereunder (including each advance made for the purpose of funding the Unfunded Exposure Account pursuant to Section 2.2(e)). The application of amounts on deposit in the Unfunded Exposure Account to fund a Revolving Loan or Delayed Draw (Unfunded) Loan in accordance with Section 2.9(e) shall not be considered a “Loan Advance”.

“Loan File”: With respect to each Loan, a file containing (a) each of the Required Loan Documents with respect to such Loan and (b) duly executed originals or copies of any other relevant documents relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: That certain list of Loans attached hereto as Schedule II, as such Schedule shall be deemed to be updated from time to time by reference to the list of Loans set forth on the most recently delivered Borrowing Base Certificate.

“Loan Modification”: Any amendment, restatement, supplement, waiver or other modification to any Underlying Instrument with respect to any Loan.

“Loan Modification Delivery Date”: With respect to any Loan Modification required to be delivered to the Administrative Agent pursuant to Section 6.8(d), the earlier of (x) thirty (30) days following the effective date of such Loan Modification and (y) the Monthly Reporting Date following the calendar month in which such Loan Modification was given effect.

“Loan Parties”: The Borrower, the Equityholder, the Transferor and the Collateral Manager.

“Loan Register”: The meaning specified in Section 5.3(k).

“Maintenance Covenant”: A covenant by any Obligor to comply with one or more Financial Covenants during each reporting period specified in the Underlying Instrument, whether or not such Obligor has taken any specified action; provided that, a covenant that otherwise satisfies the definition hereof and (i) only applies when certain amounts are outstanding or drawn under the related Loan and/or (ii) is not tested or in effect under the Underlying Instrument for a specified period of time after the Loan is originated (but, in any event, no more than two (2) full fiscal quarters after the loan is originated), shall be deemed to be a Maintenance Covenant. For the avoidance of doubt, “Maintenance Covenant” shall not include any covenant that is an Incurrence Covenant.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Equityholder or the Collateral Manager, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other

Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Collateral, (c) the rights and remedies of the Administrative Agent, the Lenders or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Equityholder or the Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ lien on the Collateral.

“Material Modification”: Any Loan Modification (it being agreed and understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the Underlying Instrument shall not constitute an amendment or waiver of, or modification or supplement to such Underlying Instrument) executed or effected on or after the date on which the Borrower acquired such Loan that:

(a) reduces or waives any or all of the principal amount of such Loan;

(b) waives, extends or postpones the final maturity date or any other due date for payment of outstanding amounts of such Loan or otherwise grants relief from any applicable borrowing base requirement under the applicable Underlying Instruments; provided that such waiver, extension or postponement shall not be a Material Modification if (1) such waiver, extension or postponement was not undertaken for the purpose of avoiding, delaying, or waiving the occurrence or continuance of, a payment default with respect to such Loan as certified by the Collateral Manager (which certification may be made by email) or (2) such waiver, extension or postponement is for less than five (5) days;

(c) waives one or more interest payments, reduces the amount of interest due, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than (i) any deferral or capitalization already expressly permitted by the terms of the Underlying Instruments or pursuant to the application of a pricing grid, in each case, as of the date such Loan was acquired by the Borrower or (ii) in connection with opportunistic extensions of maturity or repricings that are not resulting from deteriorating credit quality of the Obligor as certified by the Collateral Manager (which certification may be made by email)); provided that, the waiver of (or election not to impose) default interest shall not in and of itself constitute a Material Modification if made concurrently with the waiver of the event of default giving rise to the imposition of such default interest under the related Underlying Instruments;

(d) contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan;

(e) substitutes, alters or releases (other than as expressly permitted by such Underlying Instruments as of the date such Loan was acquired by the Borrower) the Underlying Assets securing such Loan, and each such substitution, alteration or release, as determined in the reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan;

(f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Net Total Leverage Ratio”, “~~Cash~~Total Interest Coverage Ratio”, “Debt-to-Recurring Revenue Ratio”, “Consolidated LMA Mature Tower TCF”, “Consolidated LQA Mature Tower TCF”, “Consolidated Adjusted LMA TCF”, “Consolidated Adjusted LQA TCF”, “Tower Cash Flow Leverage Ratio”, or “EBITDA” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof, or any covenant related thereto in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender; ~~or~~

(g) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) or the definition of any component thereof in a manner that the Administrative Agent determines in its reasonable discretion is materially adverse to the Administrative Agent or any Lender~~.~~; or

(h) waives, extends or postpones the delivery date for any Obligor Financial Statement beyond the deadlines set forth in clause (f) of the definition of “Value Adjustment Event”.

“Measurement Date”: Each of (i) the Effective Date; (ii) the date of any Funding Notice; (iii) the first Business Day in any calendar week if there was any Reinvestment, Discretionary Sale or Substitution pursuant to Section 2.14 and Section 3.2, as applicable, in each case, during the immediately preceding calendar week; (iv) each Monthly Reporting Date (provided that in each case that the Monthly Reporting Date is the applicable Measurement Date, the calculations reported as of such date shall be made as of the last day of the immediately preceding calendar month); (v) the date of any Pre-Funded Equity Acquisition effected in order to cure a Borrowing Base Deficiency pursuant to Section 2.9(g); and (vi) each other date requested by the Administrative Agent with at least five (5) Business Days advance notice.

“Minimum Credit Enhancement Amount”: As of any date, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loans owing by the three (3) Obligors which have the greatest Obligor Exposure.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Reporting Date”: The twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, with the first Monthly Reporting Date occurring on March 20, 2023, or with respect to any month in which a Quarterly Payment Date Report is required to be delivered, the day in such month on which such Quarterly Payment Date Report is required to be delivered pursuant to Section 5.1(q)(i).

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the aggregate Outstanding Balance of all Loans acquired by the Borrower prior to such date minus (b) the aggregate Outstanding Balance of all Loans (other than Warranty Loans and Zero Value Assets) received by the Transferor, the Equityholder or an Affiliate thereof prior to such date in connection with any Substitution or Discretionary Sale.

“Non-Usage Fee”: A fee payable quarterly in arrears for each Accrual Period equal to:

(a) for each day during the first three (3) months following the Effective Date, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one-half of one percent (0.50%) and (C) the Unused Facility Amount as of each such day; and

(b) thereafter, the sum of the following:

(i) for each day during such Accrual Period that the Advances Outstanding on such day are less than or equal to the product of twenty-five percent (25.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one percent (1.00%) and (C) the Unused Facility Amount as of each such day; plus

(ii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than the product of twenty-five percent (25.00%) multiplied by the Facility Amount on such day, but less than the product of fifty percent (50.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) three-fourths of one percent (0.75%) and (C) the Unused Facility Amount as of each such day; plus

(iii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than or equal to the product of fifty percent (50.00%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) one-half of one percent (0.50%) and (C) the Unused Facility Amount as of each such day.

“Note”: The meaning specified in Section 2.1.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments do not require the Obligor to execute and deliver, and the Obligor has not executed and delivered to the Borrower a promissory note evidencing any indebtedness created under such Loan.

“Notice of Continuation”: Each notice required to be delivered by the Borrower in respect of any continuation of any Loan Advance bearing interest at Term SOFR, in the form of Exhibit A-8 or such other form approved by Administrative Agent in its sole discretion.

“Notice of Exclusive Control”: The meaning specified in the Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including interest accruing after the maturity of the Loan Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan Advances, the Erroneous Payment Subrogation Rights and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document to which the Borrower is a party made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian, the Securities Intermediary or the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents), or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof. For purposes of determining whether any Loan is made to an Eligible Obligor, all Loans included as part of the Collateral or to be transferred to the Collateral, the Obligor of which is an Affiliate of another Obligor, shall be aggregated with all Loans of such Affiliate Obligor; for example, if Corporation A is an Affiliate of Corporation B, and the sum of the Adjusted Borrowing Values of all of Corporation A’s Loans included as part of the Collateral constitutes 10.00% of the aggregate Adjusted Borrowing Value for all Loans and the sum of the Adjusted Borrowing Value of all of Corporation B’s Loans included as part of the Collateral constitutes 10.00% of the aggregate Adjusted Borrowing Value of all Loans, the combined Obligor concentration for Corporation A and Corporation B would be 20.00%.

“Obligor ~~Cash~~ Interest Coverage Ratio”: With respect to any Loan ~~(other than a Recurring Revenue Loan)~~ for any Relevant Test Period~~, either (a) the meaning of “Cash Interest Coverage Ratio” or a comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or any comparable definition~~, the ratio of (i) the Dollar Equivalent of EBITDA to (ii) the Dollar Equivalent of Obligor ~~Cash~~ Interest Expense of such Obligor as of the Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith ~~and in accordance with the Collateral Management Standard~~; provided that in calculating “~~Cash~~Obligor Interest Coverage Ratio” ~~under either of clause (a) or clause (b) above~~, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder; provided, further, that for the purposes of calculating Obligor ~~Cash~~

Interest Coverage Ratio for any Obligor in any Relevant Test Period in which such Obligor issued or originated Indebtedness, the Obligor ~~Cash~~ Interest Expense resulting from such Indebtedness shall be annualized based on the period from the date on which such Indebtedness was originated or issued to the last day of such Relevant Test Period.

“Obligor ~~Cash~~ Interest Expense”: With respect to any Obligor for any period, the amount ~~which, in conformity with GAAP, would be set forth opposite the caption~~of “interest expense”~~or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period (exclusive of any capitalized interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity).~~determined by the Collateral Manager (on behalf of the Borrower) in good faith.

“Obligor Debt-to-Recurring Revenue Ratio”: With respect to a Recurring Revenue Loan for any Relevant Test Period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor, to (b) Recurring Revenue, as calculated by the Collateral Manager using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Obligor Debt-to-Recurring Revenue Ratio, the Obligor Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Collateral Manager in accordance with the Collateral Management Standard.

“Obligor Exposure”: With respect to any Obligor, the aggregate Adjusted Borrowing Value of all Loans owned by the Borrower in respect of which such Obligor is the related Obligor.

“Obligor Financial Statements”: The meaning specified in clause (f) of the definition of Value Adjustment Event.

“Obligor Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the Dollar Equivalent of “senior indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including such Loan) of the applicable Obligor as of the date of determination, excluding any junior indebtedness and any unsecured indebtedness of such Obligor or non-recourse indebtedness of such Obligor secured solely by the real property and related improvements and fixtures of such Obligor as of such date, minus the Unrestricted Cash of such Obligor as of such date to (ii) the Dollar Equivalent of EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and the Collateral Manager in good faith and in accordance with the Collateral Management Standard; provided that in calculating “Net Senior Leverage Ratio” under either of clause (a) or clause (b) above, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder.

“Obligor Net Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Total Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) the Dollar Equivalent of the outstanding “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including such Loan) of the applicable Obligor as of the date of determination, minus the Dollar Equivalent of Unrestricted Cash of such Obligor as of such date to (ii) the Dollar Equivalent of EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and the Collateral Manager in good faith and in accordance with the Collateral Management Standard; provided that in calculating “Net Total Leverage Ratio” under either of clause (a) or clause (b) above, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder.

“Obligor Tower Cash Flow”: With respect to any Tower Cash Flow Loan for any Relevant Test Period either (A) with respect to Tower Cash Flow Loans that are Qualified Borrowing Base Tower Cash Flow Loans, the meaning of “Consolidated LMA Mature Tower TCF” or “Consolidated LQA Mature Tower TCF” or comparable definition set forth in the Underlying Instruments for such Loan, or in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Consolidated LMA Mature Tower TCF” or “Consolidated LQA Mature Tower TCF” or comparable definition, an amount equal to the product of (x) 12 and (y) the difference between (a) monthly recurring revenue with respect to eligible mature tower and land assets minus (b) monthly direct tower expenses with respect to eligible mature tower and land assets, or (B) with respect to Tower Cash Flow Loans that are not Qualified Borrowing Base Tower Cash Flow Loans, the meaning of “Consolidated Adjusted LMA TCF” or “Consolidated Adjusted LQA TCF” or comparable definition set forth in the Underlying Instruments for such Loan, or in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Consolidated Adjusted LMA TCF” or “Consolidated Adjusted LQA TCF” or comparable definition, an amount equal to product of (x) 12 and (y) the difference between (a) monthly recurring revenue with respect to eligible tower and land assets minus (b) monthly direct tower expenses with respect to eligible tower and land assets.

“Obligor Tower Cash Flow Multiple”: With respect to any Tower Cash Flow Loan for any Relevant Test Period, the meaning of “Tower Cash Flow Leverage Ratio” or comparable definition in the Underlying Instruments for such Loan, or in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Tower Cash Flow Leverage Ratio” or comparable definition, the ratio of (x)(a) the “indebtedness” (as defined in the Underlying Instruments or comparable definition thereof including such Loan) of the applicable Obligor as of the date of determination minus (b) the Unrestricted Cash of such Obligor as of such date minus (c) only if such Loan is a Qualified Borrowing Base Tower Cash Flow Loan, the applicable Development Basket Debt to (y) Obligor Tower Cash Flow of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and the Collateral Manager, in good faith and in accordance with the Collateral Management Standard.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion; provided that Fried, Frank, Harris, Shriver & Jacobson LLP, Richards, Layton & Finger, P.A. and Bonn Steichen & Partners shall be an acceptable counsel for purposes of delivering any Opinion of Counsel hereunder.

“Original Obligor ~~Cash~~ Interest Coverage Ratio”: With respect to any Loan, the Obligor ~~Cash~~ Interest Coverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Debt-to-Recurring Revenue Ratio”: With respect to any Recurring Revenue Loan, the Obligor Debt-to-Recurring Revenue Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Liquidity”: With respect to any Recurring Revenue Loan, the Liquidity for the Obligor of such Loan on the date such Loan was (i) first included as part of the Collateral or (ii) if applicable, most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Net Senior Leverage Ratio”: With respect to any Loan, the Obligor Net Senior Leverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Net Total Leverage Ratio”: With respect to any Loan, the Obligor Net Total Leverage Ratio for such Loan on the date such Loan (i) was first included as part of the Collateral or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Obligor Tower Cash Flow”: With respect to any Tower Cash Flow Loan, the Obligor Tower Cash Flow for such Loan on the date such Loan (i) was first included as part of the Collateral or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (a)(iii) of the definition of Assigned Value after the occurrence of a Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Other Connection Taxes”: With respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan Advance, Commitment or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Advance, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).

“Outstanding Balance”: With respect to any Loan as of any date of determination, the Dollar Equivalent of the outstanding principal balance of any advances or funded loans made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination (exclusive of any interest and PIK Interest).

“Partial PIK Loan”: Any Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid at a later date. For the avoidance of doubt, Permitted Partial PIK Loans shall constitute “Partial PIK Loans” hereunder.

“Participant Register”: The meaning specified in Section 12.16(b).

“Participation Interest”: A participation interest in a loan or other obligation, the seller of which is the lender on the subject loan, that would, at the time of acquisition or the Borrower’s commitment to acquire the same, constitute a Loan.

“Payment Duties”: The meaning specified in Section 7.2(b)(iii).

“Payment Intangible”: The meaning specified in Section 9-102(a)(61) of the UCC.

“Payment Recipient”: The meaning specified in Section 11.10(a).

“Pension Plan”: The meaning specified in Section 4.1(w).

“Periodic Term SOFR Determination Day”: The meaning specified in the definition of “Term SOFR”.

“Permitted Investments”: Negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Quarterly Payment Date unless such Permitted Investments are issued by the Collateral Custodian or an Affiliate thereof in its capacity as a banking institution, in which event such Permitted Investments may mature on such Quarterly Payment Date, (iii) are in the form of and are treated by Borrower as indebtedness of the related Obligor for U.S. federal income tax purposes and are not a United States real property interest as defined under section 897 of the Code, (iv) payments made to Borrower on such investments are not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis, and (v) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) investments in taxable money market funds or other Regulated Investment Companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from at least two Rating Agencies and from each Rating Agency that rates such investments;

(g) time deposits (having maturities of not more than ninety (90) days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency; or

(h) Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which in the case of S&P and Moody’s, shall be “A-1” and in the case of Fitch shall be “F-1+”.

The Collateral Custodian or the Administrative Agent may, pursuant to the direction of the Collateral Manager or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above. Permitted Investments may include those investments in which the Collateral Custodian or any of its Affiliates provides services and receives reasonable compensation.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the amount or validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any Underlying Assets, Liens permitted under the related Underlying Instruments, (d) as to agented Loans, Liens in favor of an agent on behalf of the lenders with respect to such Loan, (e) Liens granted pursuant to or by the Transaction Documents, (f) Liens in favor of the Collateral Custodian and permitted under the Account Control Agreement and other customer rights of setoff, bankers’ lien, security interest or other like rights existing solely with respect to assets on deposit in one or more accounts maintained by a custodian or bank, in each case in favor of such bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian and (g) one or more judgment Liens securing judgments and other proceedings not constituting an Event of Default.

“Permitted Pari Passu Revolving Loan”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by a pari passu lien on the assets securing such First Lien Loan or such First Lien Last Out Loan, and (ii) for which the payment priority is pari passu with such First Lien Loan or such First Lien Last Out Loan at all times prior to and/or after an event of default under the related Underlying Instruments of the related Obligor.

“Permitted Partial PIK Loan”: Any Partial PIK Loan with respect to which the portion of accrued and unpaid interest thereon that is required to be paid in Cash at all times on a current basis pursuant to the terms of the related Underlying Instruments is at an interest rate of, (i) if such Loan is subject to a floating rate, not less than the sum of the Benchmark (or, so long as the Benchmark is determined based on SOFR, any other benchmark rate determined based on SOFR) plus the Applicable Spread determined in accordance with clause (i) of the definition thereof or (ii) if such Loan is subject to a fixed rate, not less than 6.00%.

“Permitted Priority Revolving Loan”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by a pari passu lien on the assets securing such First Lien Loan or such First Lien Last Out Loan, (ii) which is prior in right of payment to such First Lien Loan or such First Lien Last Out Loan and (iii) that has an aggregate commitment that, when aggregated with such Obligor’s aggregate commitments under any Permitted Pari Passu Revolving Loans and any Permitted Working Capital Facilities, is equal to not more than the applicable Obligor’s EBITDA (as determined at the time of acquisition).

“Permitted RIC Distribution”: Distributions on any Quarterly Payment Date, or another date permitted pursuant to Section 5.2(e), to the Collateral Manager (from the Collection Account or otherwise) to the extent required to allow the Collateral Manager to make sufficient distributions to qualify as a Regulated Investment Company, and to otherwise eliminate federal and state income and excise taxes payable by the Collateral Manager in or with respect to any taxable year of the Collateral Manager (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Collateral Manager shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Collateral Manager to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a Regulated Investment Company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a Regulated Investment Company.

“Permitted Working Capital Facility”: Any revolving lending facility associated with a First Lien Loan or a First Lien Last Out Loan that is incurred by the same Obligor (i) that is secured by all or a portion of the current assets of the related Obligor and otherwise unsecured or has a security interest with respect to the other assets of the related Obligor that is pari passu with or junior to the lien securing such First Lien Loan or such First Lien Last Out Loan and (ii) has an aggregate commitment that, when aggregated with such Obligor’s aggregate commitments under Permitted Priority Revolving Loans, is equal to not more than the applicable Obligor’s EBITDA (as determined at the time of acquisition).

“Person”: An individual, partnership, exempted limited partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, exempted company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“PIK Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues; provided that the interest of any Loan that is paid with the proceeds of a permitted draw on a Revolving Loan shall not constitute PIK Interest.

“PIK Loan”: A Loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest. For the avoidance of doubt, Partial PIK Loans and Permitted Partial PIK Loans shall constitute “PIK Loans” hereunder.

“Platform”: Any electronic system (other than the Syndicate Platform), including Intralinks®, ClearPar® and any other internet or extranet-based site, which electronic system is acceptable to the Administrative Agent in its sole discretion and which provides for access to data protected by passcodes or other security systems.

“Pledge Agreement (Borrower Equity)”: The Pledge Agreement, dated as of the Effective Date, made by the Equityholder in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging all of the equity interests of the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Pre-Funded Equity”: Any amount contributed by the Fund to the Borrower and deposited in the applicable Pre-Funded Equity Account for the purpose of acquiring one or more Loans in accordance with the terms hereof.

“Pre-Funded Equity Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Pre-Funded Equity Account”, if any, in the name of the Borrower, and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, the Borrower may elect not to create or maintain a Pre-Funded Equity Account.

“Pre-Funded Equity Acquisition”: The meaning specified in Section 2.9(g).

“Pre-Funded Loan”: A Loan which will, upon the acquisition thereof, be an Eligible Loan; Pre-Funded Loans may be funded from a disbursement of the proceeds of a Loan Advance made into the Pre-Funded Loan Account prior to (but in no event earlier than three (3) Business Days prior to) the closing date of such Loan.

“Pre-Funded Loan Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Pre-Funded Loan Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Prepayment Premium”: With respect to any voluntary reduction of the Facility Amount (in whole or in part) pursuant to Section 2.3, prior to the first anniversary of the Effective Date, an amount equal to 1.00% of the amount by which the Facility Amount has been reduced.

“Principal Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections”: (a) All Collections received by the Borrower or the Collateral Custodian that are not Interest Collections, Excluded Amounts or Pre-Funded Equity to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian and (b) any amount deposited by the Borrower (or the Collateral Manager on its behalf) in the Principal Collections Account in accordance with Section 2.6(i) or Section 2.9(e)(i)(y); provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.14(a) once such amounts have been applied as set forth therein; provided further that, amounts initially deposited as Pre-Funded Equity may be transferred to the Principal Collection Account and redesignated as Principal Collections pursuant to Section 2.6, at which time such amounts shall permanently cease to be treated as Pre-Funded Equity and shall be deemed Principal Collections.

“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of “Commitment”) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of “Commitment”) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral, net of all out-of-pocket expenses incurred in connection with any such collection, sale, liquidation, foreclosure, exchange or disposal.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Public Lenders”: The meaning specified in Section 12.2(d).

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Transferor, the Equityholder or the Borrower (as applicable) for such Loan (exclusive of any interest, PIK Interest and original issue discount) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, PIK Interest and original issue discount); provided that the Purchase Price of any Loan determined to be equal to or greater than ninety-five percent (95.0%) in accordance with the foregoing calculation shall be deemed to be one hundred percent (100%).

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Borrowing Base Tower Cash Flow Loan”: A Borrowing Base Tower Cash Flow Loan for which the applicable Development Basket Debt does not exceed 10% of the total indebtedness for such Loan.

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Quarterly Determination Date”: The last calendar day of each March, June, September and December, with the first Quarterly Determination Date occurring on March 31, 2023.

“Quarterly Payment Date”: (x) The twentieth (20th) day of each January, April, July and October, or, if such day is not a Business Day, the next succeeding Business Day, commencing in April 2023 and (y) the Termination Date.

“Quarterly Payment Date Report”: A certificate setting forth, among other things, a calculation of Availability, the Advances Outstanding, the Aggregate Unfunded Exposure Amount, the Borrowing Base, the application of payments to be made on the next Quarterly Payment Date pursuant to Section 2.7 or 2.8 hereof (as applicable), the currency calculations set forth in Section 5.1(q), a calculation of the financial covenants set forth in Section 5.2(o) hereof, in the form of Exhibit A-6, prepared by the Collateral Manager and certifications regarding Available Capital.

“Rating Agencies”: Each of S&P, Fitch and Moody’s.

“Recurring Revenue”: With respect to any Eligible Loans that are Recurring Revenue Loans, the definition of “Annualized Recurring Revenue” used in the Underlying Instruments for each such Eligible Loan, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Collateral Manager (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

“Recurring Revenue Loan”: Any Loan that satisfies all of the requirements set forth in the definition of “First Lien Loan” except that (i) it is underwritten to Recurring Revenue, as determined by the Collateral Manager in a commercially reasonable manner, (ii) it requires the Obligor to comply with a maximum Obligor Debt-to-Recurring Revenue Ratio or minimum Recurring Revenue financial covenant, (iii) at the time of origination of the Loan, it does not include and would not customarily be expected to include (as determined by the Collateral Manager) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan; provided that certain Recurring Revenue Loans may be provided to Obligors with a separate working capital loan so long as (1) the aggregate commitment of such working capital loan does not exceed an amount equal to 0.5 times the applicable Obligor’s Recurring Revenue and (2) if an applicable event of default occurs with respect to such Recurring Revenue Loan, following any applicable grace or cure period, the agent on behalf of the underlying lenders have a right to purchase such working capital loan at par and on other terms reasonably acceptable to the Administrative Agent.

“Reference Time”: With respect to any setting of the then-current Benchmark (other than Term SOFR or Daily Simple SOFR), means the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that is in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations.

“Regulated Investment Company”: A “regulated investment company” under Subchapter M of the Code.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Borrower in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, managers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Date”: The meaning specified in Section 2.14(d).

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Obligor Net Senior Leverage Ratio, Obligor Net Total Leverage Ratio, Obligor ~~Cash~~ Interest Coverage Ratio, Obligor Debt-to-Recurring Revenue Ratio, Obligor Tower Cash Flow Multiple or Liquidity, as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, at the election of the Borrower (or the Collateral Manager on its behalf) to the Administrative Agent in writing, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements (or those delivering monthly financial statements with respect to whom the applicable election set forth in clause (i) has not been made), each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters, as applicable, have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period annualized for purposes of such calculations, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Replacement Collateral Manager”: The meaning specified in Section 6.11(a).

“Replacement Collateral Manager Fee”: The fee payable to the Replacement Collateral Manager or any successor Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party or the Investment Advisor) as Collateral Manager hereunder, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.50% per annum; provided, however, that the Replacement Collateral Manager shall be entitled to receive payment for such greater amount as agreed between the Replacement Collateral Manager and the Administrative Agent in its sole discretion.

“Reportable Event”: A reportable event within the meaning of Section 4043 of ERISA, other than those events as to which the thirty (30) day notice period referred to in Section 4043(c) of ERISA has been waived.

“Required Funding Amount”: ~~If (i) (A) no Event of Default has occurred and is continuing, and (B) the Revolving Period End Date has not occurred, in each case as of the~~As of any date of determination and after giving effect to any withdrawals from the Unfunded Exposure Account on such date of determination, ~~the~~ (i) during the Revolving Period, (A) if no Event of Default has occurred and is continuing, the Aggregate Unfunded Exposure Equity Amount, and (~~ii~~B) ~~(A)~~after an Event of Default has occurred and is continuing, ~~or (B) the Revolving Period End Date has occurred, in either case as of the date of determination and after giving effect to any withdrawals from the Unfunded Exposure Account on such date of determination, the~~the Aggregate Unfunded Exposure Amount or (ii) after the Revolving Period, the Aggregate Unfunded Exposure Amount.

“Required Lenders”: (a) The Administrative Agent and (b) the Lenders representing an aggregate of more than 50.00% of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding; provided that (A) if two (2) or more Lenders each represent 20.00% or more of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding, then “Required Lenders” shall also include at least two (2) such Lenders, and (B) the Commitment of, and the portion of any Advances Outstanding, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of determining the number of Lenders pursuant to this definition, groups of Lenders that are Affiliates shall be treated as one (1) Lender.

“Required Loan Documents”: For each Loan, electronic copies of the following documents or instruments:

(a) a duly executed copy of (i) the loan agreement, credit agreement, indenture or other principal agreement pursuant to which the Noteless Loan has been issued or created and (ii) each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan to the Borrower; and

(b) duly executed electronic copies of each of the following (i) to the extent applicable to the related Loan, any related security agreement, subordination agreement, intercreditor agreement, guaranty or similar instruments, in each case together with any amendment or modification thereto.

“Required Reports”: Collectively, the Compliance Certificate, in the form of Exhibit F hereto, the Borrowing Base Certificate, the Quarterly Payment Date Report, financial statements of the Fund required to be delivered under the Transaction Documents (including pursuant to Section 5.1(s)), the annual statements as to compliance (pursuant to Section 6.9), the Agreed-Upon Procedures Report (pursuant to Section 5.1(t)(v)).

“Responsible Officer”: With respect to (i) the Borrower, any duly authorized officer or manager of the Borrower (including, for the avoidance of doubt, any authorized officer or other authorized person of the Collateral Manager) certified as such pursuant to an executed incumbency certificate delivered to the Administrative Agent, substantially in the form of Exhibit A-5 hereto and (ii) any other Person, any Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any duly authorized officer or manager of such Person to whom such matter is referred because of such officer’s or manager’s knowledge of and familiarity with the particular subject.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of equity interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of equity interests or in any junior class of equity interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of the Borrower now or hereafter outstanding; and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding.

“Revolving Loan”: Any Loan (other than a Delayed Draw (Unfunded) Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities, letter of credit facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower and which provides that such borrowed money may be repaid and reborrowed from time to time; provided that any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, are terminated, or are irrevocably reduced to zero.

“Revolving Period”: The period commencing on the Effective Date and ending on the day preceding the earlier to occur of the Revolving Period End Date or the Termination Date.

“Revolving Period End Date”: The earliest to occur of (a) the Scheduled Revolving Period End Date, (b) the date that is ninety (90) days after the termination of the “Commitment Period” (as defined in the Fund Operating Agreement) and (c) the date of the declaration of the Revolving Period End Date pursuant to Section 9.2(a).

“S&P”: S&P Global Ratings (or its successors in interest).

“Sale Agreements”: Each of the Equityholder Sale Agreement and the Transferor Sale Agreement.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale.

“Sanctioned Person”: Any Person, group, sector, territory or country that is the subject or target of any Sanctions, including, without limitation, any legal entity that is deemed to be a subject or target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Person.

“Sanctions”: Any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including, but not limited to, those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union (including any member state thereof); (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Loan Party.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Revolving Period End Date”: ~~February 10, 2026~~December 20, 2027.

“Second Lien Loan”: Any Loan (i) that does not satisfy all of the requirements set forth in the definition of “First Lien Loan” “First Lien Last Out Loan,” “Recurring Revenue Loan” or “Tower Cash Flow Loan”, (ii) that is secured by a valid second (or higher) priority perfected security interest or lien in, to or on specified collateral of the related Obligor, subject to purchase money Liens, customary Liens for taxes or regulatory charges not then due and payable (including by reason of contestation), Liens accorded priority by law in favor of the United States or any State or agency, and other permitted Liens under the related Underlying Instruments that are reasonable and customary for similar loans (including liens securing “first lien” loans), (iii) for which the Collateral Manager determines in good faith and in accordance with the Collateral Management Standard that the enterprise value of the related Obligor or the value of the collateral securing the Loan (each as determined by Collateral Manager in accordance with a methodology acceptable to the Administrative Agent) on the date such Loan is first included as part of the Collateral or on the date that any Value Adjustment Event occurs equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iv) that is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation for borrowed money of the Obligor (excluding customary terms applicable to a second lien lender under customary intercreditor provisions, including such as after an event of default in connection with a first priority Lien or with respect to the liquidation of the Obligor or certain specified collateral for such Loan), and (v) that is not secured solely or primarily by the Capital Stock of its Obligor or any of such Obligor’s Affiliates.

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Custodian and (iv) the Securities Intermediary.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: (i) A Clearing Corporation; or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. The initial Securities Intermediary under the Account Control Agreement shall be State Street Bank and Trust Company.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.35% per annum.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Specified Rating”: As to any Obligor or Loan, (i) a public debt rating equal to or better than “B-” by S&P or the equivalent public debt rating of another Rating Agency or (ii) if no rating referenced in clause (i) is available, a private debt rating equal to or better than “B-” by S&P or the equivalent private debt rating of another Rating Agency; provided that in the case of each of the foregoing clauses (i) and (ii), (x) if both the applicable Obligor and the applicable Loan have at least one rating under any such clause, the applicable Loan rating shall apply for purposes of determining the rating under such clause and (y) if the applicable Obligor or Loan has more than one rating under any such clause, the lowest such rating shall apply for purposes of determining the rating under such clause.

“Structured Finance Obligation”: Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other Financial Assets of any Obligor that is a single purpose bankruptcy remote special purpose entity established to finance such Financial Assets, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subordinated Collateral Manager Fee”: So long as Phillip Street Middle Market Lending Fund LLC (or any Affiliate of any Loan Party or the Investment Advisor) is the Collateral Manager, the fee payable to the Collateral Manager on each Quarterly Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Eligible Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.15% per annum.

“Subsidiary”: As to any Person, a corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, exempted limited partnership, company, exempted company, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Syndicate Communications”: Collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent and each Lender by means of electronic communications pursuant to Article XII, including through the Syndicate Platform.

“Syndicate Platform”: Any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, provided by or on behalf of the Administrative Agent pursuant to Section 12.2(c), for purposes of providing access to Syndicate Communications protected by passcodes or other security systems.

“Tape”: The meaning specified in Section 7.2(b)(vi).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: The greater of (a) the Floor and (b) the forward-looking term rate based on SOFR for a tenor comparable to the applicable Available Tenor selected by the Borrower in accordance with the definition of “Benchmark” on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, Term SOFR for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be Term SOFR for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion and in consultation with the Borrower).

“Termination Date”: The earlier of (a) the date that is two (2) years after the Revolving Period End Date or (b) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Amendment Effective Date”: December 20, 2024.

“Tier 1 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than 4.25 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien Loan is less than 5.25 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 2.00 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 12.00 to 1.00.

“Tier 2 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than 5.25 to 1.00 but greater than or equal to 4.25 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien

Loan is less than 6.25 to 1.00 but greater than or equal to 5.25 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 13.50 to 1.00 but greater than or equal to 12.00 to 1.00.

“Tier 3 Obligor”: (a) With respect to First Lien Loans, Obligors for which the Obligor Net Senior Leverage Ratio of the applicable Obligor with respect to such First Lien Loan is less than 6.25 to 1.00 but greater than or equal to 5.25 to 1.00, (b) with respect to First Lien Last Out Loans and Second Lien Loans, Obligors for which the Obligor Net Total Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan or Second Lien Loan is less than 7.25 to 1.00 but greater than or equal to 6.25 to 1.00, (c) with respect to Recurring Revenue Loans, Obligors for which the Obligor Debt-to-Recurring Revenue Ratio of the applicable Obligor with respect to such Recurring Revenue Loan is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 and (d) with respect to Tower Cash Flow Loans, Obligors for which the Obligor Tower Cash Flow Multiple of the applicable Obligor with respect to such Tower Cash Flow Loan is less than 15.00 to 1.00 but greater than or equal to 13.50 to 1.00.

“Total Interest Coverage Ratio”: With respect to the Borrower, for the trailing four (4) consecutive Accrual Periods then ending, the ratio of (i)(A) the Borrower Interest Collections during such period, minus (B) all Senior Collateral Manager Fees and Subordinated Collateral Manager Fees payable by the Borrower during such period to (ii) Interest Expense for such period.

“Tower Cash Flow Loan”: Any Loan that satisfies all of the requirements set forth in the definition of “First Lien Loan” or “First Lien Last Out Loan” except that it is underwritten to Obligor Tower Cash Flow as determined by the Collateral Manager in accordance with the Collateral Management Standard.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, each Sale Agreement, the Account Control Agreement, the Pledge Agreement (Borrower Equity), the Fee Letter, each Note, any Joinder Supplement, any Transferee Letter, any Assignment and Assumption and the Collateral Custodian Fee Letter.

“Transferee Letter”: The meaning specified in Section 12.16.

“Transferor”: Phillip Street Middle Market Lending Fund LLC, as seller of Loans to the Equityholder.

“Transferor Sale Agreement”: The Sale and Contribution Agreement, dated as of the Effective Date, among the Transferor and the Equityholder, as amended, modified, waived, supplemented, restated or replaced from time to time.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of (i) the Dollar Equivalent of unfunded commitments (which shall include all unfunded revolver commitments and unfunded portions of delayed draw term loans) and (ii) the Dollar Equivalent of all standby or contingent commitments associated with such Loan.

“Unfunded Exposure Equity Amount”: On any date of determination, with respect to any Loan, an amount equal to (~~a) the Unfunded Exposure Amount with respect to such Loan minus (b) the product of (~~i) the Unfunded Exposure Amount with respect to such Loan minus (ii) the product of (a) the Unfunded Exposure Amount with respect to such Loan multiplied by (~~ii~~b ) the Assigned Value of such Loan and multiplied by (~~iii~~c) the Advance Rate applicable to such Loan.

“Unfunded Exposure Shortfall”: ~~The meaning specified in Section  2.9(e)(iii).~~As of any date of determination, a shortfall exists if (i) (a) during the Revolving Period and (b) if no Event of Default has occurred and is continuing, the sum of (x) the aggregate amount on deposit in the Unfunded Exposure Account and (y) the unfunded commitments of the Transferor is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral and (ii) (a) if an Event of Default has occurred and is continuing or (b) after the Revolving Period, in either case, the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral.

“United States”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning specified in Section 2.13(g)(ii)(B)(3).

“Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Funding Date:

(a) the occurrence of any Credit Quality Deterioration Event;

(b) an Obligor default in respect of any payment of principal, interest or commitment or non-use fees under such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days) (including, in each case, by acceleration);

(c) any Obligor default has occurred for which the Borrower (or the agent or required lenders pursuant to the Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies under the applicable Underlying Instruments in the case of default thereunder (including acceleration), or if acceleration has not occurred, sixty (60) days has elapsed since the occurrence of such Obligor default without such default being cured;

(d) the occurrence of a Material Modification with respect to such Loan; provided that with respect to any Material Modification described in clause (e), (f) or (g) of the definition thereof, so long as the Collateral Manager has complied with Section 6.8(d) with respect thereto, such Material Modification shall be deemed not to have occurred until the Administrative Agent shall have provided the Borrower and the Collateral Manager with notice (which may be by email) of the determination made in its reasonable discretion pursuant to the applicable clause of the definition of “Material Modification”;

(e) the occurrence of an Insolvency Event with respect to the applicable Obligor; or

(f) the failure by the Borrower or the Collateral Manager to deliver to the Administrative Agent any financial statements (including audited and unaudited financial statements) of the applicable Obligor as required by the Underlying Instruments on or prior to, (i) with respect to quarterly reports (including unaudited financial statements) required by the Underlying Instruments, ninety (90) days after the end of the applicable fiscal quarter of such Obligor, and (ii) with respect to annual reports (including audited financial statements) required by the Underlying Instruments, one hundred and eighty-five (185) days after the end of the applicable fiscal year of such Obligor (collectively, the “Obligor Financial Statements”)~~.~~; provided that, the Administrative Agent may consent in its sole discretion to an extension of the delivery date for any Obligor Financial Statement set forth in this clause (f) (such date, an “Extended Delivery Date”). For the avoidance of doubt, the failure by the Borrower or the Collateral Manager to deliver any Obligor Financial Statement subject to an Extended Delivery Date to the Administrative Agent by the initial delivery date set forth in sub-clause (i) or (ii) hereof shall not constitute a “Value Adjustment Event” under this clause (f), if such Obligor Financial Statement is delivered on or prior to the Extended Delivery Date.

For the avoidance of doubt, a Value Adjustment Event shall be deemed to have occurred on the date that the Borrower or Collateral Manager have actual knowledge of the occurrence of the event giving rise to the Value Adjustment Event.

“Warranty Loan”: Any Loan for which either the Transferor or the Equityholder becomes subject to an obligation under the applicable Sale Agreement to repurchase or substitute such Loan.

“Weighted Average Advance Rate”: As of any date of determination with respect to all Eligible Loans included in the Borrowing Base, the amount obtained by (x) summing the products obtained by multiplying:

The Advance Rate at such time applicable to each such Eligible Loan	X The difference of (i) the aggregate Adjusted Borrowing Value of such Eligible Loan minus (ii) an amount equal to the Excess Concentration Amount attributable to such Eligible Loan and dividing such sum by (y) the difference of (i) the aggregate Adjusted Borrowing Value of all Eligible Loans minus (ii) an amount equal to the Excess Concentration Amount as of such date; provided that if the Borrowing Base contains fifteen (15) Eligible Loans or fewer that have an Assigned Value greater than zero (0), the Weighted Average Advance Rate shall not exceed 50.00%; provided, further, that for the purpose of determining the number of Eligible Loans for the purpose of the foregoing proviso, all Eligible Loans to a single Obligor shall be treated as one (1) Eligible Loan.

“Withdrawal Conditions”: The meaning specified in Section 2.9(e)(i).

“Withholding Agent”: Any Loan Party and the Administrative Agent, or the Collateral Custodian to the extent required by Applicable Law.

“Zero Coupon Obligation”: A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than semi-annually or that pays interest only at its stated maturity.

“Zero Value Asset”: A Loan that (a) is no longer an Eligible Loan or (b) has an Assigned Value of zero.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined therein.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time unless otherwise specified;

(f) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(h) reference to any delivery or transfer to the Collateral Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian for the benefit of the Administrative Agent on behalf of the Secured Parties;

(i) for the purposes of calculating the Borrowing Base and Availability (including whether any Borrowing Base Deficiency exists), the Excess Concentration Amount, the Minimum Credit Enhancement Amount, the Net Purchased Loan Balance, and for the purposes of any other calculation required hereunder, the effect of the acquisition or disposition of Loans and Permitted Investments shall be calculated on a settlement date basis;

(j) all calculations performed by the Administrative Agent hereunder or under any other Transaction Document shall be binding on the parties hereto or thereto and shall be deemed to be accurate, absent manifest error;

(k) “including” means “including without limitation”;

(l) multiple Loans of the same type to a single Obligor shall be treated as a single Loan;

(m) references herein to the knowledge or actual knowledge of a Person shall mean, except as explicitly provided herein, the actual knowledge of such Person following reasonable inquiry under the circumstances by a Responsible Officer thereof;

(n) for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 9.1; and

(o) unless expressly excluded by this Agreement, any obligations of the Collateral Manager to deliver notices or documents pursuant to the provisions of this Agreement can be performed, without duplication and in full satisfaction of the Collateral Manager’s obligation, by the Borrower.

Section 1.5 Calculation of Borrowing Base.

In connection with amounts to be calculated for purposes of determining the Borrowing Base and generally preparing the Borrowing Base Certificates, all amounts shall be expressed in Dollars.

Section 1.6 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE NOTES

Section 2.1 The Notes.

On the terms and conditions hereinafter set forth, the Borrower shall deliver, if requested by the Administrative Agent or any Lender, (i) on the Effective Date, to each requesting Lender at the applicable address set forth on Annex A to this Agreement, and (ii) on the effective date of any Joinder Supplement, to each additional Lender requesting a Note, at the address set forth in the applicable Joinder Supplement, a duly executed promissory note in substantially the form of Exhibit B (each a “Note”), dated as of the date of this Agreement or the effective date of such Joinder Supplement (as applicable), each in a face amount equal to the applicable Lender’s Commitment as of the Effective Date or the effective date of any Joinder Supplement, as applicable, and otherwise duly completed. Each Note shall evidence obligations in an amount equal, at any time, to the Advances Outstanding by such Lender under the applicable Note on such day.

Section 2.2 Procedures for Loan Advances by the Lenders.

(a) Subject to the limitations set forth in this Section 2.2, the Borrower may, during the Revolving Period, request the Lenders to make advances of funds (each, a “Loan Advance”) by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(b) With respect to Loan Advances, no later than 12:00 p.m. (New York City Time), (x) with respect to Loan Advances bearing interest at the Base Rate or Daily Simple SOFR, one (1) Business Day (or such shorter period as permitted by the Administrative Agent in its sole discretion, but not later than 12:00 p.m. (New York City Time) on the date of the proposed Funding Date) or (y) with respect to Loan Advances bearing interest at Term SOFR, three (3) U.S. Government Securities Business Days (or such shorter period as permitted by the Administrative Agent in its sole discretion, but not later than 12:00 p.m. (New York City Time) on the date of the proposed Funding Date), in either case, prior to the proposed Funding Date, the Borrower shall deliver:

(i) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Loan Advance is requested and giving pro forma effect to the Loan Advances requested and the use of the proceeds thereof) which shall (a) specify the desired amount of such Loan Advance, which amount shall not cause the Advances Outstanding to exceed the Availability and must be at least equal to $500,000 (or, in the case of any Loan Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw (Unfunded) Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Loan Advance, (c) specify the Benchmark and, if applicable, the Interest Period and the Available Tenor for such Loan Advance, (d) specify the Loan(s) to be financed on such Funding Date (if any) (including the appropriate Obligor, Outstanding Balance, Assigned Value and Purchase Price for each Loan, which information may be included in the Borrowing Base Certificate), and with respect to any Revolving Loan or Delayed Draw (Unfunded) Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.9(e) and with respect to any Pre-Funded Loan, the amount to be deposited in the Pre-Funded Loan Account for the purpose of funding such Pre-Funded Loan pursuant to Section 2.9(f), (e) [reserved], and (f) include a representation that all conditions precedent for a Loan Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent after 12:00 p.m. (New York City Time) or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. (New York City Time) on the next Business Day.

If the Borrower desires to have the Loan Advances bear interest by reference to Term SOFR, the Borrower must comply with Section 2.10(e) hereof.

(c) On the proposed Funding Date, subject to the limitations set forth in this Section 2.2 and upon satisfaction of the applicable conditions set forth in Article III:

(i) each Lender shall make available to the Administrative Agent in same day funds, by no later than 12:00 p.m. (New York City Time), an amount equal to such Lender’s Pro Rata Share, of the least of (A) the amount requested by the Borrower for such Loan Advance, (B) the aggregate unused Commitments then in effect and (C) the maximum amount that, after taking into account the proposed use of the proceeds of such Loan Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Availability;

(ii) upon receipt of the amounts described in clause (i), the Administrative Agent shall promptly fund such amounts by wire transfer to the account designated by the Borrower in the applicable Funding Notice given pursuant to this Section 2.2; and

(iii) notwithstanding clauses (i) and (ii) of this Section 2.2(c) with respect to the funding of the initial Loan Advance hereunder, the Lenders and the Administrative Agent may net any fees and reimbursable expenses owing to it on the Effective Date (as set forth in the executed closing statement) from the amount funded by the Lenders to the Administrative Agent pursuant to clause (i) and/or the amount of such Loan Advance funded by the Administrative Agent to the Borrower pursuant to clause (ii).

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any Loan Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Loan Advance on or after the earlier to occur of the Revolving Period End Date or the Termination Date.

(e) Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Administrative Agent (x) may, in the case of the occurrence of an Event of Default or (y) shall in the case of the occurrence of the Revolving Period End Date, on behalf of the Borrower, request a Loan Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of such request, the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(b), notwithstanding anything to the contrary herein (including the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Loan Advance to the extent that, after giving effect to such Loan Advance, the Advances Outstanding would exceed the Availability.

Section 2.3 Principal Repayments.

(a) The Borrower shall be entitled at its option, at any time, to repay the Advances Outstanding; provided that (i) the Borrower shall give prior written notice of such repayment in the form of Exhibit A-2 to the Administrative Agent (with a copy to the Collateral Custodian) by at least (A) 12:00 p.m. (New York City Time) on the date of such repayment, (ii) any repayment of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce a Borrowing Base Deficiency to zero) shall be in a minimum amount of $500,000 (other than any such partial repayment of Advances Outstanding which is funded (A) solely with proceeds from the repayment of a Revolving Loan or (B) solely with amounts otherwise distributable to the Borrower under Section 2.7(a)(16), Section 2.7(b)(6) or Section 2.8(11)) and (iii) the Borrower shall pay to the Administrative Agent, to be distributed pro rata to each Lender, an amount equal to any Prepayment Premium, if any, then due and payable pursuant to the terms hereof. In connection with any such repayment of Advances Outstanding, the Borrower shall deliver to the Administrative Agent by 1:00 p.m. (New York City Time) (1) instructions to repay such Advances Outstanding and (2) funds sufficient to repay such Advances Outstanding together with all accrued Interest and any Breakage Costs, but only to the extent such accrued Interest and/or Breakage Costs are requested with such repayment by the applicable Lender; provided that the Advances Outstanding will not be repaid unless sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(a) to the pro rata repayment of the Advances Outstanding and to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(a) shall be irrevocable. Upon receipt of any notice or instructions from the Borrower pursuant to this Section 2.3(a), the Administrative Agent will provide notification to the Lenders with respect thereto. Any prepayment of Advances Outstanding under this Section 2.3(a) shall be applied first to the Loan Advances that bear interest at the Base Rate, second, ratably, to the Loan Advances that bear interest at Daily Simple SOFR and then, ratably, to the Loan Advances that bear interest at Term SOFR, in the direct order of Interest Period maturities.

(b) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and each of the Lenders.

(c) Commitment Reductions.

(i) Prior to the Revolving Period End Date, the Borrower shall have the right to permanently reduce all or a portion of the unfunded amount of the Commitments upon not less than ten (10) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Custodian) of any such reduction, which notice shall substantially be in the form of Exhibit A-10 and shall specify the effective date of such reduction. Such notice of reduction shall be effective only upon receipt and shall permanently reduce the Commitments of each Lender, pro rata, in the amount of the reduction and on the date specified in such notice; provided that no such reduction will reduce the Commitments below the Advances Outstanding at such time. Any notice of reduction delivered to Administrative Agent shall be irrevocable.

(ii) The reduction of the Commitments pursuant to Section 2.3(c)(i) shall be permanent and in an amount not less than $10,000,000 and the Commitments, once reduced, shall not be reinstated. The reduction of the Commitments pursuant to this Section 2.3(c) shall be applied ratably among the Lenders in accordance with their respective Pro Rata Share. Upon receipt of a notice of reduction from the Borrower pursuant to Section 2.3(c)(i), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such reduction.

(d) Except in the case of a reduction of all Commitments and repayment in full of all Advances Outstanding on the Termination Date, the Borrower will not reduce the Commitments if, after giving effect to such reduction, it would result in (x) an Unfunded Exposure Shortfall or (y) the Facility Amount being less than $100,000,000.

Section 2.4 Determination of Interest.

The Administrative Agent shall calculate and determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Quarterly Payment Date and the Benchmark) to be paid by the Borrower on each Quarterly Payment Date for the related Accrual Period and shall advise the Borrower and the Collateral Manager thereof no later than the third Business Day prior to such Quarterly Payment Date.

Section 2.5 Notations on Notes.

Each Lender is hereby authorized to enter on a schedule attached to the Note with respect to such Lender, as applicable, a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Loan Advance made by the applicable Lender of (a) the date and principal amount thereof and (b) each payment and repayment of principal thereof. Any such recordation shall, absent manifest error, constitute prima facie evidence of the Advances Outstanding, as applicable, under each such Note. The failure of any Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Loan Advances in accordance with the terms set forth herein. In the event of any conflict between any such recordation or notation and the entries in the Register, the entries in the Register shall prevail.

Section 2.6 Reduction of Borrowing Base Deficiency.

Any Borrowing Base Deficiency may be reduced to zero by the Borrower taking one or more of the following actions, which after giving effect thereto, cause the aggregate Advances Outstanding to no longer exceed Availability at such time:

(i) posting cash collateral in Dollars to the Principal Collection Account (including the transfer of any Pre-Funded Equity from the Pre-Funded Equity Account to the Principal Collection Account and redesignation thereof as Principal Collections by written notice to the Administrative Agent and the Collateral Custodian);

(ii) repaying Advances Outstanding in accordance with Section 2.3(a);

(iii) posting additional Eligible Loans as Collateral; and

(iv) any transaction whereby the Borrower agrees to sell, transfer or contribute Loans pledged as Collateral hereunder in an aggregate amount equivalent to reduce such Borrowing Base Deficiency to zero; provided that (a) the Borrower shall deposit 100% of the cash proceeds thereof (net of reasonable transaction costs and expenses and Taxes, if any) to the Principal Collection Account; (b) the Borrower shall deliver to the Administrative Agent with respect to such sale, a copy of the purchase agreement, any additional information reasonably requested by the Administrative Agent, and a certificate from an officer of the Borrower representing that (i) each of the representations and warranties made by the Borrower in or pursuant to the Transaction Documents shall be accurate in all material respects before and after giving effect to such sale (except for those representations and warranties (x) made as of a specific date or (y) as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects), (ii) the Borrower is in compliance with all covenants, agreements and obligations under the Transaction Documents, and (iii) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested sale on such date, and (c) all Loans selected to be sold by the Borrower from all other similar Loans originated or owned by the Borrower shall, at all times, be selected with no intention to select Loans, the sale of which would be more adverse to the Administrative Agent or Lenders than the sale of those similar Loans.

Section 2.7 Settlement Procedures.

(a) Interest Collections. On each Quarterly Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Quarterly Payment Date Report) to pay pursuant to the latest Quarterly Payment Date Report (and the Collateral Custodian shall make payments from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Quarterly Payment Date Report) to the following Persons, the following amounts in the following order of priority:

(1) to the Borrower in respect of Taxes (but excluding all Taxes imposed on net income of the direct and indirect equityholders of the Fund), registration and filing fees then due and owing by the Borrower or its direct and indirect equity holders, in an amount not to exceed $15,000 in the aggregate during any calendar year;

(2) first, to the Collateral Custodian and the Securities Intermediary, pro rata, on account of (a) any accrued and unpaid Collateral Custodian Fees and (b) Administrative Expenses not to exceed $100,000 in the aggregate during any calendar year, and second, to the Collateral Manager, in an amount equal to all reasonable and necessary out-of-pocket costs and expenses of the Collateral Manager incurred in connection with the activities of the Borrower, not to exceed $150,000 in the aggregate during any calendar year;

(3) (x) initially, to Phillip Street Middle Market Lending Fund LLC, and (y) after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party) as the Collateral Manager hereunder, to the Collateral Manager (including, for the avoidance of doubt, the Replacement Collateral Manager, if applicable), to pay any accrued and unpaid Senior Collateral Manager Fees, or the Replacement Collateral Manager Fees, as applicable;

(4) to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities of the Administrative Agent set forth in the Transaction Documents;

(5) to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to (a) any accrued and unpaid Interest with respect to Loan Advances made by such Lender, (b) any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender (other than any Defaulting Lender)) and (c) any accrued and unpaid Breakage Costs;

(6) to the Administrative Agent, to be distributed pro rata to each Lender, in an amount equal to any Prepayment Premium then due and payable pursuant to the terms hereof;

(7) to the Collateral Manager as a Permitted RIC Distribution;

(8) if a Borrowing Base Deficiency exists, to the Administrative Agent to be distributed pro rata to each Lender to repay the Advances Outstanding, in an amount necessary to reduce the Borrowing Base Deficiency to zero;

(9) to the Collateral Manager to pay out-of-pocket costs and expenses of the Collateral Manager not paid pursuant to clause (2) above;

(10) to the Administrative Agent, to be distributed to the affected Lenders, any amounts accrued and unpaid in respect of Increased Costs and Taxes;

(11) to the Administrative Agent, to be distributed to the Administrative Agent and each applicable Lender, to pay all other Administrative Expenses of the Administrative Agent and the Lenders, as applicable;

(12) (a) during the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount, or (b) after the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(13) first, to the Collateral Custodian or the Securities Intermediary, and second, to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Indemnified Parties, or the Secured Parties, as applicable, all other amounts then due and owing, including any unpaid Administrative Expenses or Collateral Custodian Fees, any amounts accrued and unpaid under the Fee Letter, Increased Costs, Taxes, and indemnities, but other than the principal of Advances Outstanding, then due under this Agreement, including, without limitation, any other Obligations;

(14) to the Collateral Manager, to pay any accrued and unpaid Subordinated Collateral Manager Fees;

(15) to be distributed at the discretion of the Collateral Manager (i) during the Revolving Period, to the Principal Collection Account to be used (on such Payment Date or maintained in the Principal Collection Account for such use) with respect to any Reinvestment of Principal Collections and the acquisition of Loans as permitted by this Agreement, (ii) to repay the Advances Outstanding or (iii) to reimburse the Collateral Manager for any unreimbursed amounts paid by the Collateral Manager on behalf of the Borrower pursuant to this Agreement, to the extent not otherwise reimbursed hereunder; provided that any Available Funds in the Interest Collection Account not distributed or maintained pursuant to this clause (15) shall, on such Payment Date, be distributed in accordance with the remainder of this Section 2.7(a); and

(16) any remaining amounts shall be distributed (i) if a Default (about which notice has been given to the Borrower or the Borrower otherwise has knowledge thereof) has occurred and is continuing, to the Interest Collection Account, or (ii) otherwise, to the Borrower to make Restricted Payments or for any other purpose permitted under this Agreement.

(b) Principal Collections. On each Quarterly Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Quarterly Payment Date Report) the Collateral Custodian to pay pursuant to the latest Quarterly Payment Date Report (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds (other than Principal Collections that have been designated for use to settle binding commitments with respect to Eligible Loans entered into prior to the applicable Quarterly Determination Date), in reliance on the information set forth in such Quarterly Payment Date Report) to the following Persons, the following amounts in the following order of priority:

(1) to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority and subject to the limits set forth in Section 2.7(a), such amounts payable pursuant to clauses (1) through (8) thereof;

(2) during the Revolving Period, to be distributed at the discretion of the Collateral Manager (i) to be used (on such Payment Date or maintained in the Principal Collection Account for such use) with respect to any Reinvestment of Principal Collections and the acquisition of Loans as permitted by this Agreement, (ii) to repay the Advances Outstanding or (iii) to the applicable Person, the amounts payable pursuant to clauses (3), (5) and (6) below, in sequential order of priority; provided that any Available Funds in the Principal Collection Account not distributed or maintained pursuant to this clause (2) shall, on such Payment Date, be distributed in accordance with the remainder of this Section 2.7(b);

(3) to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clause (9) thereof;

(4) after the Revolving Period End Date, (1) prior to the one (1) year anniversary of Revolving Period End Date, 80% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until all Loan Advances are paid in full and 20% of the remaining amounts to be distributed to the Borrower and (2) otherwise, 100% of the remaining amounts to the Administrative Agent to be distributed pro rata to the Lenders to repay the Advances Outstanding until paid in full;

(5) to the extent not paid pursuant to Section 2.7(a), to the applicable Person, in the order of priority set forth in Section 2.7(a), such amounts payable pursuant to clauses (10) through (15) thereof; and

(6) any remaining amounts shall be distributed (i) if a Default (about which notice has been given to the Borrower or the Borrower otherwise has knowledge thereof) has occurred and is continuing, to the Principal Collection Account, or (ii) otherwise, to the Borrower to make Restricted Payments or for any other purpose permitted under this Agreement.

Section 2.8 Alternate Settlement Procedures.

On (1) each Payment Date and (2) to the extent requested by the Administrative Agent in its sole discretion, on any Business Day, in each case, (a) following the occurrence of and during the continuation of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), at the request of the Administrative Agent in its sole discretion, the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the latest Quarterly Payment Date Report or such other direction as may be timely given by the Administrative Agent (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds and the Pre-Funded Equity Account (other than, if agreed to by the Required Lenders in its sole discretion, Principal Collections that have been designated for use to settle binding commitments with respect to Eligible Loans entered into prior to the applicable Quarterly Determination Date), in reliance on the information set forth in such Quarterly Payment Date Report or such other direction) to the following Persons, the following amounts in the following order of priority:

(1) to the Borrower in respect of Taxes (but excluding all Taxes imposed on net income of the direct and indirect equity holders of the Fund), registration and filing fees then due and owing by the Borrower or its direct and indirect equity holders, in an amount not to exceed $15,000 in the aggregate during any calendar year;

(2) first, to the Collateral Custodian and the Securities Intermediary, pro rata, on account of (a) any accrued and unpaid Collateral Custodian Fees and (b) Administrative Expenses not to exceed $100,000 in the aggregate during any calendar year, and second, to the Collateral Manager, in an amount equal to all reasonable and necessary out-of-pocket costs and expenses of the Collateral Manager incurred in connection with the activities of the Borrower, not to exceed $150,000 in the aggregate during any calendar year;

(3) (x) initially, to Phillip Street Middle Market Lending Fund LLC, and (y) after the resignation or removal of Phillip Street Middle Market Lending Fund LLC (or any other Affiliate of any Loan Party) as the Collateral Manager hereunder, to the Collateral Manager (including, for the avoidance of doubt, the Replacement Collateral Manager, if applicable), to pay any accrued and unpaid Senior Collateral Manager Fees, or the Replacement Collateral Manager Fees, as applicable;

(4) to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities set forth in the Transaction Documents;

(5) to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender (other than any Defaulting Lender)), and any accrued and unpaid Breakage Costs;

(6) to the Administrative Agent to be distributed pro rata to each Lender any accrued and unpaid Interest with respect to the Loan Advances made by such Lender;

(7) to the Administrative Agent to be distributed pro rata to the Lenders to repay the principal on the Advances Outstanding of such Lenders;

(8) to the Collateral Manager as a Permitted RIC Distribution;

(9) first, to the Collateral Custodian or the Securities Intermediary, and second, to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Indemnified Parties, or the Secured Parties, as applicable, all other fees and amounts, including any unpaid Administrative

Expenses, Collateral Custodian Fees, any amounts accrued and unpaid under the Fee Letter, Breakage Costs, Increased Costs, Taxes, and indemnities, but other than the principal of the Advances Outstanding, then due under this Agreement;

(10) to the Collateral Manager, to pay any accrued and unpaid Subordinated Collateral Manager Fees; and

(11) to the extent the Obligations have been paid in full, any remaining amounts shall be distributed to the Borrower.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly identify any Collections received as being on account of Interest Collections or Principal Collections and shall direct the Collateral Custodian to transfer all Collections received directly by it in accordance with Section 5.1(f).

(b) Excluded Amounts. The Collateral Manager may withdraw at any time from the Collection Accounts any deposits thereto constituting Excluded Amounts, provided that the Collateral Manager shall, concurrently with such withdrawal, deliver to the Administrative Agent (which shall forward to each Lender) a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent.

(c) [Reserved].

(d) Investment of Funds. Until the occurrence of an Event of Default, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be held in cash or otherwise invested in Permitted Investments selected by the Collateral Manager (or pursuant to standing instructions provided by the Collateral Manager) and any such Permitted Investments may be sold by the Collateral Manager; provided that, from and after the occurrence of the Termination Date, to the extent there are uninvested amounts in the Collection Accounts, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (which may be standing instructions) in consultation with the Collateral Manager in connection with its status as a Regulated Investment Company. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Quarterly Payment Date pursuant to the provisions of Section 2.7 and Section 2.8 (as applicable).

(e) Unfunded Exposure Account.

(i) The Borrower shall not acquire any Delayed Draw (Unfunded) Loan or Revolving Loan unless, in each case, immediately after giving effect to such acquisition or issuance, the Borrower shall deposit an amount equal to the Required Funding Amount with respect to such Delayed Draw (Unfunded) Loan or Revolving Loan, as applicable, into the Unfunded Exposure Account. Subject to the satisfaction of the Withdrawal Conditions, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (x) to fund any draw requests of the relevant Obligors under any Revolving Loan or Delayed Draw (Unfunded) Loan or (y) to make a deposit into the Principal Collections Account. Any such withdrawal will be subject to the following conditions (the “Withdrawal Conditions”):

(1) after giving effect to any such withdrawal under clause (x) above, no Borrowing Base Deficiency exists; and

(2) solely for the withdrawals described under clause (y) above, after giving effect to any such withdrawal, ~~the aggregate amount on deposit in the~~no Unfunded Exposure ~~Account is equal to or greater than the aggregate Required Funding Amount with respect to all Loans included in the Collateral~~Shortfall exists.

(ii) Any draw request made by an Obligor under a Revolving Loan or Delayed Draw (Unfunded) Loan which the Borrower intends to fund through a withdrawal from the Unfunded Exposure Account shall, along with wiring instructions for the applicable Obligor, be forwarded by the Borrower to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account (which instruction shall act as a certification that the Withdrawal Conditions are satisfied), and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Borrower.

(iii) If the Borrower shall receive any Principal Collections from an Obligor with respect to a Revolving Loan and, as of the date of such receipt (and after taking into account such repayment), ~~the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “~~an Unfunded Exposure Shortfall~~”)~~ shall exist, the Collateral Custodian shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall as directed by the Borrower (or Collateral Manager on its behalf).

(f) Pre-Funded Loan Account. The Borrower may withdraw funds on deposit in the Pre-Funded Loan Account to fund Pre-Funded Loans; provided that (i) no funds shall be disbursed from any Pre-Funded Loan Account prior to the closing date of the applicable Eligible Loan, (ii) any Disbursement Request shall identify the Eligible Loan to be acquired by the Borrower and shall include wiring instructions with respect to the Pre-Funded Loan, and such Disbursement Request shall be forwarded by the Collateral Manager to the Administrative Agent and the Collateral Custodian no later than 4:00 p.m. on the applicable disbursement date, and the Borrower or the Collateral Manager shall instruct the Collateral Custodian to fund such draw request in accordance with such Disbursement Request, (iii) the Borrower or the Collateral Manager shall have deposited in the Pre-Funded Loan Account (and, for the avoidance of doubt, such funds shall at such time remain in the Pre-Funded Loan Account) an amount equal to (x) the aggregate consideration to be paid by the Borrower for the acquisition of such Pre-Funded Loan minus (y) the aggregate amount of the Loan Advances then on deposit in the Pre-Funded

Loan Account in respect of such Pre-Funded Loan and (iv) no Event of Default has occurred before or after giving effect to such disbursement of proceeds from the Pre-Funded Loan Account. Upon the satisfaction of the applicable conditions set forth in Section 2.9(f) (as certified by the Borrower and the Collateral Manager to the Administrative Agent and the Collateral Custodian upon which the Collateral Custodian may conclusively rely), the Collateral Custodian will release funds from the Pre-Funded Loan Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Pre-Funded Loan Account on such day. At any time, the Borrower or the Collateral Manager (or, after delivery of Notice of Exclusive Control, the Administrative Agent), may, and in the case that such amounts are the proceeds of Loan Advances that remain on deposit for longer than ten (10) Business Days, upon the direction of the Administrative Agent in its sole discretion, shall (to the extent the Borrower no longer believes that such amounts shall be used to acquire a Pre-Funded Loan within the next ten (10) Business Days), cause any amounts on deposit in the Pre-Funded Loan Account (x) that are the proceeds of Loan Advances to be applied to repay such Loan Advances and (y) that were funded to the Pre-Funded Loan Account by the Borrower, the Fund or their Affiliates in respect of a Pre-Funded Loan the acquisition of which was not consummated by the Borrower in such ten (10) Business Day period to be disbursed at the discretion of the Borrower.

(g) Pre-Funded Equity. The Borrower may withdraw funds on deposit in the Pre-Funded Equity Account to fund the acquisition of Loans in accordance with the terms hereof (a “Pre-Funded Equity Acquisition”). At any time, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may cause any amounts on deposit in the Pre-Funded Equity Account to be disbursed at the discretion of the Borrower; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall exist immediately prior to giving effect to a Pre-Funded Equity Acquisition, the Borrower may effect a Pre-Funded Equity Acquisition so long as, immediately after giving effect to such Pre-Funded Equity Acquisition and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced to zero Dollars ($0). If an Event of Default has occurred and is continuing, any Pre-Funded Equity shall be available for application in accordance with Section 2.8. Notwithstanding anything herein to the contrary, it is hereby understood and agreed that no Pre-Funded Equity Account shall be available for the receipt or payment of any amounts until such time as (x) the Collateral Custodian or the Securities Intermediary notifies the Borrower and the Administrative Agent that such Pre-Funded Equity Account is operational and available to receive or pay such amounts and (y) such Pre-Funded Equity Account is subject to the Lien of the Administrative Agent pursuant to the Account Control Agreement.

(h) Limitation on Transfers. Except as set forth in Sections 2.7, 2.8, 2.9(b), 2.14 and 5.1(f), neither the Borrower nor the Collateral Manager shall withdraw or order a transfer of funds from any Collection Account, and the Collateral Custodian shall not comply with an order or direction from the Borrower or the Collateral Manager to withdraw or transfer funds from any Collection Account, in any case, without the prior written consent of the Administrative Agent, which consent may be given at the Administrative Agent’s sole discretion. On each Payment Date, amounts in the Interest Collection Account and the Principal Collection Account shall be applied to make the payments and disbursements described in Section 2.7 or 2.8, as applicable. For the avoidance of doubt, neither the Borrower nor the Collateral Manager will instruct, nor will the Collateral Custodian permit, any release of funds from any Collection Account except in accordance with this Section 2.9(h).

Section 2.10 Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City Time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at the Interest Rate applicable during an Event of Default to the extent required under the definition of “Applicable Spread” hereunder, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. To the extent that Available Funds are insufficient on any Quarterly Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest at the Interest Rate until repaid in full.

(c) If any Loan Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2 applicable to the Borrower, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Loan Advance.

(d) If at any time after the Effective Date, the Advances Outstanding hereunder are not allocated among the Lenders in accordance with their respective Pro Rata Shares, the Lenders agree to make such purchases and sales of interests in the Advances Outstanding between themselves so that each Lender is then holding its relevant Pro Rata Share of Advances Outstanding based on their Commitments at such time (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement to be made in accordance with the respective Pro Rata Shares, of the Lenders from time to time party to this Agreement as provided herein.

(e) The Borrower shall have the option to (i) request that any Loan Advance bear interest at Term SOFR or (ii) continue any Loan Advance that bears interest at Term SOFR as a Loan Advance that bears interest at Term SOFR upon the expiration of the applicable Interest Period and the succeeding Interest Period of that continued Loan Advance shall commence on the last day of the Interest Period of the Loan Advance to be continued (a “Continued Loan Advance”). Any such election must be made by no later than 12:00 p.m. (New York City Time) on the third (3rd) U.S. Government Securities Business Day prior to (1) the Interest Period of any proposed Loan Advance that bears interest at Term SOFR, or (2) the end of the Interest Period with respect to any Loan Advance that bears interest at Term SOFR to be continued as such; provided that, when providing any notice for a Continued Loan Advance, the Borrower may elect, by notice to the Administrative Agent, to consolidate any other Loan Advances bearing interest at Term SOFR with Interest Periods that mature within five (5) Business Days of such Continued Loan Advance (each, a “Consolidated Loan Advance”), whereby the Interest Periods for such Consolidated Loan Advances will be terminated on the date of expiration of the Interest Period of the applicable Continued Loan Advance (a “Consolidation”); provided, further, the Borrower shall not be responsible for any Breakage Costs resulting from any Consolidation. If no election is received with respect to a Loan Advance that bears interest at Term SOFR by no later than 12:00 p.m. (New York City Time) on the third (3rd) U.S. Government Securities Business Day prior to the end of the Interest Period with respect thereto, such Loan shall be continued as a Loan that bears interest at Term SOFR at the end of its Interest Period. The Borrower must make such election by notice to Administrative Agent in writing. Notwithstanding the foregoing, at no time shall there be more than ~~six~~ten (~~6~~10 ) Loan Advances outstanding at such time that bear interest at Term SOFR; provided, for the avoidance of doubt, following a Consolidation, the applicable Continued Loan Advance and Consolidated Loan Advances shall constitute a single Loan Advance bearing interest at Term SOFR.

(f) In the event the Collateral Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instruction received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

Section 2.11 Fees.

The Collateral Custodian shall be entitled to receive the Collateral Custodian Fee in accordance with Sections 2.7 and 2.8, as applicable.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change after the Effective Date (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the Administrative Agent or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Effective Date, shall (a) subject the Administrative Agent or any Lender to any Tax or increased Tax of any kind whatsoever (other than (A) Indemnified Taxes that are covered under Section 2.13(a) and (B) Excluded

Taxes) with respect to this Agreement or change the basis of taxation of payments to the Lender in respect thereof with respect to its interest in the Collateral, or any right or obligation to make Loan Advances hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender or (c) impose any other condition affecting the ownership interest in the Collateral conveyed to the Secured Parties hereunder or the Administrative Agent’s or any Lender’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to the Administrative Agent or any Lender or to reduce the amount of any sum received or receivable by the Administrative Agent or any Lender under this Agreement or under any other Transaction Document, and in each case the Administrative Agent or such Lender has made a similar determination with respect to other facilities similarly situated other than for the reason of identifiable legal differences between such facilities, then on the Quarterly Payment Date following demand by the Administrative Agent or such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand), and in any case the Borrower shall pay directly to the Administrative Agent or such Lender such additional amount or amounts as will compensate the Administrative Agent or such Lender for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request after the Effective Date or (ii) compliance by the Administrative Agent or any Lender with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including compliance by the Administrative Agent or any Lender with any request or directive regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of the Administrative Agent or any Lender as a consequence of its obligations hereunder or arising in connection herewith to a level below that which the Administrative Agent or any such Lender could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Administrative Agent or such Lender with respect to capital adequacy) by an amount deemed by the Administrative Agent or such Lender to be material, and in each case the Administrative Agent or such Lender has made a similar determination with respect to other facilities similarly situated other than for the reason of identifiable legal differences between such facilities, then from time to time, on the Quarterly Payment Date following demand by the Administrative Agent or such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to the Administrative Agent or such Lender such additional amount or amounts as will compensate the Administrative Agent or such Lender for such reduction; provided that notwithstanding anything in this Section 2.12(b) to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” for the purposes of this clause (b), regardless of the date enacted, adopted or issued. If the issuance of any amendment or supplement to Interpretation No. 46 or to

Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards, including GAAP, or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Transferor, the Equityholder, the Borrower or any Secured Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which the Administrative Agent or such Lender may base a claim for reimbursement under this Section 2.12.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, the Administrative Agent or any Lender is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to the Administrative Agent or such Lender in connection with this Agreement or the funding or maintenance of Loan Advances hereunder (under other facilities similarly situated other than for the reason of identifiable legal differences between such facilities), then within twenty-two (22) days after demand by the Administrative Agent or such Lender, the Borrower shall pay to the Administrative Agent or such Lender such additional amount or amounts as may be necessary to reimburse the Administrative Agent or such Lender for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Administrative Agent or any applicable Lender may use any reasonable averaging and attribution methods. The Administrative Agent or any Lender making a claim under this Section 2.12 shall submit to the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.

(e) If a Disruption Event with respect to any Lender occurred, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the Benchmark shall (subject to clause (i) below) immediately be converted into Advances Outstanding in respect of which Interest accrues at the Base Rate.

(f) Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Administrative Agent’s or such Lender’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that the Administrative Agent or such Lender notifies the Borrower of the Administrative Agent’s or such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(g) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender. In no event will the Borrower be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which any Lender provides financing.

(h) The payment of amounts under this Section 2.12 shall be on an after-Tax basis.

(i) Other than with respect to a Benchmark Transition Event (for which reference is made to Section 12.18), if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that (i) “Daily Simple SOFR” cannot be determined pursuant to the definition thereof or (ii) “Term SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, the Borrower may revoke any request for a Loan Advance bearing interest at the applicable Benchmark that cannot be determined pursuant to the foregoing sentence and, failing that, (x) in the case of clause (i) above, all Loan Advances and all Advances Outstanding shall bear interest at Term SOFR plus the applicable Benchmark Spread Adjustment plus the Applicable Spread, (y) in the case of clause (ii) above, all Loan Advances and all Advances Outstanding shall bear interest at Daily Simple SOFR plus the applicable Benchmark Spread Adjustment plus the Applicable Spread and (z) in the case of the occurrence of clauses (i) and (ii) above, all Loan Advances and all Advances Outstanding shall bear interest at the Base Rate plus the Applicable Spread, in each case, computed as otherwise described herein until the Administrative Agent revokes such notice(s) (which it agrees to do promptly once such circumstances cease to exist); provided, however, the Administrative Agent may, with the consent of the Borrower and in consultation with the applicable Lender, establish an alternative interest rate with respect to such Loan Advances during the pendency of such period.

(j) If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loan Advances whose interest is determined by reference to Daily Simple SOFR or Term SOFR, as applicable, or to determine to charge interest rates based upon Daily Simple SOFR or Term SOFR, as applicable, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), any obligation of such Lender to make or continue Loan Advances that bear interest at Daily Simple SOFR or Term SOFR, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay (pursuant to Section 2.3(a)) or, if applicable, convert all Loan Advances that bear interest at Daily Simple SOFR or Term SOFR, as applicable, of such Lender to Loan Advances that bear interest at the Base Rate, on the Quarterly Payment Date therefor, if such Lender may lawfully continue to maintain such Loan Advances that bear interest at Daily Simple SOFR or Term SOFR, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Loan Advances that bear interest at Daily Simple SOFR or Term SOFR, as applicable.

Section 2.13 Taxes.

(a) Defined Terms. For purposes of this Section 2.13, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement or any other Transaction Documents shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each applicable Secured Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(b) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Secured Party, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Secured Party’s reasonable judgment such completion, execution or submission would subject such Secured Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3 hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 hereto on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Secured Party under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Secured Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Secured Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.13(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received or realized a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.13(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and Loan Advances and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14 Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans.

(a) Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Custodian, on any date prior to the Revolving Period End Date (in the case of clause (i) below) or the Termination Date (in the case of clause (ii) below), and without limiting the provisions of Section 2.7 on each Quarterly Payment Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i) on any date prior to the Revolving Period End Date, to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all applicable conditions precedent set forth in Section 3.2 have been satisfied, (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan, (3) no Event of Default has occurred and is continuing and, immediately after giving effect to such Reinvestment, no Default or Event of Default shall have occurred, and (4) immediately after giving effect to such Reinvestment, there shall not exist a Borrowing Base Deficiency; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Reinvestment, the Borrower may effect a Reinvestment so long as, immediately after giving effect to such Reinvestment and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced to zero Dollars ($0); or

(ii) on any date prior to the Termination Date, to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3.

Upon the written instruction (which may be in the form of an email) of the Borrower (or the Collateral Manager on its behalf), the Collateral Custodian will release funds from the Principal Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day. On the Measurement Date following such Transaction, the Borrower shall deliver to the Administrative Agent and the Collateral Custodian, a certification that the applicable conditions set forth in Section 2.14(a) were satisfied both before and after giving effect to such release of funds from the Principal Collection Account (provided delivery of a Reinvestment Notice and a Borrowing Base Certificate on the Measurement Date immediately following such Transaction shall satisfy this requirement).

(b) Substitutions. The Borrower may, subject to clauses (e) and (f) below, replace any Loan with another Loan (each such sale and reinvestment, a “Substitution”) so long as (i) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (ii) all applicable conditions precedent set forth in Section 3.2 have been satisfied with respect to each Loan to be acquired by the Borrower in connection with such Substitution and (iii) for any Substitutions effected from and after the Revolving Period End Date, the weighted average cash principal payment schedule with respect to any substitute Loan acquired by the Borrower in connection with a Substitution shall be substantially similar to or shorter than the Loan sold or otherwise transferred in connection with such Substitution (unless otherwise consented to by the Administrative Agent in its sole discretion).

(c) Discretionary Sales. The Borrower shall be permitted, subject to clauses (e) and (f) below, to sell Loans (or portions thereof, each, a “Discretionary Sale”); provided that the Borrower shall make a deposit in the Collection Account in immediately available funds in an amount equal to the net cash price received by the Borrower pursuant to any Discretionary Sale promptly upon the Borrower’s receipt of such cash price.

(d) Repurchase or Substitution of Warranty Loans. Not later than five (5) Business Days following the earlier of (i) knowledge by the Borrower, the Equityholder or the Collateral Manager that any Loan constitutes a Warranty Loan or (ii) receipt by the Borrower or the Equityholder from the Administrative Agent of written notice thereof, the Borrower or the Equityholder shall either:

(i) cause the Transferor to repurchase such Loan and make a deposit to the Collection Account in immediately available funds in an amount equal to (A) the Outstanding Balance of the related Loan as of the date of the repurchase, multiplied by (B) the Purchase Price, plus, only with respect to the repurchase of Warranty Loans, any expenses or fees with respect to such Loan; provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii) substitute for such Warranty Loan a substitute Eligible Loan; provided that all requirements with respect to Substitutions set forth in this Section 2.14 are satisfied.

Upon receipt of a written certification from the Borrower certifying to the confirmation of the deposit of the amounts set forth in Section 2.14(d)(i) into the Collection Account or the delivery by the Borrower of a substitute Eligible Loan for each Warranty Loan (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan and related Underlying Assets shall be removed from the Collateral and, as applicable, the substitute Eligible Loan and related Underlying Assets shall be included in the Collateral. On the Release Date of each Warranty Loan, the Collateral Custodian, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower without recourse, representation or warranty, all the right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan and any related Underlying Assets and all future monies due or to become due with respect thereto; provided that, notwithstanding the foregoing or anything herein to the contrary, upon the request of the Borrower, the Administrative Agent may, in its sole discretion, waive the requirement to repurchase or substitute any Loan pursuant to this Section 2.14(d).

(e) Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale or sale pursuant to a Substitution effected pursuant to this Section 2.14 shall be subject to the satisfaction of the following conditions:

(i) (i) on the Measurement Date immediately following any Discretionary Sale or sale pursuant to a Substitution, the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Custodian) (x) a Borrowing Base Certificate that gives effect to any such Discretionary Sale or sale pursuant to a Substitution since the preceding Measurement Date, (y) a list of all Loans to be sold or substituted since the preceding Measurement Date (which may be included in the Borrowing Base Certificate referenced in clause (x)) and (z) notice of any amount to be deposited into the applicable Collection Account in connection with any sale or Substitution since the preceding Measurement Date (which may be included in the Borrowing Base Certificate referenced in clause (x));

(ii) [reserved];

(iii) [reserved];

(iv) the representations and warranties contained in Section 4.1 and 4.2 hereof shall continue to be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects, and except for those representations and warranties made as of a specific date which are true, correct, and complete as of such date) following any sale or Substitution, except to the extent any such representation or warranty relates to an earlier date;

(v) any repayment of Advances Outstanding in connection with any sale or Substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(vi) any Discretionary Sale or sale in connection with a Substitution shall be made in a transaction (1) reflecting arms-length market terms and (2) in which the Borrower does not make any representations, warranties or covenants nor provide any indemnification for the benefit of any other party to such sale (other than that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Loan) (and the parties agree that the assignment agreement form attached as an exhibit to the applicable Underlying Instrument (solely to the extent such assignment agreement form (x) is reasonable and customary for a credit facility of the type to which such sale relates and (y) does not contain atypical or unusually burdensome covenants or representations and warranties in respect of the Borrower, in each case, in the Collateral Manager’s reasonable and good faith discretion) shall satisfy this clause (2)).

(vii) (A) no Collateral Manager Termination Event, Default or Event of Default shall have occurred and be continuing and, immediately after giving effect to any Discretionary Sale or Substitution, as applicable, no Collateral Manager Termination Event, Default or Event of Default shall have occurred; (B) notwithstanding anything set forth in this Section 2.14, immediately after giving effect to any Discretionary Sale or Substitution, as applicable, there shall not exist a Borrowing Base Deficiency; provided that, notwithstanding the foregoing or anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to a Substitution, the Borrower may effect such Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer or other action taken in accordance with Section 2.6 substantially contemporaneous therewith, the Borrowing Base Deficiency shall be reduced to zero ($0); and (C) unless consented to by the Administrative Agent in its sole discretion, (x) the net cash price received by the Borrower pursuant to any Discretionary Sale, shall be equal to or greater than the Adjusted Borrowing Value of the Loan sold in connection with such Discretionary Sale; provided that, solely for the purpose of determining if this clause (C) has been satisfied, with respect to any Loan for which the net cash price received by the Borrower equals or exceeds ninety-five percent (95.0%) of the Outstanding Balance thereof, the net cash price received by the Borrower shall be treated as if it were one hundred percent (100.0%) of the Outstanding Balance of such Loan; and (y) the Adjusted Borrowing Value of the substitute Loan acquired by the Borrower in connection with any Substitution shall be equal to or greater than the Adjusted Borrowing Value of the Loan sold or otherwise transferred in connection with such Substitution; and

(viii) the Borrower and the Collateral Manager (on behalf of the Borrower) shall pay an amount equal to all Breakage Costs and all other accrued and unpaid costs and expenses (including reasonable legal fees) of the Administrative Agent, the Lenders and the Collateral Custodian in connection with any such sale, Substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Administrative Agent on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, Substitution or repurchase).

(f) Limitations on Sales, Substitutions and Repurchases.

(i) The aggregate Outstanding Balance of all Loans (other than Zero Value Assets transferred at a time when no Default or Event of Default is continuing and Warranty Loans) which are transferred by the Borrower to the Transferor, the Equityholder or an Affiliate thereof in connection with a Substitution, a Discretionary Sale or the transfer to the Transferor or the Equityholder pursuant to a Restricted Payment shall not exceed during any 12-month rolling period (or such lesser number of months as shall have elapsed since the Effective Date) in the aggregate twenty-five percent (25.00%) of the Net Purchased Loan Balance measured as of the date of such Substitution, Discretionary Sale or dividend; provided, however, that if such transfer or transfers exceed such limitation, the Administrative Agent shall have received the executed legal opinion or opinions of Richards, Layton & Finger, P.A. (or another legal counsel of national standing), counsel to the Loan Parties, covering true sale and/or true contribution matters, as applicable, with respect to the transfer of Loans pursuant to the Sale Agreements notwithstanding such transfer in excess of such limitation, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

(ii) Notwithstanding the limitation set forth in Section 2.14(f)(i), and subject to satisfaction of all other applicable requirements set forth in this Section 2.14 or elsewhere in this Agreement, so long as no Default or Event of Default has occurred and is continuing, during the Revolving Period, or, after the Revolving Period End Date, with the consent of the Administrative Agent, the Borrower may transfer Loans that are Zero Value Assets to the Transferor or an Affiliate thereof in connection with a Substitution, a Discretionary Sale or the transfer to the Transferor pursuant to a Restricted Payment without the delivery of a Borrowing Base Certificate and without regard to the limitations set forth in Section 2.14(f)(i) and Section 2.14(e)(vi)(1); provided that such transfer may not cause the sale of Loans pursuant to the Transaction Documents to fail to qualify as a true sale such that Fried, Frank, Harris, Shriver & Jacobson LLP, Richard, Layton & Finger, P.A. or another legal counsel of national standing could no longer render a customary true sale opinion with respect thereto.

(g) Notices to Lenders. If requested by a Lender, the Administrative Agent shall provide such Lender with copies of any notices and other materials received by the Administrative Agent pursuant to this Section 2.14 in connection with any sale, Substitution, or repurchase of Loans. The Borrower (or the Collateral Manager, on its behalf), shall (upon request by the Collateral Custodian) deliver an Officer’s Certificate to the Collateral Custodian (provided that delivery of a Reinvestment Notice and a Borrowing Base Certificate on the Measurement Date immediately following such Transaction shall satisfy this requirement), on which it may conclusively rely, to the effect that all conditions precedent to such sale, Substitution or repurchase of Loans, as the case may be, have been satisfied.

(h) Sales of Equity Securities. The Borrower may sell any Equity Security at any time without restriction. For the avoidance of doubt, the conditions set forth in Section 2.14(e) applicable to Discretionary Sales of Loans (and more broadly to sales effected through this Section 2.14) will also apply to sales of Equity Securities.

Section 2.15 Assignment of the Sale Agreements.

(a) The Equityholder hereby assigns to the Borrower all of its right, title and interest in and to, but none of its obligations under, the Transferor Sale Agreement and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, the Equityholder hereby assigns to the Borrower its right to indemnification under the Transferor Sale Agreement. The Equityholder confirms that, following the occurrence and during the continuation of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right to enforce the Equityholder’s rights and remedies under the Transferor Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

(b) The Borrower hereby assigns to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of its right, title and interest in and to, but none of its obligations under, each of the Sale Agreements and any UCC financing statements filed under or in connection therewith to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, absolute or contingent. In furtherance and not in limitation of the foregoing, the Borrower hereby assigns to the Administrative Agent for the benefit of the Secured Parties its right to indemnification under each of the Sale Agreements. The Borrower confirms that, following the occurrence and during the continuation of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under each of the Sale Agreements and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

Section 2.16 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loan Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loan Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loan Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Borrower and the Administrative Agent agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of Advances Outstanding of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loan Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 (in each case including due to conversion of any Advances Outstanding), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loan Advances hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 (in each case including due to conversion of any Advances Outstanding), or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) that requires the approval of all or all affected Lenders in accordance with the terms of Section 12.1 which is approved by the Borrower, the Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such assigning Lender shall have received payment of an amount equal to the Advances Outstanding, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18 Increase of Commitment; Facility Amount.

At any time during the Revolving Period, provided that no Event of Default has occurred and is continuing, the Commitment of any Lender may be increased in connection with a corresponding increase in the Facility Amount upon the written request of the Borrower with the prior written consent of the Administrative Agent and such Lender (and with notice to the Collateral Custodian) (an “Increased Commitment”); provided that, (i) following such Increased Commitment, the Facility Amount shall not exceed $~~750,000,000~~1,000,000,000 , and (ii) any increase in the Facility Amount shall be in a minimum amount of $50,000,000. Except for upfront fees payable to Lenders providing any Increased Commitment, any such Increased Commitment shall be on the same terms (including the pricing and maturity date) as, and pursuant to the documentation applicable to, the Commitments provided pursuant to this Agreement as of the Effective Date. Prior to, or on the date of, the effectiveness of any such Increased Commitment, if requested by the Administrative Agent or any increasing Lender, the Borrower shall execute and deliver to the applicable Lender a revised Note in an aggregate face amount equal to such Lender’s revised Commitment. The Borrower confirms that each Lender, in its sole and absolute discretion, without regard to the value or performance of the facility documented hereby or any other factor, may elect not to increase its Commitment. Upon such increase, Annex B hereto shall be deemed to be revised to reflect such increase in each increasing Lender’s Commitment.

ARTICLE III

CONDITIONS TO THE EFFECTIVE DATE AND LOAN ADVANCES

Section 3.1 Conditions to Effective Date.

No Lender and neither the Administrative Agent nor the Collateral Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions to the initial effectiveness of the Transaction Documents have been satisfied, in the sole discretion of, or waived in writing, by the Administrative Agent:

(a) This Agreement and the other Transaction Documents shall have been duly executed by, and delivered to, the parties hereto and thereto;

(b) The Administrative Agent shall have received satisfactory evidence that the Borrower, the Equityholder, the Transferor and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby;

(c) The Borrower, the Equityholder and the Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D, and such certification shall, with respect to the Borrower, include a representation that the Borrower has neither incurred nor suffered to exist any Indebtedness as of the Effective Date (for the avoidance of doubt, other than Indebtedness incurred hereunder) and there are no judgments or tax lien filings against the Borrower;

(d) The Borrower shall have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C;

(e) The Borrower and the Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or Collateral Manager Termination Event has occurred and is continuing;

(f) The Administrative Agent shall have received the executed legal opinion or opinions of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower, the Equityholder, the Transferor and the Collateral Manager, covering (A) authority (of the Borrower, the Equityholder, the Transferor and the Collateral Manager), (B) enforceability of this Agreement and the other Transaction Documents (of the Borrower, the Equityholder, the Transferor and the Collateral Manager) and (C) UCC, perfection and the 1940 Act with respect to the Borrower, the Equityholder and the Transferor and, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Administrative Agent shall have received the executed legal opinion or opinions of Richards, Layton & Finger, P.A., counsel to the Loan Parties, covering true sale and non-consolidation matters, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(h) The Administrative Agent shall have received the executed legal opinion or opinions of Nixon Peabody LLP, counsel for the Collateral Custodian in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(i) The Borrower and the Administrative Agent shall have executed the Fee Letter, and the Borrower shall have paid all fees due and unpaid under the Fee Letter as of the date of its execution;

(j) The Borrower, the Collateral Manager, the Securities Intermediary and the Collateral Custodian shall have executed the Collateral Custodian Fee Letter, and the Borrower shall have paid all fees due and unpaid under the Collateral Custodian Fee Letter as of the date of its execution;

(k) Upon request, each applicable Lender shall have received a duly executed copy of its Note, in a principal amount equal to the Commitment of the Lender;

(l) The Administrative Agent shall have received a secretary’s (or managers’, as applicable) certificate of each Loan Party (i) that includes a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, general partner(s), manager(s) or member(s) of such Loan Party, as applicable, authorizing (A) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and (B) the borrowings contemplated hereunder, and a certification that such resolutions have not been amended, modified, revoked or rescinded, (ii) that includes a copy of the Governing Documents of such Loan Party and a certification that, except as disclosed therein, there has not been any amendment, modification or supplement to such Governing Documents, (iii) that includes a certification as to the incumbency and signature of the officers or other authorized persons of such Loan Party executing any Transaction Document and (iv) that includes certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of such Loan Party in the jurisdiction of its organization, which certificates shall be in form and substance satisfactory to the Administrative Agent and shall be executed by a corporate secretary or Responsible Officer of such Loan Party;

(m) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party, and bankruptcy and pending lawsuits with respect to the Loan Parties and the results of such search shall be satisfactory to the Administrative Agent;

(n) The Administrative Agent shall have received (i) all documentation and other information reasonably requested at least five (5) Business Days prior to the Effective Date by the Administrative Agent in its sole discretion with respect to the Borrower and the Collateral Manager under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (ii) a Beneficial Ownership Certification with respect to the Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and

(o) The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of the Effective Date (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete as of such date) and each of the covenants, agreements and undertakings contained in Section 5.1, Section 5.2, Section 5.3 and Section 5.4 are in compliance on and as of the Effective Date.

Section 3.2 Conditions Precedent to All Loan Advances and Acquisitions of Loans.

Each Loan Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) and each Pre-Funded Equity Acquisition (each, a “Transaction”) shall be subject to the further conditions precedent that must be satisfied (or waived in writing by the Lenders):

(a) With respect to any Loan Advance, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), by not later than the deadline set forth in Section 2.2(b) (or such shorter period as may be agreed to by the Administrative Agent and each Lender), a Funding Notice in the form of Exhibit A-1 and a Borrowing Base Certificate updated to the date such Transaction is requested (reflecting any Loans acquired in connection with a Pre-Funded Equity Acquisition that have not yet been reflected on a Borrowing Base Certificate) and giving pro forma effect to such Transaction, executed by the Collateral Manager and the Borrower.

(b) With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), on the Measurement Date immediately following such Transaction, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate updated to the date such Transaction is requested and giving pro forma effect to such Transaction, executed by the Collateral Manager and the Borrower.

(c) On the date of such Transaction the following shall be true and correct, and, other than solely with respect to a Pre-Funded Equity Acquisition, the Borrower and the Collateral Manager shall have certified in the applicable Funding Notice or Reinvestment Notice (provided delivery of a Reinvestment Notice on the Measurement Date immediately following a Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution shall satisfy this requirement with respect to such Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution) that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that:

(i) The representations and warranties contained in Section 4.1 and Section 4.2 are true, correct and complete in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is expressly made as of another specific date which were true, correct, and complete in all respects as of such date);

(ii) No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default, Change of Control, Collateral Manager Termination Event or BDC Coverage Event; and

(iii) On and as of such day, both prior to and immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Availability (or, to the extent permitted under Section 2.9(g) or Section 2.14, any existing Borrowing Base Deficiency is reduced to zero);

(d) The Borrower has not received any notice from any Lender stating that Applicable Law shall prohibit or enjoin the making of such Loan Advance by any Lender or the proposed acquisition of Loans (if any).

(e) (i) With respect to any Loan Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Revolving Period End Date shall not have occurred and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f) With respect to any Eligible Loan transferred by the Transferor (or the Equityholder or any other Affiliate of the Transferor or the Borrower) to the Borrower, such transfer shall be covered by a true sale opinion and non-consolidation opinion as the Administrative Agent may reasonably require, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Borrower and the Collateral Manager shall have delivered to the Administrative Agent (and, if applicable, to the Collateral Custodian) all reports required to be delivered as of the date of such Transaction including all deliveries required by Section 2.2;

(h) In connection with each Loan Advance the proceeds of which are deposited into the applicable Pre-Funded Loan Account in connection with the acquisition of a Pre-Funded Loan, unless otherwise waived by the Administrative Agent in its sole discretion, the Borrower (or the Collateral Manager on its behalf) shall have delivered to the Administrative Agent via a Platform a draft of the loan agreement, credit agreement, indenture or other principal agreement pursuant to which such Pre-Funded Loan will be issued or created prior to the related Loan Advance to the Pre-Funded Loan Account; and

(i) Other than solely with respect to a Pre-Funded Equity Acquisition, the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate (which may be part of the Funding Notice or Reinvestment Notice, as applicable) in form and substance reasonably satisfactory to the Administrative Agent certifying that each of the foregoing conditions precedent has been satisfied (provided delivery of a Reinvestment Notice on the Measurement Date immediately following a Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution shall satisfy this requirement with respect to such Reinvestment of Principal Collections or acquisition of Loans in connection with a Substitution).

Section 3.3 Custodianship; Transfer of Permitted Investments.

(a) The Collateral Custodian shall hold all Certificated Securities and Instruments delivered to it with respect to Permitted Investments as Collateral in accordance with the terms hereof in physical form at the Custody Facilities or at such other location identified to the Administrative Agent and the Borrower. Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower and which is a Qualified Institution.

(b) Each time that the Borrower (or the Collateral Manager on behalf of the Borrower) shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or the Collateral Manager on behalf of the Borrower) shall cause the delivery of such Permitted Investment, to the extent in physical form, to the Collateral Custodian at the Custody Facilities.

(c) The Borrower (or the Collateral Manager on its behalf) shall direct that the Collateral Custodian cause all Collateral (other than Money or Cash) acquired by the Borrower that constitutes Financial Assets to be credited to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior to that of any other creditor of the Borrower (whether now existing or hereafter acquired) (other than pursuant to Permitted Liens)):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form, by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or such Security Certificate to the Collateral Custodian at the Custody Facilities (or at such other location identified to the Administrative Agent and the Borrower) and (B) causing the Collateral Custodian to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the Custody Facilities (or at such other location identified to the Administrative Agent and the Borrower);

(ii) in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Account Control Agreement, and with respect to such Collateral as constitutes Money or Cash, causing such Money or Cash to be credited to the related deposit account; and

(iv) in the case of General Intangibles (including any Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Administrative Agent as secured party and describing the Permitted Investment as the collateral at the filing office of the Secretary of State of the State of Delaware (it being understood that a UCC financing statement describing the collateral as “all assets of the Borrower” or words of similar effect (including those filed pursuant to Section 3.1) will be deemed to satisfy the requirements of this clause (iv) in the case of any General Intangibles to be delivered by the Borrower).

(d) The security interest of the Administrative Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Administrative Agent, be released and the Collateral Custodian shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Effective Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has all necessary power, authority and legal right to acquire, own and sell the Collateral. Any amendment or restatement of any Governing Document of the Borrower has been accomplished in accordance with, and was permitted by, the relevant provisions of such Governing Document prior to its amendment or restatement from time to time.

(b) Due Qualification. The Borrower (i) is duly qualified to do business and is in good standing in its jurisdiction of formation and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by it.

(d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity.

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (and solely in the case of clauses (ii) and (iv), will not to the extent it could reasonably be expected to have a Material Adverse Effect), (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its Governing Documents, (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any of its Contractual Obligation, (iii) result in the creation or imposition of any Lien (other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, and Liens described in clause (f) of the definition of “Permitted Liens”) upon any of its properties pursuant to the terms of any such Contractual Obligation, or (iv) violate any Applicable Law.

(f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not a party to or otherwise subject or has any of its property that is subject to any indenture or other agreement or instrument evidencing Indebtedness of the Borrower or any other agreement or instrument where a default could reasonably be expected to result in a Material Adverse Effect.

(g) No Proceedings. (i) As of the Effective Date, there is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority, and, (ii) as of any date thereafter, there is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (x) asserting the invalidity of any Transaction Document to which it is a party, (y) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which it is a party or (z) that could reasonably be expected to have Material Adverse Effect.

(h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of each Transaction Document to which it is a party have been obtained, except where the failure to obtain such approval, authorization, consent, order, license, filing or other action could not reasonably be expected to have a Material Adverse Effect.

(i) [Reserved].

(j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which it is a party do not and will not render it not Solvent.

(k) Taxes.

(i) The Borrower is and has always been treated as a disregarded entity of either the Equityholder or the Transferor for U.S. federal income tax purposes and no election has been filed by the Borrower to be treated as a corporation for U.S. federal income tax purposes. The Borrower will, unless otherwise required by applicable law, treat the Loan Advances and Notes as indebtedness for U.S. federal income tax purposes.

(ii) The Transferor intends to elect to be treated and expects to qualify annually as a Regulated Investment Company.

(iii) The Equityholder will be treated as either a disregarded entity or a partnership for U.S. federal income tax purposes and no election has been filed by the Equityholder to be treated as a corporation for U.S. federal income tax purposes.

(iv) Each of the Borrower, the Equityholder and the Transferor has timely filed or caused to be timely filed (taking into account valid extensions of the time for filing) all material Tax returns required to be filed by it and has timely paid all material Taxes due, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loan Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens other than Permitted Liens, and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) this Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York.

(iii) the Collateral is comprised of “instruments”, “general intangibles”, “certificated securities”, “security entitlements”, “uncertificated securities”, “deposit accounts”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i);

(iv) with respect to Collateral that constitutes Deposit Accounts:

(1) the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each such Account; and

(2) such Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent and Permitted Liens. The Borrower has not instructed the depository bank of any Account to comply with the instructions of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in such Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.

(v) with respect to Collateral that constitutes Security Entitlements:

(1) all of such Security Entitlements have been credited to an Account that is a Securities Account and the securities intermediary for each such Securities Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2) the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account that is a Securities Account; and

(3) the Accounts that are Securities Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent. The Borrower has not instructed the securities intermediary of any Account that is a Securities Account to comply with the entitlement order of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts that are Securities Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.

(vi) all Accounts constitute “deposit accounts” as defined in Section 9-102 of the UCC as in effect from time-to-time in the State of New York or a “securities account” as defined in the Section 8-501(a) of the UCC as in effect from time-to-time in the State of New York;

(vii) the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien of any Person (other than Permitted Liens);

(viii) the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Administrative Agent, on behalf of the Secured Parties;

(ix) the Borrower has taken all necessary steps to authorize the Administrative Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(x) upon the delivery to the Collateral Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the Collateral Custodian’s Corporate Trust Office is located), the crediting of all Collateral that constitutes Financial Assets (as defined in the UCC as in effect from time to time in the State of New York) to an Account and the filing of the financing statements described in this Section 4.1(m) in the jurisdiction in which the Borrower is located, such security interest shall be a valid and first priority (subject to Permitted Liens) perfected security interest in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York;

(xi) other than Liens described in clause (f) of “Permitted Liens” and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Borrower under each of the Sale Agreements, or (B) that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof;

(xii) [reserved];

(xiii) none of the underlying promissory notes that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent on behalf of the Secured Parties;

(xiv) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian on behalf of the Administrative Agent and, if in registered form, has been specially Indorsed to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent upon original issue or registration of transfer by the Borrower of such certificated security; and

(xv) with respect to Collateral that constitutes an Uncertificated Security, the Borrower has caused the Administrative Agent to gain “control” of such Collateral pursuant to Section 8-106(c) of the UCC and such control remains effective.

(n) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower furnished or to be furnished to the Administrative Agent, the Collateral Custodian or any Lender by any Loan Party in connection with this Agreement are true, complete and correct in all material respects (or, (A) in the case of general economic data, industry information or information, or if not prepared by or under the direction of the Borrower, true and correct in all material respects to its knowledge or (B) in the case of any projections and forward-looking information, such has been prepared in good faith and is reasonable in light of information available to it at the relevant time).

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Effective Date, in each case other than any change of name or other organizational change for which notice has been duly provided pursuant to Section 5.1(o)(vii).

(p) Legal Name. Each Loan Party’s exact legal name is the name as set forth on Schedule I hereto.

(q) Sale Agreement. The Equityholder Sale Agreement is the only agreement pursuant to which the Borrower purchases Collateral from the Equityholder or any of its Affiliates.

(r) Value Given. The Borrower has given reasonably equivalent value to the Equityholder of each Loan in consideration for the transfer to the Borrower of each Loan, and no such transfer has been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s) Accounting. The Borrower accounts for the transfers to it of interests in Collateral as sales of such Collateral for financial accounting purposes and for legal purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(t) Special Purpose Entity. The Borrower has not and shall not:

(i) engage in any business or activity other than the purchase, receipt and management of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the sale of Collateral as permitted hereunder, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation;

(iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, amend, modify, terminate or fail to comply with the provisions of its operating agreement except as otherwise permitted pursuant to Section 5.2(h), or fail to observe organizational formalities;

(v) form, acquire or own any Subsidiary, own any equity interest in any other entity (other than any Equity Security received in exchange for a defaulted Loan or portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof), or make any Investment in any Person (other than Permitted Investments) without the prior written consent of the Administrative Agent; provided that, if required or deemed advisable by the Fund in connection with the Fund’s maintenance of its status or eligibility to be taxed as a Regulated Investment Company (as determined by the Fund in its reasonable discretion), the Borrower may form a wholly owned Subsidiary and contribute to such Subsidiary any Equity Security or any other asset that is not an Eligible Loan, subject to the satisfaction of the following conditions (as determined by the Administrative Agent in its reasonable discretion): (A) such Subsidiary becomes jointly and severally liable for all obligations of the Borrower under this Agreement and (B) the Borrower has furnished to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for the purpose of compliance with “know your customer” laws, including the Beneficial Ownership Regulation, with respect to such Subsidiary;

(vi) fail to hold all of its assets solely in its own name;

(vii) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(viii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Loan Advances owed to the Lenders and a termination of all the Commitments;

(ix) fail to pay its debts and liabilities solely from its own assets as the same shall become due;

(x) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(xi) enter into any contract or agreement with any Person, including the Transaction Documents, Underlying Instruments, purchase, sale or transfer agreements related to Collateral, and agreements incidental thereto, except in the ordinary course of business and upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(xii) seek its termination, winding up, liquidation and/or dissolution in whole or in part unless required by Applicable Laws;

(xiii) fail to correct any known misunderstandings regarding the separate identity of the Borrower, the Equityholder, the Transferor or any other Person;

(xiv) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any holder of Capital Stock of the Borrower to make any additional capital contributions;

(xvii) divide or permit any division of the Borrower;

(xviii) hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xix) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate; provided that, so long as permitted by Applicable Laws, (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xx) [reserved];

(xxi) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxii) acquire the obligations of or securities issued by its Affiliates, it being understood that this clause (xxii) shall not prevent the Borrower from acquiring Loans from the Equityholder or its Affiliates acquiring Loans from the Borrower or its Affiliates;

(xxiii) guarantee any obligation of any person, including an Affiliate;

(xxiv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including, without limitation, paying for office space and services performed by any employee of an Affiliate;

(xxv) fail to use separate stationery, invoices and checks bearing its own name;

(xxvi) maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxviii) (A) except while a vacancy is being filled as provided in clause (C), fail at any time to have at least one (1) duly appointed independent manager (the “Independent Manager”) which (a) shall be a natural Person who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience, (b) is provided by CT Corporation, Corporation Service Company, Global Securitization Services, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, ICG Services Limited, Circumference FS, HighWater or One Group Solutions, or another nationally recognized company reasonably approved by the Administrative Agent that is not an Affiliate of the Borrower and that provides professional independent managers or independent directors and other corporate services in the ordinary course of its business, and (c) is not, and has never been, and will not while serving as Independent Manager be, any of the following: (w) a member, partner, equityholder, manager, director, officer or employee of the Borrower or any of its equityholders or Affiliates (other than his or her service as an independent manager or independent director (including a manager or a director of an independent general partner or similar managing entity) of the Borrower or any of its equityholders or Affiliates); (x) a creditor, supplier or service provider (including provider of professional services) to the Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or independent directors and other corporate services to the Borrower or any of its equityholders or Affiliates in the ordinary course of business); (y) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (z) a Person that controls (whether directly, indirectly or otherwise) any of (w), (x) or (y) above; (B) fail to ensure that any action relating to the selection or replacement of the Independent Manager during the Covenant Compliance Period shall require the written consent of the Administrative Agent or (C) if an Independent Manager resigns, is removed or becomes deceased, fail to ensure that a successor Independent Manager is appointed as soon as possible. For the avoidance of doubt, a natural person who satisfies clause (w) above by reason of being a person qualifying under the description in the parenthetical thereof and otherwise satisfies the conditions set forth in the foregoing clauses (a) through (d) shall be qualified to serve as an Independent Manager of the Borrower;

(xxix) fail to provide that the unanimous consent of all members and the consent of the Borrower’s Independent Manager is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxx) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any material taxes required to be paid under applicable law except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(u) Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification of the Borrower is true and correct in all material respects.

(v) Investment Company Act. The Borrower is not required to be registered as an “investment company” within the meaning of the 1940 Act.

(w) ERISA. The Borrower does not and, except as would not reasonably be expected to have a Material Adverse Effect, any of the Borrower’s ERISA Affiliates does not, sponsor, maintain, contribute to, or have any liability with respect to, any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA (a “Pension Plan”). Neither the Borrower’s assets nor the Collateral constitutes “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (“Plan Assets”).

(x) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law.

(y) No Material Adverse Effect. Except as previously disclosed to the Administrative Agent, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party since the last Monthly Reporting Date.

(z) Amendments. No Loan has been amended, modified or waived with the consent of the Borrower since the Effective Date or the related Funding Date, as the case may be, except for amendments, modifications or waivers, if any, to such Loan not in contravention of Section 5.1(o)(vi), Section 5.1(t)(iii), Section 6.4(a) or Section 6.8(d) and in accordance with the Collateral Management Standard.

(aa) Full Payment. As of the date of the Borrower’s acquisition thereof, the Borrower does not have knowledge of any fact which should lead it to expect that any Loan will not be repaid by the relevant Obligor in full.

(bb) Sanctions; Anti-Money Laundering Laws; and Anti-Corruption Laws. Neither the Borrower nor any entity directly or indirectly controlling the Borrower or any controlled Affiliate of the Borrower is a Sanctioned Person or otherwise identified on any list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or such other list or such similar lists relating to Sanctions. The Borrower maintains or is otherwise subject to policies and procedures reasonably designed to ensure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.

The Borrower represents and warrants as follows as of the Effective Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Eligibility of Collateral. The Borrower has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on the Loan List. As of the Effective Date and each Funding Date, (i) the Loan List and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date in all material respects, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens described in clause (a), clause (d) or clause (f) of the definition of “Permitted Liens”) and in compliance with all Applicable Laws and (iv) with respect to each Loan included in the Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect.

(b) No Fraud. Each Loan was originated without any fraud or material misrepresentation by the Borrower or its Affiliates or to the knowledge of the Borrower or its Affiliates, of the related Obligors.

Section 4.3 Representations and Warranties of the Equityholder and the Collateral Manager.

Each of the Equityholder and the Collateral Manager (as to itself and on behalf of the Equityholder in its capacity as the sole owner of the Equityholder) represents and warrants as follows as of the Effective Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. Each of the Equityholder and the Collateral Manager has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware.

(b) Due Qualification. Each of the Equityholder and the Collateral Manager is duly qualified to do business and is in good standing as a limited liability company and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. Each of the Equityholder and the Collateral Manager (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Equityholder or the Collateral Manager is a party have been duly executed and delivered by the Equityholder or the Collateral Manager, as applicable.

(d) Binding Obligation. Each Transaction Document to which the Equityholder or the Collateral Manager is a party constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Transaction Documents to which it is a party, the consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (and solely in the case of clauses (ii), (iii) and (iv), will not to the extent it could reasonably be expected to have a Material Adverse Effect), (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its Governing Documents, (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any of its Contractual Obligations, (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iv) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Manager or the Equityholder, threatened against it, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which it is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager and the Equityholder of each Transaction Document to which it is a party have been obtained, except where the failure to obtain such approval, authorization, consent, order, license, filing or other action could not reasonably be expected to have a Material Adverse Effect.

(h) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower, the Equityholder or the Collateral Manager furnished or to be furnished by the Collateral Manager to the Administrative Agent, the Collateral Custodian or any Lender in connection with this Agreement are true, complete and correct in all material respects (or, (A) in the case of general economic data, industry information or information, or if not prepared by or under the direction of the Collateral Manager, true and correct in all material respects to the knowledge of the Collateral Manager or (B) in the case of any projections and forward-looking information, such has been prepared in good faith and is reasonable in light of information available to the Collateral Manager at the relevant time).

(i) Solvency. Neither the Equityholder nor the Collateral Manager is the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Equityholder or the Collateral Manager is a party do not and will not render it not Solvent.

(j) Business Development Company. The Collateral Manager is a “business development company” under the 1940 Act.

(k) Special Purpose Entity. The Equityholder shall not:

(i) engage in any business or activity other than the purchase, receipt and management of the Loans, Permitted Investments and Investments in the Borrower, the transfer and pledge of Loans and Permitted Investments pursuant to the terms of the Transaction Documents, the sale of Loans and Permitted Investments as permitted hereunder, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Loans, Permitted Investments and Investments in the Borrower or (b) incidental property as may be necessary for the operation of the Equityholder and the performance of its obligations under the Transaction Documents;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than pursuant to the Equityholder Sale Agreement), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation;

(iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, amend, modify, terminate or fail to comply with the provisions of its operating agreement except as otherwise permitted pursuant to Section 5.3(g), or fail to observe organizational formalities;

(v) form, acquire or own any Subsidiary (other than the Borrower), own any equity interest in any other entity (other than any Equity Security received in exchange for a defaulted Loan or portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof), or make any Investment in any Person (other than Permitted Investments and Investments in the Borrower) without the prior written consent of the Administrative Agent;

(vi) fail to hold all of its assets solely in its own name;

(vii) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(viii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder, or to the Borrower pursuant to the Equityholder Sale Agreement, or in conjunction with a repayment of all Loan Advances owed to the Lenders and a termination of all the Commitments;

(ix) fail to pay its debts and liabilities solely from its own assets as the same shall become due;

(x) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(xi) enter into any contract or agreement with any Person, including the Transaction Documents, Underlying Instruments, purchase, sale or transfer agreements related to Collateral, and agreements incidental thereto, except in the ordinary course of business and upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(xii) seek its termination, winding up, liquidation and/or dissolution in whole or in part unless required by Applicable Laws;

(xiii) fail to correct any known misunderstandings regarding the separate identity of the Borrower, the Equityholder, the Transferor or any other Person;

(xiv) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person, other than pursuant to the Pledge Agreement (Borrower Equity);

(xv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any holder of Capital Stock of the Equityholder to make any additional capital contributions;

(xvii) divide or permit any division of the Equityholder;

(xviii) hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xix) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Equityholder’s assets may be included in a consolidated financial statement of its Affiliate; provided that, so long as permitted by Applicable Laws, (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Equityholder from such Affiliate and to indicate that the Equityholder’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on the Equityholder’s own separate balance sheet;

(xx) [reserved];

(xxi) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxii) acquire the obligations of or securities issued by its Affiliates, it being understood that this clause (xxii) shall not prevent the Equityholder from acquiring Loans from the Transferor or its Affiliates;

(xxiii) guarantee any obligation of any person, including an Affiliate;

(xxiv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including, without limitation, paying for office space and services performed by any employee of an Affiliate;

(xxv) fail to use separate stationery, invoices and checks bearing its own name;

(xxvi) maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxviii) (A) except while a vacancy is being filled as provided in clause (C), fail at any time to have at least one (1) duly appointed independent manager (the “Independent Manager”) which (a) shall be a natural Person approved by the Administrative Agent in its sole discretion, (b) shall be a Person who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience, (c) is provided by CT Corporation, Corporation Service Company, Global Securitization Services, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, ICG Services Limited, Circumference FS, HighWater, One Group Solutions or another nationally recognized company reasonably approved by the Administrative Agent that is not an Affiliate of the Equityholder and that provides professional independent managers or independent directors and other corporate services in the ordinary course of its business, and (d) is not, and has never been, and will not while serving as Independent Manager be, any of the following: (w) a member, partner, equityholder, manager, director, officer or employee of the Equityholder or any of its equityholders or Affiliates (other than his or her service as an independent manager or independent director (including a manager or a director of an independent general partner or similar managing entity) of the Equityholder or any of its equityholders or Affiliates); (x) a creditor, supplier or service provider (including provider of professional services) to the Equityholder or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or independent directors and other corporate services to the Equityholder or any of its equityholders or Affiliates in the ordinary course of business); (y) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (z) a Person that controls (whether directly, indirectly or otherwise) any of (w), (x) or (y) above; (B) fail to ensure that any action relating to the selection or replacement of the Independent Manager during the Covenant Compliance Period shall require the written consent of the Administrative Agent or (C) if an Independent Manager resigns, is removed or becomes deceased, fail to ensure that a successor Independent Manager is appointed as soon as possible. For the avoidance of doubt, a natural person who satisfies clause (w) above by reason of being a person qualifying under the description in the parenthetical thereof and otherwise satisfies the conditions set forth in the foregoing clauses (a) through (d) shall be qualified to serve as an Independent Manager of the Equityholder;

(xxix) fail to provide that the unanimous consent of all members and the consent of the Equityholder’s Independent Manager is required for the Equityholder to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Equityholder, (e) make any assignment for the benefit of the Equityholder’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxx) fail to file its own tax returns separate from those of any other Person, except to the extent that the Equityholder is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any material taxes required to be paid under applicable law except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(l) Sale Agreement. The Transferor Sale Agreement is the only agreement pursuant to which the Equityholder purchases Collateral from the Transferor or any of its Affiliates.

(m) Value Given. The Equityholder has given reasonably equivalent value to the Transferor of each Loan in consideration for the transfer to the Equityholder of each Loan, and no such transfer has been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(n) Compliance with Law. Each of the Equityholder and the Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law.

(o) No Material Adverse Effect. Except as previously disclosed to the Administrative Agent, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager or the Equityholder since the last Monthly Reporting Date.

(p) Eligibility of Collateral. The Collateral Manager has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on the Loan List in accordance with the Collateral Management Standard. As of the Effective Date and each Funding Date, (i) the Loan List and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens described in clause (a), clause (d) or clause (f) of the definition of “Permitted Liens”) and in compliance with all Applicable Laws and (iv) with respect to each Loan included in the Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Collateral Manager in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect.

(q) No Fraud. Each Loan was originated without any fraud or material misrepresentation by the Collateral Manager or its Affiliates.

Section 4.4 Representations and Warranties of the Collateral Custodian.

The Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing trust company in good standing under the laws of the jurisdiction of its organization. It has full requisite power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary trust company action on its part, either in its individual capacity or as Collateral Custodian as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its constitutional documents or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby to be performed by it and the fulfillment of the terms hereof applicable to it will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Custodian.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower.

During the Covenant Compliance Period:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain its Governing Documents in full force and effect.

(c) Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply (or cause the Equityholder or the Transferor to perform and comply pursuant to the applicable Sale Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account; Inspection Rights.

(i) The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower, the Transferor, the Equityholder and the Collateral Manager will permit representatives and agents of the Administrative Agent or the Collateral Custodian to (subject to delivery of standard confidentiality agreements) visit and inspect any of its properties or the properties of its Affiliates, to examine its and its Affiliates’ corporate, financial and operating records relating to the Collateral, the Eligible Loans, and make copies of the Required Loan Documents, and to discuss the same with its directors and officers (provided that (A) representatives of such Person may be present at any such discussion and (B) any third party’s confidential information subject to a confidentiality agreement with a Loan Party that prohibits the disclosure of such third party’s information to the Administrative Agent may be redacted from the information provided to the Administrative Agent pursuant to this Section 5.1(d)), all at the expense of the Transferor, the Equityholder and the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable (and in any event not less than two (2) Business Days’) advance written notice from the Administrative Agent to such Person; provided that when an Event of Default exists the Administrative Agent (or any representative or agent thereof) may do any of the foregoing at any time and without advance notice (other than discussions with auditors and other third parties, for which reasonable prior notice shall still be required); provided, further, that so long as no Event of Default shall have occurred and be continuing (at which time no limits shall apply), (x) no more than two (2) such inspections or audits shall be conducted in any one (1) year and (y) the Transferor, the Equityholder and the Borrower shall not be obligated to reimburse the Administrative Agent for more than one (1) inspection or audit in any calendar year. For purposes of clarity, any Lender or its designated representatives having requested to attend in the case of physical inspections may, at such Lender’s expense, accompany the Administrative Agent in the case of such physical inspections.

(ii) In connection with the foregoing clause (i), the Administrative Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter (subject to delivery of standard confidentiality agreements) (A) at any time that an Event of Default has occurred and is continuing, to communicate directly with any and all of the Borrower’s account debtors and Obligors to verify the existence and terms thereof, and (B) from time to time, upon reasonable advance notice, to audit the Collateral, or any portion thereof, in order to verify any Loan Party’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; and each of the Transferor, the Equityholder and the Borrower shall, and shall cause the Collateral Manager to permit any designated representative of the Administrative Agent to visit and inspect any of the properties of the Transferor, the Equityholder, the Borrower or the Collateral Manager, as applicable, to inspect and to discuss their respective finances and any of their respective properties and Collateral as it relates to this Agreement, during normal business hours. The Borrower shall reimburse the Administrative Agent for any expense incurred in the exercise of the foregoing provisions. Audit fees and other charges for the inspections contemplated in this Section 5.1(d) shall be as follows: (a) a fee of $1,000.00 per day, per auditor, plus reasonable and documented out-of-pocket expenses for each field audit of the Transferor, the Equityholder, the Borrower or any other Loan Party or Person performed by personnel employed by the Administrative Agent, and (b) the reasonable and documented out-of-pocket charges and expenses paid or incurred by the Administrative Agent if it elects to employ the services of one or more third Persons to perform field audits of the Transferor, the Equityholder, the Borrower, any other Loan Party or the Collateral Manager or to appraise the Collateral, or any portion thereof; provided that, so long as no Event of Default shall have occurred and be continuing, (x) the Transferor, the Equityholder and the Borrower shall not be obligated to reimburse the Administrative Agent for more than one (1) field audit or appraisal of the Collateral, in either case, in any calendar year and (y) no more than two (2) such field audits and appraisals shall be conducted in any one (1) year. For purposes of clarity, any Lender or its designated representatives having requested to attend in the case of physical inspections may, at such Lender’s expense, accompany the Administrative Agent in the case of such physical inspections.

(e) Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) if acquired from an Affiliate, acquire such Collateral pursuant to and in accordance with the terms of the Equityholder Sale Agreement and (ii) at its expense, take all action necessary to perfect, protect and more fully evidence its ownership of such Collateral free and clear of any Lien other than Permitted Liens, including (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at its expense), effective financing statements against the Obligor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate.

(f) Deposit of Collections.

(i) The Borrower shall, or cause the Collateral Manager to, instruct each Obligor or any relevant administrative agent, as applicable, to deliver all Collections in respect of the Collateral to the General Collection Account. The Borrower shall transfer, or cause to be transferred, all Collections received in any other account to the General Collections Account within two (2) Business Days after such Collections are received.

(ii) The Borrower shall promptly (and in any event within two (2) Business Days after identifying any Collections received as being on account of Interest Collections or Principal Collections), direct the Collateral Custodian to transfer from the General Collection Account (A) all Collections received by it in respect of the Collateral attributable to Interest Collections to the Interest Collection Account, (B) other than as provided in clause (C), all Collections received by it in respect of the Collateral attributable to Principal Collections to the Principal Collection Account and (C) to the extent provided in Section 2.9(e), Collections to the Unfunded Exposure Account; provided that, if the Collateral Custodian does not receive such direction within such two (2) Business Days, then the Collateral Custodian shall transfer the applicable Collections to the Principal Collection Account.

(g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).

(h) Collateral Management Standard. The Borrower will comply in all material respects with the Collateral Management Standard in regard to the Collateral.

(i) Events of Default. Promptly (but in any event within five (5) Business Days) following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Default, it will provide the Administrative Agent and the Collateral Custodian with written notice of the occurrence of such Event of Default or Default of which it has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that it proposes to take with respect thereto. The Administrative Agent will provide each Lender with a copy of any such notice promptly upon receipt thereof.

(j) Obligations. Each Loan Party shall pay its respective Indebtedness and other material obligations promptly and in accordance with their terms.

(k) Taxes.

(i) The Borrower will at all times continue to be treated as a disregarded entity of either the Equityholder or the Transferor for U.S. federal income tax purposes. The Borrower will, unless otherwise required by applicable law, treat the Loan Advances and Notes as indebtedness for U.S. federal income tax purposes.

(ii) The Borrower will at all times continue to be owned by the Equityholder.

(iii) The Transferor intends to elect to be treated and expects to qualify annually as a Regulated Investment Company.

(iv) The Equityholder will at all times continue to be treated as a partnership or a disregarded entity for U.S. federal income tax purposes. The Equityholder and the Transferor will, unless otherwise required by applicable law, treat the Loan Advances and Notes as indebtedness for U.S. federal income tax purposes.

(v) Each of the Borrower, the Equityholder and the Transferor will timely file or cause to be timely filed (taking into account valid extensions of the time for filing) all material Tax returns required to be filed by it and will timely pay all material Taxes due (including all Taxes on the income and gain of the Borrower, the Equityholder and the Transferor), except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(l) Use of Proceeds. The Borrower will use the proceeds of the Loan Advances only to acquire Loans for the account of Borrower or fund unfunded commitments of the Borrower with respect to Loans, to make distributions to its equity holders in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder).

(m) Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence of a Collateral Manager Termination Event or an Event of Default, send notification forms giving each relevant administrative agent or Obligor, as applicable, notice of the Secured Parties’ interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

(n) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement and Permitted Liens.

(o) Notices. The Borrower will furnish each of the following documents to the Collateral Custodian and the Administrative Agent, which shall forward copies of the same to the Lenders:

(i) Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, the Borrower which equal or exceed $100,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters received by the Borrower;

(iii) Representations and Warranties. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect in any material respect (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall have been incorrect in any respect) at the time it was given or deemed to have been given; followed by a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue in any material respect (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties would be rendered untrue in any respect) as of such Funding Date;

(iv) ERISA. (1) Promptly after receiving notice of any Reportable Event with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice and (2) promptly after obtaining knowledge thereof (and in any event within two (2) Business Days), notice that Borrower has underlying assets which constitute “plan assets” within the Plan Asset Rules;

(v) Proceedings. As soon as possible and in any event within three (3) Business Days after an executive officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Equityholder or the Transferor; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, the Borrower or the Equityholder in excess of $500,000, in the aggregate, or the Transferor in excess of $5,000,000 shall be deemed to be material for purposes of this Section 5.1(o);

(vi) Notice of Certain Events. Promptly (and in any event within three (3) Business Days) upon obtaining knowledge thereof, notice of (1) any Collateral Manager Termination Event, (2) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (3) any amendment to the Governing Documents of the Transferor if such amendment materially and adversely affects the interests of the Administrative Agent and the Lenders, as determined in the reasonable judgment of the Collateral Manager;

(vii) Corporate Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, corporate structure, tax characterization or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(viii) Accounting Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower relating to loan accounting or revenue recognition.

(p) Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Transferor or the Equityholder.

(q) Quarterly Payment Date Reporting.

(i) The Borrower shall deliver (or shall cause to be delivered) a Quarterly Payment Date Report, for the previous quarter ending as of the applicable Quarterly Determination Date, and delivered to the Administrative Agent and Collateral Custodian not later than the day that is two (2) Business Days preceding the related Quarterly

Payment Date; provided that, a Borrowing Base Deficiency has occurred after the applicable Determination Date and remains continuing as of the day that is two (2) Business Days preceding the related Payment Date, in each case the Quarterly Payment Date Report shall reflect (or, if already delivered, be revised to reflect) amounts necessary to cure such Borrowing Base Deficiency pursuant to Section 2.7(a)(8). Each such Quarterly Payment Date Report shall contain instructions to the Collateral Custodian to withdraw funds on the related Quarterly Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(ii) [Reserved].

(iii) If and to the extent the Collateral Manager may be required to calculate or to report in a Quarterly Payment Date Report or other accounting hereunder or under the Investment Management Agreement, the Dollar Equivalent of any amount, including the outstanding principal amount of an Eligible Loan, the Loan Advances, the Borrowing Base or other such calculation or amount involving an Approved Foreign Currency, it shall use (A) the Dollar Equivalent identified in or (B) the Assigned Value provided in, as the case may be, the collateral database compiled and delivered (or caused to be compiled and delivered) by the Collateral Custodian to the Collateral Manager for the related collection or reporting period or other such amount as is identified in such calculation or such report by the Collateral Manager.

(iv) In preparing the Quarterly Payment Date Report and other information and statements required hereunder, the Collateral Custodian shall provide the Collateral Manager with such information and data maintained pursuant to the terms of this Agreement to assist the Collateral Manager in preparing the Quarterly Payment Date Report and to the extent required hereunder.

(v) In each Quarterly Payment Date Report, the Collateral Manager shall further include a statement, which may be contained in the Borrowing Base Certificate delivered pursuant to Section 5.1(t) as to the amount and type (whether Principal Collections, Interest Collections or other Collections) of all Collections received since the prior Quarterly Payment Date, all Principal Collections and Interest Collections on deposit as of such Quarterly Payment Date and a detailed aging of each Loan.

(r) Filing of Financing Statements. The Borrower shall file or cause all appropriate financing statements to be filed on the Effective Date in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect where the Borrower is located (within the meaning of Article 9 of the UCC).

(s) Financial Statements. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Transferor, a copy of the audited consolidated balance sheet of Transferor as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and, in the case of financial statements of Transferor, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;

(ii) as soon as available, but in any event not later than seventy-five (75) days after the end of each of the first three (3) quarterly periods of each fiscal year of the Transferor, the unaudited balance sheet of the Transferor as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Transferor for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, and prepared on a consolidated basis, and each of which shall be certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(iii) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(t) Certificates; Other Information. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i) [reserved];

(ii) on each Measurement Date (or, in any instance, such later date as agreed to by the Administrative Agent in its sole discretion), a Borrowing Base Certificate showing the Borrowing Base and the Availability as of such date;

(iii) [reserved];

(iv) [reserved];

(v) within one hundred eighty (180) days (or such greater number of days as may be agreed by the Administrative Agent in its sole discretion) after the end of each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2023, a report covering such fiscal year of a firm of consultants or independent certified public accountants of nationally recognized standing (including Protiviti Inc. or any other party agreed to by the Administrative Agent) to the effect that such accountants (or such other party) have applied certain agreed-upon procedures (the “Agreed-Upon Procedures

Report”) (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Borrower and the Administrative Agent may provide an updated Schedule IV reflecting any further amendments to such Schedule IV agreed to between the Borrower and the Administrative Agent from time to time) a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral and the Loan Parties, compared the information contained in three random Borrowing Base Certificates (provided that the Administrative Agent, in its sole discretion, may elect that such analysis include (x) a smaller number of Borrowing Base Certificates and (y) only a subset of Loans included in each Borrowing Base Certificate) and Quarterly Payment Date Reports, in each case, delivered during the period covered by such Agreed-Upon Procedures Report with such documents and records and that no matters came to the attention of such accountants (or such other party) that caused them to believe that (A) the information and the calculations included in such Borrowing Base Certificates and Quarterly Payment Date Reports were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants (or such other party) shall believe to be immaterial and such other exceptions as shall be set forth in such statement, or (B) a Collateral Manager Termination Event occurred during the applicable reporting period; provided that, if the Administrative Agent has provided written notice to the Borrower that the Administrative Agent has, in its reasonable discretion, elected to directly engage a firm of independent certified public accountants of nationally recognized standing (or any other party identified by the Administrative Agent) to provide an Agreed-Upon Procedures Report for an applicable fiscal year, the Borrower shall not be obligated to separately furnish an Agreed-Upon Procedures Report for such fiscal year;

(vi) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, upon request, an updated Borrowing Base Certificate);

(vii) [reserved];

(viii) concurrently with the delivery of the financial statements referred to in Section 5.1(s)(i) and Section 5.1(s)(ii), a fully and properly completed Compliance Certificate in the form of Exhibit F, certified on behalf of the Borrower by a Responsible Officer of the Borrower; and

(ix) on each Quarterly Payment Date Report, a calculation of Available Capital certified by the Fund or the Collateral Manager and a calculation of the Total Interest Coverage Ratio to the extent tested pursuant to Section 5.2(o), certified as complete and correct by a Responsible Officer.

(u) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect, perfect or more fully evidence the validity and first priority (subject to

Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(u). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(v) Non-Consolidation. Each of the Borrower and the Equityholder shall at all times act in a manner such that each of the assumptions made in Section B (Assumptions Relating to the SPEs and the Debtor Party) paragraph 1 to 17 by Richards, Layton & Finger, P.A. in their opinion delivered pursuant to Section 3.1(g) is true and accurate in all material respects. Each of the Borrower and the Equityholder shall at all times observe and be in compliance in all material respects with the requirements in its Governing Documents.

(w) Know Your Customer Laws. The Borrower will furnish to the Administrative Agent promptly, from time to time, information and documentation reasonably requested by the Administrative Agent or any Lender for the purpose of compliance with “know your customer” laws, including the Beneficial Ownership Regulation.

(x) Sanctions; Anti-Money Laundering Laws; and Anti-Corruption Laws. The Borrower shall at all times comply with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws applicable to it.

(y) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports reasonably available to it with respect to the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or the Borrower as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement.

Section 5.2 Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and management of the Collateral and (C) the sale or transfer of Loans as permitted hereunder (and other business incidental thereto) or (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents, or (iii) form any Subsidiary or make any Investment in any other Person except as permitted under Section 4.1(t)(v).

(b) Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Effective Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Administrative Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c) Sale and Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution or sale of a Warranty Loan or a Zero Value Asset, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties (other than Permitted Liens).

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation (other than as permitted pursuant to Section 4.1(t)(iii)).

(e) Restricted Payments. The Borrower shall not make any Restricted Payments other than distributions of (i) amounts paid to it in accordance with Section 2.7 on a Quarterly Payment Date as set forth in the related Quarterly Payment Date Report, (ii) the proceeds of Loan Advances, (iii) amounts on deposit in the Pre-Funded Loan Account to the extent permitted under clause (y) of the final sentence of Section 2.9(f), (iv) amounts necessary to make a Permitted RIC Distribution on any date other than a Quarterly Payment Date (each, an “Intra-Quarter Permitted RIC Distribution”) if (A) the Collateral Manager provides 5 Business Days’ notice to the Administrative Agent together with a certificate certifying that as of such date of certification, the Borrower expects to, after giving effect to such Intra-Quarter Permitted RIC Distribution and all Collections the Borrower expects to receive by the immediately following Quarterly Payment Date, have sufficient funds to make all payments on such immediately following Quarterly Payment Date to Persons entitled to receive all payments in priority to Permitted RIC Distributions under Section 2.7 (together with a schedule specifying the amount of (x) the Collections that will remain in the Collection Account immediately after such Intra-Quarter Permitted RIC Distribution, (y) the Collections the Borrower expects to receive by the immediately following Quarterly Payment Date and (z) the amounts that would be required to satisfy all payments in priority to Permitted RIC Distributions under Section 2.7 on such immediately following Quarterly Payment Date (assuming for purposes of this clause that the Advances Outstanding (and the rate of Interest incurred) and the Unused Facility Amount (and the rate of Non-Usage Fee incurred) shall remain constant from the date of such certification)) and (B) no Permitted RIC Distribution under this clause (iv) had been made in the applicable calendar year or (v) amounts on deposit in the Pre-Funded Equity Account to the extent such amounts are permitted to be disbursed pursuant to Section 2.9(g); provided that distributions may be made under the foregoing clauses (ii), (iii) and (iv) only if immediately before and after giving effect to such distribution, (x) the Advances Outstanding shall not exceed Availability and (y) no Default or Event of Default shall exist.

(f) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, move (or direct or permit any other Person to move) Certificated Securities or Instruments, if any, from the Collateral Custodian’s Custody Facilities, unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest continues in effect.

(g) ERISA Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (i) engage in any transaction with respect to a Pension Plan or other plan sponsored or maintained by the Borrower that is a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan, or (v) permit to exist, or permit any ERISA Affiliate to permit to exist, any occurrence of any Reportable Event with respect to a Pension Plan. Neither the Borrower nor the Collateral will constitute Plan Assets.

(h) Operating Agreement. The Borrower will not amend, modify, waive or terminate any provision of its organizational documents in any matter that is materially adverse to the Lenders without the prior written consent of the Administrative Agent.

(i) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to any relevant administrative agent or Obligor, as applicable, regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(j) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted or notified under Section 5.1(o)(vi), Section 5.1(t)(iii), Section 6.4(a) or Section 6.8(d), extend, amend or otherwise modify the terms of any Loan.

(k) Fiscal Year. The Borrower shall not change its fiscal year without providing the Administrative Agent with prior written notice.

(l) Change of Control. The Borrower shall not enter into any transaction or agreement which results or, upon consummation, would result, in a Change of Control.

(m) Ownership. The Borrower shall not have any direct owners other than the Equityholder.

(n) Sanctions; Anti-Money Laundering Laws; and Anti-Corruption Laws. The Borrower shall not, directly or, to its knowledge, indirectly, use any proceeds hereunder, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person, (i) to fund any activities or any business of or with a Sanctioned Person; or (ii) in any manner that would be prohibited by, or would otherwise cause any party hereto to be in breach of, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

(o) Minimum Interest Coverage Ratio. As of the end of any fiscal quarter (as measured on the immediately following Quarterly Payment Date), beginning with the first quarter ending twelve (12) months after the Effective Date or, if earlier, the fiscal quarter ending when the following test was first passed, the Borrower shall not permit the Total Interest Coverage Ratio to be less than 1.50 to 1.00.

Section 5.3 Affirmative Covenants of the Equityholder and the Collateral Manager.

During the Covenant Compliance Period:

(a) Compliance with Law. Each of the Equityholder and the Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. Each of the Equityholder and the Collateral Manager will (i) preserve and maintain its limited liability company existence in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. The Collateral Manager will, acting in accordance with the Collateral Management Standard, duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under the Underlying Instruments in connection with each item of Collateral, other than the funding, reimbursement or payment obligations of the Borrower under the Underlying Instruments in connection with each item of Collateral, and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.

(d) Keeping of Records and Books of Account; Inspection Rights.

(i) The Collateral Manager will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Collateral Manager shall comply with and shall cause the Borrower and any other Loan Party to comply with the terms and provisions of Section 5.1(d) hereof.

(iii) The Collateral Manager will on or prior to the date hereof, manage its master data processing records and other books and records relating to the Collateral so that they describe the pledge of the Collateral by the Borrower to the Administrative Agent as agent for the Secured Parties hereunder.

(e) Special Purpose Entity. The Equityholder shall be in compliance with the special purpose entity requirements set forth in Section 4.3(k).

(f) Events of Default. Promptly following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Administrative Agent and the Collateral Custodian with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details of such event and the action that the Collateral Manager proposes to take with respect thereto. The Administrative Agent will provide each Lender with a copy of any such notice promptly upon receipt thereof.

(g) Collateral Management Standard. The Collateral Manager will comply in all material respects with the Collateral Management Standard in regard to the Collateral. Compliance by the Collateral Manager with this covenant shall be deemed to constitute compliance by the Borrower with its corresponding obligations under Section 5.1(h).

(h) Other. The Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports reasonably available to it respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or Secured Parties under or as contemplated by this Agreement.

(i) Proceedings. The Equityholder or the Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after it receives notice or obtains knowledge thereof or at the request of the Administrative Agent, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or any Loan Party; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, the Borrower or the Equityholder in excess of $500,000, in the aggregate, or the Transferor in excess of $5,000,000, shall be deemed to be material for purposes of this Section 5.3(i).

(j) Required Notices. The Equityholder or the Collateral Manager will furnish to the Administrative Agent and the Collateral Custodian, promptly upon obtaining knowledge thereof (and in any event, unless otherwise agreed by the Administrative Agent, within three (3) Business Days), notice of (i) the occurrence of any default by an Obligor on any Loan, (ii) any Value Adjustment Event, (iii) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, and (iv) any Loan described in the foregoing subclause (iii) again satisfies all of the criteria listed in the definition of “Eligible Loan” and the Borrower intends to re-include such Eligible Loan in the calculation of the Borrowing Base.

(k) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Loan a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Loan, (w) the amount of any principal or interest due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Loan received from the related Obligor, (y) the date of origination of such Loan and (z) the maturity date of such Loan.

Section 5.4 Negative Covenants of the Equityholder and the Collateral Manager.

During the Covenant Compliance Period:

(a) Mergers, Acquisition, Sales, etc. Neither the Equityholder nor the Collateral Manager will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person (other than, for the avoidance of doubt, Investments) unless the Equityholder or the Collateral Manager, as applicable, is the surviving entity or sell more than fifty percent (50.00%) of its voting securities to any Person and/or such Person’s Affiliates, unless:

(i) the successor entity or acquiring entity has assumed the role of the Collateral Manager or the Equityholder, as applicable, pursuant to a supplemental agreement and has delivered to the Borrower and the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that such supplemental agreement is legal, valid and binding with respect to it and such other matters as the Borrower or the Administrative Agent may reasonably request;

(ii) the Collateral Manager or the Equityholder, as applicable, shall have delivered notice of such consolidation, merger, conveyance or transfer to the Borrower and the Administrative Agent; and

(iii) after giving effect thereto, no Default or Event of Default shall have occurred.

(b) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or any relevant administrative agent, as applicable, regarding payments to be made with respect to the Collateral in accordance with Section 5.1(f) hereof, unless the Administrative Agent has consented to such change.

(c) Extension or Amendment of Collateral. Except as otherwise permitted or notified under Section 5.1(o)(vi), Section 5.1(t)(iii), Section 6.4(a) or Section 6.8(d), the Collateral Manager will not extend, amend or otherwise modify the terms of any Loan on behalf of the Borrower.

(d) Assets Under Management. The Investment Advisor shall have invested assets under management with an aggregate value greater than or equal to $5,000,000,000 (as calculated pursuant to the definition of the Collateral Manager Termination Event).

(e) Investment Management Agreement.

(i) The Collateral Manager shall not waive any material duties or obligations of the Investment Advisor (or any of its permitted assigns) under the Investment Management Agreement, in a manner that materially adversely affects any Secured Party without the prior written consent of the Administrative Agent.

(ii) The Collateral Manager shall not permit the Investment Management Agreement to be assigned, and shall not waive any duties or obligations of the Investment Advisor (or any of its permitted assigns) thereunder, without giving the Administrative Agent at least five (5) Business Days prior written notice.

(iii) No party to the Investment Management Agreement shall be in material breach of any of its representations, warranties, agreements and/or covenants thereunder, except as a result of insufficient funds being available to make any payments pursuant to Section 2.7.

(f) Operating Agreement. The Equityholder will not amend, modify, waive or terminate any provision of its organizational documents in any matter that is materially adverse to the Lenders without the prior written consent of the Administrative Agent.

(g) Capital Commitments. The Transferor shall not enter into any subscription line borrowings or otherwise encumber its available capital commitments at any time while any Obligations are outstanding hereunder.

Section 5.5 Affirmative Covenants of the Collateral Custodian.

During the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 5.6 Negative Covenants of the Collateral Custodian.

During the Covenant Compliance Period:

(a) Underlying Instruments. The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower. Further, the Collateral Custodian Fee shall not be increased unless either (i) the aggregate amount of fees, expenses and indemnity payments included in the Collateral Custodian Fee payable pursuant to Sections 2.7(a)(2), 2.7(b)(1) and 2.8(2) is increased by the amount of such increase in the Collateral Custodian Fee or (ii) the Collateral Custodian agrees to such increase.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1 Designation of the Collateral Manager.

Subject to Section 6.11, the servicing, administering and collection of the Collateral shall be conducted by the Collateral Manager. The Collateral Manager may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Collateral Manager shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to such Person, (ii) the Collateral Manager shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be subject to the provisions hereof.

Section 6.2 Duties of the Collateral Manager.

(a) Appointment. The Borrower hereby appoints the Collateral Manager as its agent to service the Collateral and enforce its rights and remedies in, to and under such Collateral. The Collateral Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

(b) Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law and the Collateral Management Standard. Without limiting the foregoing, the duties of the Collateral Manager shall include the following:

(i) preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists) on behalf of the Borrower;

(ii) maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii) maintaining and implementing administrative and operating procedures and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent and the Collateral Custodian, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent or the Collateral Custodian may from time to time reasonably request;

(v) identifying each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower is granting a security interest therein to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement;

(vi) notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(vii) [reserved];

(viii) maintaining the first priority, perfected security interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral subject to Permitted Liens;

(ix) so long as Phillip Street Middle Market Lending Fund LLC or one of its Affiliates is the Collateral Manager (1) maintaining the Loan File(s) (including any updates or amendments thereto) with respect to Loans included as part of the Collateral on a Platform; provided that, upon the occurrence and during the continuance of an Event of Default or a Collateral Manager Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Administrative Agent or its designee and (2) making the Loan File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours;

(x) [reserved];

(xi) directing the Collateral Custodian to make payments pursuant to the instructions set forth in the latest Quarterly Payment Date Report in accordance with Section 2.7 and Section 2.8 and preparing such other reports as required pursuant to Section 5.1(q) and Section 6.8; and

(xii) preparing the Quarterly Payment Date Reports and in its other duties hereunder in the manner and at the times required hereunder.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Collateral Manager acts as lead agent with respect to any Loan, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.

(c) In performing its duties, the Collateral Manager shall perform its obligations in accordance with the Collateral Management Standard.

(d) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral except to the extent provided in Section 6.11 hereof. The Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of Collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(e) Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract (including by the Underlying Instrument) or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(f) It is hereby acknowledged and agreed that, in addition to acting in its capacity as Collateral Manager pursuant to the terms of this Agreement, Phillip Street Middle Market Lending Fund LLC will engage in other business and render other services outside the scope of its capacity as Collateral Manager (including acting as administrative agent or as a lender with respect to Underlying Instruments). It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the Collateral Manager’s rights, duties or obligations under the Transaction Documents (including its duty to comply with the Collateral Management Standard).

Section 6.3 Authorization of the Collateral Manager.

(a) Each of the Borrower the Administrative Agent, and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with a security interest granted by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Administrative Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party, the Collateral Custodian a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, in accordance with Section 5.1(m), notify any relevant administrative agent or Obligor, as applicable, with respect to any Collateral of the assignment of such Collateral to the Administrative Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any collection agent, sub-agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.4 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral. The Collateral Manager will collect or use its commercially reasonable efforts to cause to be collected, all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due in accordance with the Collateral Management Standard. Neither the Borrower nor the Collateral Manager may waive, modify or otherwise vary any provision of an item of Collateral (including, but not limited to, any Loan) in any manner contrary to the Collateral Management Standard without the approval of the Administrative Agent in its sole discretion, provided that, if the Administrative Agent does not provide its approval for any such waiver or modification, the Borrower shall have the option, subject to Section 2.14(e) and (f), to repurchase such item of Collateral immediately prior to the effectiveness of such modification for an amount equal to the amount calculated in clause (i) of the definition of “Borrowing Base” with respect to such Collateral and provided, further, that if the Borrower does not elect to repurchase such item of Collateral pursuant to this Section 6.4(a), the Assigned Value with respect to such Collateral shall be zero.

(b) Taxes and other Amounts. The Collateral Manager will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument and remit such amounts in accordance with Section 2.7 and Section 2.8 to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c) Payments to Collection Account. On or before the applicable Funding Date, the Collateral Manager shall have instructed all Obligors and/or any relevant administrative agents to make all payments owing to the Borrower in respect of the Collateral in accordance with Section 5.1(f) hereof.

(d) Accounts. Each of the parties hereto hereby agrees that the Collateral Account shall be deemed to be a Securities Account, together with any additional subaccounts as the Collateral Custodian may determine from time to time are necessary for administrative convenience. Each of the parties hereto hereby agrees to cause the Collateral Custodian to agree with the parties hereto that with respect to the Collateral Account, (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than Investment Property) is to be treated as a Financial Asset and (B) the jurisdiction governing the Accounts, all Cash and other Financial Assets credited to the Collateral Account and the securities intermediary’s jurisdiction (within the meaning of Section 9-304(b) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in the Collateral Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian. In addition, for an Approved Foreign Currency, the Collateral Custodian shall establish segregated accounts that each constitute a General Collection Account, Principal Collection Account, Interest Collection Account, Collateral Account, Unfunded Exposure Account and Pre-Funded Loan Account for an Approved Foreign Currency. Any amounts received by the Collateral Custodian that are denominated in an Approved Foreign Currency that are required to be deposited into the Principal Collection Account or the Interest Collection Account shall be deposited by the Collateral Custodian into the Principal Collection Account or Interest Collection Account, as applicable, for an Approved Foreign Currency.

(e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, the Collateral Custodian shall not be under any duty or obligation in connection with the acquisition by the Borrower or the grant by the Borrower to the Administrative Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) none of the interests in Loans to be acquired and delivered by the Borrower to the Collateral Custodian hereunder from time to time are expected to be evidenced by, or accompanied by delivery of, a “security” (as that term is defined in UCC Section 8-102) or an “instrument” (as that term is defined in Section 9-102(a)(47) of the UCC), and all are expected to be evidenced solely by posting to a Platform accessible by the Collateral Custodian of an electronic copy of a duly executed transfer document described in clause (a)(i) of the definition of “Required Loan Documents” (such document, a “Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loans on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower and (c) any duty on the part of the Collateral Custodian with respect to such Loan (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Collateral Custodian in the physical custody of any such Loan Assignment Agreement and any other related Required Loan Documents that may be delivered to it.

(f) Adjustments. If (i) the Collateral Manager makes a deposit into the Collection Account on behalf of the Borrower in respect of a Collection of a Loan and such Collection was received by the Collateral Manager in the form of a check that is not honored for any reason or (ii) the Collateral Manager makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Collateral Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.5 Realization Upon Defaulted or Delinquent Loans.

The Collateral Manager will use reasonable efforts consistent with the Collateral Management Standard and the Underlying Instruments to exercise available remedies relating to a Loan that is delinquent in the payment of any amounts due thereunder or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder. The Collateral Manager will comply with the Collateral Management Standard and Applicable Law in exercising such remedies, including but not limited to acceleration and foreclosure, and employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale. Notwithstanding any of the foregoing, the Collateral Manager shall not be obligated to breach any of its duties or responsibilities under any Underlying Instruments to comply with this Section 6.5.

Section 6.6 Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder and reimbursement for its expenses, the Collateral Manager or its designee shall be entitled to receive the Senior Collateral Manager Fee, the Subordinated Collateral Manager Fee (or the Replacement Collateral Manager Fee) and reimbursement of its expenses pursuant to the provisions of Section 2.7 and Section 2.8, as applicable.

Section 6.7 Payment of Certain Expenses by the Collateral Manager.

The initial Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower, except to the extent reimbursement thereof is permitted under Sections 2.7 and 2.8.

The Borrower will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts.

Section 6.8 Ongoing Obligor Reporting.

The Borrower (or the Collateral Manager on its behalf) shall furnish (or cause to be furnished) to the Administrative Agent:

(a) Funding Notices and Reinvestment Notices. With respect to each Funding Date, the Borrower (or the initial Collateral Manager on its behalf) will provide the Funding Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Custodian). On the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower (or the initial Collateral Manager on its behalf), shall instruct the Collateral Custodian to disburse funds from the Principal Collection Account in connection with such Transaction, and on the Measurement Date immediately following such Transaction, will provide the Reinvestment Notice and a Borrowing Base Certificate, each updated as of such Measurement Date, to the Administrative Agent (with a copy to the Collateral Custodian).

(b) [Reserved].

(c) Obligor Financial Statements; Other Reports. Reasonably promptly after receipt thereof, the Collateral Manager will deliver, or cause the Borrower to deliver, to the Administrative Agent (with a copy to the Collateral Custodian), to the extent received by the Borrower or the Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower or the Collateral Manager for the quarterly and annual periods required by the Underlying Instruments. Upon demand by the Administrative Agent or any Lender, the Collateral Manager will provide any financial or other information reasonably available to it as the Administrative Agent or such Lender may reasonably request with respect to any Obligor.

(d) Amendments to Loans. The Collateral Manager will furnish via a Platform to the Administrative Agent, a copy of (x) any material Loan Modification, including, without limitation, any Material Modification, and (y) any other Loan Modification to which the Borrower and/or the Collateral Manager is a signatory (along with any internal documents prepared by the Collateral Manager and provided to its credit committee in connection with such Loan Modification) not later than the applicable Loan Modification Delivery Date (or such later date as agreed to by the Administrative Agent in its sole discretion).

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Administrative Agent (with a copy to the Collateral Custodian), within one hundred twenty (120) days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2023, a fiscal report and certificate signed by a Responsible Officer of the Collateral Manager substantially in the form of Exhibit L hereto certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Termination Event has occurred and is continuing or, if any such Collateral Manager Termination Event has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Termination Event.

Section 6.10 The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.

Section 6.11 Collateral Manager Termination Events.

(a) Upon the occurrence of a Collateral Manager Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager and a copy to the Collateral Custodian (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral (and direct the Collateral Custodian prior to the appointment and replacement of the Collateral Manager as to the servicing, administering and collection of the Collateral); provided that, at least five (5) Business Days prior to any appointment of a replacement Collateral Manager (the “Replacement Collateral Manager”) hereunder, the Administrative Agent shall notify the Borrower of such proposed replacement and shall consult with the Borrower regarding such replacement; provided, further, that until any such assumption or delegation, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions reasonably requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

(b) Upon the appointment of the Replacement Collateral Manager, the Collateral Manager agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral, including the transfer to the Replacement Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Collateral and the delivery to the Replacement Collateral Manager in an orderly and timely fashion of all files and records with respect to the Collateral and a computer data file in readable form containing all information necessary to enable the Replacement Collateral Manager to service the Collateral. In addition, the Collateral Manager agrees to cooperate and use its commercially reasonable efforts in providing, at the expense of the Collateral Manager, the Replacement Collateral Manager with reasonable access (including at the premises of the Collateral Manager) to the employees of the Collateral Manager, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Replacement Collateral Manager to assume the servicing functions hereunder and under this Agreement and to maintain a list of key servicing personnel and contact information.

(c) The Collateral Manager will, upon the request of the Replacement Collateral Manager following the occurrence of a Collateral Manager Termination Event, provide the Replacement Collateral Manager with a power of attorney providing that the Replacement Collateral Manager is authorized and empowered to execute and deliver, on behalf of the Collateral Manager, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Collateral Manager under this Agreement.

ARTICLE VII

THE COLLATERAL CUSTODIAN

Section 7.1 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of the Collateral Custodian with respect to the Underlying Instruments relating to the Permitted Investments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to State Street Bank and Trust Company a Collateral Custodian Termination Notice, State Street Bank and Trust Company is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent and the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 7.2 Duties of Collateral Custodian.

(a) Appointment. Each of the Borrower and the Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) [Reserved].

(ii) [Reserved].

(iii) The Collateral Custodian shall make payments in accordance with Section 2.7 and Section 2.8 (the “Payment Duties”).

(iv) The Collateral Custodian shall provide a written daily report to the Administrative Agent and the Collateral Manager of (x) all deposits to and withdrawals from the Accounts for each Business Day and the outstanding balances as of the end of each Business Day, and (y) a report of settled trades for each Business Day.

(v) On or before the Effective Date, the Collateral Custodian shall accept from the Collateral Manager delivery of the information required to be set forth in the Borrowing Base Certificate in hard copy and on computer tape; provided that the computer tape is in an MS DOS, PC readable ASCII format or other format to be agreed upon by the Collateral Custodian and the Collateral Manager on or prior to closing.

(vi) On each Monthly Reporting Date, the Collateral Manager shall deliver to the Collateral Custodian the loan tape, which shall include but not be limited to the following information: (x) for each Loan, the name and number of the related Obligor, the collection status, the loan status, an indication of whether or not such Loan is an Eligible Loan, the date of each Scheduled Payment and the Outstanding Balance, (y) the Borrowing Base and (z) the Adjusted Borrowing Value of each Loan and such other information, including any information related to an Approved Foreign Currency, as may be reasonably required for the Collateral Custodian to perform its duties hereunder (such loan tape, the “Tape”). The Collateral Custodian shall accept delivery of the Tape.

(vii) Prior to the related Quarterly Payment Date, the Collateral Custodian shall review the Quarterly Payment Date Report to ensure that it is complete on its face and, based solely on the information provided in the Tape, that the following items in such Quarterly Payment Date Report have been accurately calculated, if applicable, and reported: (A) the Borrowing Base, (B) the Collateral Custodian Fee, (C) the Adjusted Borrowing Value of each Loan and (D) Availability. The Collateral Custodian by a separate written report shall notify the Administrative Agent and the Collateral Manager of any disagreements with the Quarterly Payment Date Report based on such review not later than the Business Day preceding such Quarterly Payment Date to such Persons.

(viii) In performing its duties, all calculations made by the Collateral Custodian pursuant to this Section 7.2(b) using Advance Rate, EBITDA and Unrestricted Cash of any Obligor (or, with respect to Advance Rate, Loan) shall be made using such amounts and an Approved Foreign Currency as provided by the Borrower or the Collateral Manager to the Collateral Custodian on the Tape.

(ix) In performing its duties, the Collateral Custodian shall use a commercially reasonable degree of care and attention required or expected with respect to the provision of similar services and similar loans.

(c) Reliance on Tape. With respect to the duties described in Section 7.2(b), the Collateral Custodian, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Collateral Manager. The Collateral Custodian shall have no liability for any errors in the content of any Tape and, except as specifically provided herein, shall not be required to verify, recompute, reconcile or recalculate any such information or data. Without limiting the generality of any terms of the foregoing, (i) the Collateral Custodian shall have no liability for (A) any failure, inability or unwillingness on the part of the Collateral Manager to provide accurate and complete information on a timely basis to the Collateral Custodian or otherwise on the part of the Collateral Manager to comply with the terms of this Agreement or any other Transaction Document or (B) any inaccuracy or error in the performance of or observance by the Collateral Custodian of any of its duties hereunder or any other failure of the Collateral Custodian to comply with the terms of this Agreement in each case, that is caused by or results from any such inaccurate, incomplete or untimely information received by the Collateral Custodian and (ii) the Collateral Custodian shall rely conclusively on the information in the Tape as to the correct characterization or categorization of any Loan, including the Collateral Manager’s determination of whether such Loan is an Eligible Loan.

Section 7.3 Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement and any other Transaction Document to which it is a party without further act of any of the parties to this Agreement.

Section 7.4 Collateral Custodian Compensation.

As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provision of Section 2.7 or Section 2.8, as applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5 Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder, and has received all Underlying Instruments held by the previous Collateral Custodian.

Section 7.6 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or, prior to the occurrence of an Event of Default or Collateral Manager Termination Event, the Collateral Manager or (b) the verbal instructions of the Administrative Agent or, prior to the occurrence of an Event of Default or Collateral Manager Termination Event, the Collateral Manager.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its Payment Duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Underlying Instruments. Under no circumstances will the Collateral Custodian be liable for indirect, special, consequential or incidental damages, such as loss of use, revenue or profit.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Collateral Custodian may assume the genuineness of any such Required Loan Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each Required Loan Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Collateral to be held by the Collateral Custodian under this Agreement, it shall be the sole responsibility of the Borrower to make or cause delivery thereof to the Collateral Custodian, and the Collateral Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Collateral or to compel or cause delivery thereof to the Collateral Custodian. Without prejudice to the generality of the foregoing, the Collateral Custodian shall be without liability to the Borrower, the Collateral Manager, the Administrative Agent or any other Person for any damage or loss resulting from or caused by events or circumstances beyond the Collateral Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Borrower, the Collateral Manager or the Administrative Agent (including any Responsible Officer of any thereof) in its instructions to the Collateral Custodian; or changes in applicable law, regulation or orders.

(i) [Reserved].

(j) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, in the absence of a continuing of an Event of Default or the occurrence of the Termination Date, request instructions from the Collateral Manager and during the existence of an Event of Default or following the occurrence of the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent.

(k) Without limiting the generality of any terms of this Section, the Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Administrative Agent, any agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(l) The Collateral Custodian shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Custodian.

(m) The Collateral Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder with respect to any foreign exchange transaction, either directly or, by or through agents or attorneys, and the Collateral Custodian shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Custodian’s duties hereunder. The Collateral Custodian shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent, or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Custodian’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

(n) It is understood and agreed that any foreign exchange transaction effected by the Collateral Custodian acting at the direction of the Administrative Agent, the Borrower or the Collateral Manager may be entered with State Street Bank and Trust Company or its affiliates acting as principal or otherwise through customary banking channels. The Collateral Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. Each party hereto acknowledges that the Collateral Custodian or any affiliates of the Collateral Custodian involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrower, the Administrative Agent or the Collateral Manager. All risk and expense incident to such conversion is the responsibility of the Borrower, the Administrative Agent or the Collateral Manager. The Collateral Custodian shall have no (x) responsibility for fluctuations in exchange rates affecting any collections or conversion thereof and (y) to the extent it complies with the instructions provided by the respective party, liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

(o) The Collateral Custodian shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower and shall have no liability for any action taken or omitted by the Collateral Manager (including any successor to the Collateral Manager) or the Borrower. The Collateral Custodian may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Collateral Custodian will be liable for any acts or omissions of any such agents, attorneys or custodians acting for and on behalf of the Collateral Custodian. Neither the Collateral Custodian nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

Section 7.7 Resignation of the Collateral Custodian.

(a) The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days written notice to the Borrower, the Collateral Manager, the Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder. Upon the resignation of the Collateral Custodian, the Administrative Agent shall appoint a successor Collateral Custodian and if it does not do so within thirty (30) days of the Collateral Custodian’s resignation, the Borrower may so appoint the successor and if it does not do so within sixty (60) days of the Collateral Custodian’s resignation, Collateral Custodian may petition a court of competent jurisdiction for the appointment of a successor.

(b) Upon ninety (90) days prior written notice to the Borrower, the Collateral Manager, the Administrative Agent and each Lender, the Collateral Custodian will have the right to assign its obligations hereunder with the prior written consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld; provided that such assignment must be to a Person that is a nationally reputable collateral custodian with experience providing services of the type that Collateral Custodian is obligated to provide hereunder and with respect to loans of the type represented by the Loans. In addition, the Collateral Custodian may execute any of its duties under this Agreement by or through agents; provided that the Collateral Custodian shall remain primarily liable for the due performance of its duties hereunder.

Section 7.8 Access to Certain Documentation and Information Regarding the Collateral; Audits.

The Collateral Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Custodian’s normal security and confidentiality procedures; provided that the Administrative Agent may, and shall upon request of any Lender, permit each Lender to be included on any such review, and shall use commercially reasonable efforts to schedule any review on a day when the Lenders desiring to participate in such review may be included. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. The fees and expenses of the Collateral Custodian incurred under this Section 7.8 shall be borne by the Borrower; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall be responsible for all costs and expenses for only one (1) such visit per fiscal year.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement and the Loan Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby grants as of the Effective Date to the Administrative Agent, as agent for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) any and all of the following property (the “Collateral”):

(i) all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(ii) the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(iii) all Transaction Documents to which the Borrower is a party;

(iv) all Cash or other funds, General Intangibles (including Payment Intangibles) and Instruments;

(v) all Collections, rights in Underlying Assets and Underlying Instruments, Insurance Policies, all Required Loan Documents and related records and assets;

(vi) [reserved];

(vii) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses (i) through (vi); and

(viii) any and all other property of any type or nature owned by the Borrower;

in each case, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, “Collateral” shall not include and this Agreement shall not constitute a grant of a security interest in (A) any Excluded Amounts, (B) any amounts received by the Borrower from an Obligor following the sale of the related Loan by the Borrower pursuant to Section 2.14 which the Borrower is required to pay to the purchaser of such Loan and (C) any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law; provided that, (x) in the case of property subject to prohibition described in clause (C) above, immediately at such time as the prohibition shall no longer be applicable, such security interest shall attach immediately to such assets and (y) the Collateral includes any Proceeds of any such assets. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Loan Advances, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby.

(b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under any applicable Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under any applicable Collateral, and (iii) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding anything to the contrary, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Custodian and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Note as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account or (ii) any Loan has been the subject of a Discretionary Sale, Substitution or a sale or repurchase of a Warranty Loan or a Zero Value Asset permitted pursuant to Section 2.14 and all Proceeds thereof have been deposited in the Collection Account, the lien and security interest granted hereunder in favor of the Administrative Agent shall be released automatically without any further action by any Person. In connection with any Discretionary Sale, Substitution or a sale or repurchase of a Warranty Loan permitted pursuant to Section 2.14, the Administrative Agent, as agent for the Secured Parties, will after the deposit by the Borrower (or the Collateral Manager on its behalf), of any Proceeds thereof into the Collection Account, at the sole expense of the Borrower execute and deliver to the Borrower (or the Collateral Manager on its behalf) any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower (or the Collateral Manager on its behalf) may reasonably request in order to effect the release and transfer of such Collateral; provided that the Administrative Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this Section 8.2 shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such Discretionary Sale, Substitution or a sale or repurchase of a Warranty Loan.

Section 8.3 Remedies.

Upon the occurrence of an Event of Default, the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies set forth in Section 9.2.

Section 8.4 Waiver of Certain Laws.

Each of the Borrower and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 8.5 Power of Attorney.

Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at the Borrower’s expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a) any failure by the Borrower to pay when due and payable any principal, interest, or Non-Usage Fee; provided that in the case of a failure to pay (other than any such failure with respect to a payment due on the Termination Date) due to an administrative error or omission by the Collateral Custodian, such failure continues for three (3) or more Business Days after the Collateral Custodian receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower; or

(b) any failure to pay the Obligations in full on the Termination Date, including without limitation all Advances Outstanding, and all Interest and all fees accrued and unpaid in connection with this Agreement and the other Transaction Documents; or

(c) any Loan Party fails to make any payments not addressed by Section 9.1(a) and (b) when due under the Transaction Documents and the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the applicable Loan Party and (ii) the date on which the applicable Loan Party acquires knowledge thereof; or

(d) the failure on the part of the Borrower to observe or perform in any material respect the covenants set forth in Sections 5.1(b), 5.1(c), 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(k), 5.1(p), 5.1(v) or 5.2; or

(e) beginning with the first quarter ending twelve (12) months after the Effective Date or, if earlier, the fiscal quarter ending when the Total Interest Coverage Ratio first equals or exceeds 1.50 to 1.00, the Total Interest Coverage Ratio on the last day of any fiscal quarter of the Borrower falls below 1.50 to 1.00 (measured on the Quarterly Payment Date immediately following such last day of fiscal quarter); or

(f) the failure on the part of the Collateral Manager, the Equityholder or the Transferor to observe or perform in any material respect the covenants set forth in Sections 5.3(b), 5.3(c), 5.3(d), 5.3(f), 5.4 or 6.8(d); or

(g) any failure on the part of any Loan Party duly to observe or perform in any material respect, or any breach on the part of any Loan Party in any material respect, of any other covenant or agreement of such Loan Party (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or any other Transaction Document to which such Loan Party is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the applicable Loan Party and (ii) the date on which the applicable Loan Party acquires knowledge thereof; or

(h) the occurrence of an Insolvency Event relating to the Borrower, the Equityholder, the Transferor or the Collateral Manager; or

(i) the occurrence of a Collateral Manager Termination Event; or

(j) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower, the Equityholder or the Transferor for the payment of money in excess individually or in the aggregate of $500,000 (in the case of the Borrower and the Equityholder, in the aggregate) or $5,000,000 (in the case of the Transferor), and there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (such consent to be provided) in the sole and absolute discretion of the Administrative Agent; or

(l) the Borrower or the Equityholder shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t) (in the case of the Borrower) or Section 4.3(k) (in the case of the Equityholder), such that Richards, Layton & Finger, P.A. or another law firm reasonably acceptable to the Administrative Agent could no longer render a customary nonconsolidation opinion with respect thereto; or

(m) any Transaction Document, any material portion of a Lien granted thereunder or any material provision of any Transaction Document, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party party thereto, or

(n) any Loan Party, any of its Affiliates, or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(o) (i) failure of the Transferor, the Equityholder or the Borrower to pay when due (after giving effect to any related grace period) any principal of or interest on or any other amount payable in respect of one or more item(s) of Indebtedness with an aggregate principal amount of $500,000 (in the case of the Borrower and the Equityholder, in the aggregate) or $5,000,000 (in the case of the Transferor) or more; or (ii) breach or default by the Transferor, the Equityholder or the Borrower (after giving effect to any related grace period) with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause such item(s) of Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(p) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject only to the Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(q) the existence of a Borrowing Base Deficiency which continues unremedied (following written notice to the Borrower or the Borrower’s knowledge thereof) for three (3) Business Days; provided that, if the Borrower delivers an Equity Cure Notice within such three (3) Business Day period, such Borrowing Base Deficiency shall not be an Event of Default hereunder unless it is not cured within twelve (12) Business Days after delivery of such Equity Cure Notice; or

(r) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act and the Borrower is not so registered; or

(s) the IRS or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days, unless in each case, a reserve has been established therefor in accordance with GAAP and such lien is being diligently contested in good faith by appropriate proceedings by the Borrower (except to the extent that the amount secured by such lien exceeds $500,000); or

(t) any representation, warranty or certification made by any Loan Party in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection therewith shall prove to have been incorrect in any material respect when made or deemed made (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects) and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Loan Party and (ii) the date on which such Loan Party acquires knowledge thereof; or

(u) any failure on the part of the Borrower to comply with the covenant set forth in Section 5.1(g) with respect to the matters set forth in Section 4.1(t)(xxviii); or

(v) a BDC Coverage Event has occurred and is continuing for two consecutive fiscal quarters of the Collateral Manager.

Section 9.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or, at the direction of the Required Lenders shall, by notice to the Borrower (with a copy to the Collateral Custodian, it being agreed that the failure to give such notice shall not impair the rights of the Administrative Agent or the Lenders hereunder), declare (i) the Termination Date to have occurred and the Notes and all other Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date to have occurred; provided that in the case of any event involving the Borrower described in Section 9.1(h), the Notes and all other Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event. The Administrative Agent shall forward a copy of any notice delivered to the Borrower pursuant to this Section 9.2(a) to the Lenders.

(b) On and after the declaration or occurrence of the Termination Date, the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. The Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Administrative Agent, forthwith, (i) assemble all or any part of the Loans as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) in consultation with the Collateral Manager in connection with its status as a Regulated Investment Company, sell the Loans or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Administrative Agent may deem commercially reasonable; provided that, notwithstanding anything to the contrary set forth herein, the Administrative Agent will not cause or direct the sale of any Loans or other Collateral on and after the declaration or occurrence of the Termination Date unless either (i) the Administrative Agent determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the Obligations (or in the case of a sale of less than all of the Collateral, an amount sufficient to discharge the amount of the Obligations attributable to such portion of the Collateral); or (ii) the Required Lenders direct such sale and liquidation. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable notification. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. The occurrence of a Termination Date as defined in clauses (a) through (b), inclusive, of the definition of “Termination Date” shall constitute a Termination Date for the purposes of this Section 9.2.

(c) (i) If the Secured Parties elect to sell the Collateral in whole or in part, at a public or private sale, in one or more transactions, the Borrower and/or any Affiliate designated by the Borrower may purchase the Collateral, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Obligations as of the date of such proposed sale. The Borrower’s right to purchase the Collateral and any related limitation on the Administrative Agent’s or the Replacement Collateral Manager’s right to sell any or all of the Collateral then or in the future shall terminate at 4:00 p.m. (New York City time) on the tenth (10th) day following the day on which the Borrower has received notice of such election to sell all or any portion of such Collateral.

(ii) It is understood that the Borrower and/or any Affiliate of the Borrower may purchase the Collateral at a price not less than the amount of the Obligations as of the date of such proposed sale.

(iii) Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Replacement Collateral Manager shall have any right to sell the Collateral during the time that the Borrower is entitled to exercise its right to purchase the Collateral pursuant to this Section 9.2(c), and the sale of the Collateral by the Administrative Agent or any Replacement Collateral Manager shall be subject to this Section 9.2(c).

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and each of their respective successors, assigns and directors, officers, employees, agents and advisors (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims (whether brought by or involving the Borrower or any other third party), liabilities and related reasonable and documented costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by any such Indemnified Party or any of them arising out of or as a result of this Agreement (including enforcement of the indemnification obligations hereunder) or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from bad faith, gross negligence or willful misconduct on the part of any Indemnified Party as determined by a court of competent jurisdiction in a final non-appealable judgment. If the Borrower has made any indemnity payment pursuant to this Section 10.1 or Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Indemnified Party on the Quarterly Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to the delivery of the Quarterly Payment Date Report applicable to such Quarterly Payment Date, and, if not, on the next subsequent Quarterly Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d) The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager, the Collateral Custodian or the Securities Intermediary and the termination of this Agreement.

(e) In no event shall the Borrower be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Borrower has been advised of the likelihood of such loss or damage and regardless of the form of action. The obligations of the Borrower under this Section 10.1 constitute corporate obligations of the Borrower and, except as may otherwise be expressly provided hereunder or under any other Transaction Document, no personal liability shall attach to or be incurred by any Affiliate of the Borrower, or any director, manager, administrator, incorporator, stockholder, member, adviser, officer or employee of the Borrower or such Affiliate.

Section 10.2 Indemnities by the Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party as determined by a court of competent jurisdiction in a final non-appealable judgment) awarded against or incurred by any such Indemnified Party by reason of the Collateral Manager’s gross negligence or willful misconduct in the performance or failure to perform any of its obligations under this Agreement. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the Indemnified Party within ten (10) Business Days following such Person’s demand therefor.

(c) The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

(f) In no event shall the Collateral Manager be liable for any special, indirect or consequential loss or damages of any kind whatsoever (including but limited to lost profits), even if the Collateral Manager has been advised of the likelihood of such loss or damage and regardless of the form of action. The obligations of the Collateral Manager under this Section 10.2 constitute corporate obligations of the Collateral Manager and, except as may otherwise be expressly provided hereunder or under any other Transaction Document, no personal liability shall attach to or be incurred by any Affiliate if the Collateral Manager, or any director, manager, administrator, incorporator, stockholder, member, adviser, officer or employee of the Collateral Manager or such Affiliate.

Section 10.3 Taxes.

Section 10.1 and Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including the Collateral Custodian) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

The Administrative Agent shall also act as the “collateral agent” under the Transaction Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Transaction Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XI and Articles X and XII (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents) as if set forth in full herein with respect thereto.

Section 11.2 Standard of Care; Exculpatory Provisions.

(a) The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law; and

(iii) shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(c) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Collateral Manager, the Borrower or a Lender.

(d) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.3 The Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by it or them as the Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own respective gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) may rely upon and shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties, or upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. In determining compliance with any condition hereunder to the making of a Loan Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan Advance.

Section 11.4 Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6 The Successor Administrative Agent.

The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, with the approval of the Borrower at all times other than during the existence of a Default or an Event of Default (which approval of the Borrower shall not be unreasonably withheld, conditioned or delayed). Upon the acceptance of its appointment as the successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” means such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article XI and Sections 12.9 and 12.11 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

Section 11.7 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as the Administrative Agent.

Section 11.8 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon (New York City Time) on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day. The Administrative Agent shall pay amounts owing to each Lender in accordance with the written instructions delivered by each such Lender to the Administrative Agent.

Section 11.9 Collateral Matters.

Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and

(b) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Transaction Document to the holder of any other Lien on the Collateral.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.

Section 11.10 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the

Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (x), (y) and (z) above) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender and each Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (a) above.

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reasons, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Transaction Documents) the Borrower for the purpose of making a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each Payment Recipient hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent and the Required Lenders; provided that no amendment, waiver or consent shall:

(a) increase the Commitment of any Lender or the amount of Loan Advances of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Transaction Document (including as a result of any modification to the definition of “Revolving Period” or “Scheduled Revolving Period End Date”) without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein (other than by waiving any increased amount of Interest payable solely as a result of an Event of Default) on, any Loan Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d) change Section 2.7, 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section 12.1 or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f) consent to the assignment or transfer by any Loan Party of such Loan Party’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g) make any modification to the definition of (i) “Borrowing Base”, “Availability”, “Advance Rate”, “Adjusted Borrowing Value”, “Dollar Equivalent”, “Excess Concentration Amount”, “Weighted Average Advance Rate”, “Minimum Credit Enhancement”, “First Lien Loan”, “Assigned Value”, “Tier 1 Obligor”, “Tier 2 Obligor”, “Tier 3 Obligor”,

“Value Adjustment Event”, “Credit Quality Deterioration Event”, or “Applicable Collateral Value”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base or the Availability or (ii) “Eligible Loan” in a manner that would reduce or make less restrictive the requirements for a Loan to be an Eligible Loan, in either case without the written consent of each Lender;

(h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

(i) provide for any additional duties or obligations to be performed by the Collateral Custodian or modify the rights of the Collateral Custodian hereunder in any manner materially adverse to the Collateral Custodian without the written consent of the Collateral Custodian;

(j) provide for any additional duties or obligations to be performed by the Collateral Manager or modify the rights of the Collateral Manager hereunder in any manner materially adverse to the Collateral Manager without the written consent of the Collateral Manager; or

(k) agree to the subordination of any Lien securing the Obligations without the consent of each Lender;

provided, further, that (i) any amendment of this Agreement that is solely for the purpose of adding a Lender or waiving, extending or postponing any fee to the Administrative Agent may be effected without the written consent of any Lender and, at any time that an Event of Default has occurred and is continuing, the Borrower, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document, (iv) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender and (v) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) (x) if the Administrative Agent and the Borrower shall have jointly identified a facial error or any error or omission of a technical or immaterial nature in any such provision or (y) to add another wholly-owned Subsidiary of the Borrower as a party to the Transaction Documents that is jointly and severally liable for all Obligations with the Borrower. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 12.2 Notices, Etc.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.2(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic communication, as follows:

(i) if to the Borrower, the Collateral Manager, Ally Bank or the Collateral Custodian, as set forth on Annex A hereto;

(ii) if to the Administrative Agent, to Ally Bank, as set forth on Annex A hereto; and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Syndicate Communications available to the Lenders by posting such Syndicate Communications on the Syndicate Platform. The Syndicate Platform is provided by the Administrative Agent “as is” and “as available”. The Agent Parties (defined below) do not warrant the accuracy or completeness of the Syndicate Communications or the adequacy of the Syndicate Platform and expressly disclaim liability for errors or omissions in the Syndicate Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Syndicate Communications or the Syndicate Platform. In no event shall the Administrative

Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower, any Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent Party’s transmission or posting of Obligor materials through the Syndicate Platform or via email, except to the extent such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Notwithstanding the foregoing, the Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Syndicate Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Syndicate Communications “PUBLIC”, the Borrower shall be deemed to authorize the Administrative Agent and the Lenders to treat such Syndicate Communications as not containing any material non-public information with respect to the Borrower or any Affiliate thereof or their respective securities for purposes of United States Federal and state securities laws; (iii) all Syndicate Communications marked “PUBLIC” are permitted to be made available through the Syndicate Platform; and (iv) the Administrative Agent shall be entitled to treat any Syndicate Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Syndicate Platform designated as “Non-Public Information”.

Section 12.3 Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4 No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Custodian or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Indemnified Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 12.6 Term of this Agreement.

This Agreement, including the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, the provisions, including the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive any termination of this Agreement.

Section 12.7 Governing Law; Jury Waiver.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 12.8 Consent to Jurisdiction; Waivers.

Each of the Borrower, the Collateral Manager, the Lenders, the Collateral Custodian and the Administrative Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York City, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address as provided in Section 12.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages.

Section 12.9 Costs and Expenses.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, each of the Transferor and Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Custodian, the Securities Intermediary and the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing and reporting), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Custodian, the Securities Intermediary, and the Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Collateral Custodian, the Securities Intermediary and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Collateral Custodian, the Securities Intermediary or the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay on the Quarterly Payment Date following receipt of a request therefor, all other costs and expenses that have been invoiced at least two (2) Business Days prior to such Quarterly Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Loan Parties’ books and records, the Collateral, the Underlying Instruments, and the information contained in the Borrowing Base Certificates and Quarterly Payment Date Reports.

Section 12.10 No Proceedings.

(a) Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one (1) year and one

(1) day (or such longer preference period and one (1) day as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the

Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction.

(b) The provisions of this Section 12.10 shall survive the termination hereof.

Section 12.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, or any Loan Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, member, officer, partner, employee, administrator, partner, organizer or director of the Administrative Agent, any Secured Party, or any Loan Party by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, or any Loan Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, any Secured Party, or any Loan Party, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, any Loan Party or any incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, any Secured Party, or any Loan Party under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, or any Loan Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, or any Loan Party and each incorporator, stockholder, affiliate, officer, partner, employee administrator, partner, organizer or director of the Administrative Agent, any Secured Party or any Loan Party, or any of them, for breaches by the Administrative Agent, any Secured Party, or any Loan Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee or director of any Loan Party to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by any Loan Party or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Loan Advances.

(a) The Collateral Manager shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower, or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on its behalf (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.1(u) or any other financing statement filed pursuant to this Agreement or in connection with any Loan Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

Section 12.13 Confidentiality.

(a) Each of the Administrative Agent, the Secured Parties, the Collateral Custodian and each Loan Party shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors or other agents, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Advances contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Secured Parties, the Collateral Custodian and the Loan Parties that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Custodian or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof or (iii) by the Administrative Agent, and the Secured Parties to any Rating Agency, any commercial paper dealer or other provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided that each such Person is informed of the confidential nature of such information and agrees to maintain the confidentiality thereof. In addition, the Secured Parties and the Administrative Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Each of the Administrative Agent, the Secured Parties and the Collateral Custodian agrees that (i) it will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments, (ii) it will hold confidential any information provided to it by the Borrower or the Transferor in connection with a prospective Loan in the same manner and pursuant to the same procedures and exceptions that it applies to confidential information delivered directly to it when acting in the same capacity as it is acting under this Agreement, (iii) it will use any information described in clauses (i) and (ii) above only in connection with this Agreement, and (iv) if (a) the Borrower or the Transferor delivers information in connection with a Loan or a prospective Loan that was prepared by a third party (other than the Obligor or any agent thereof), and (b) such third party has entered into an agreement with the Borrower or the Transferor restricting the ability of the Borrower or the Transferor to rely on such report, it will not have any direct rights against such third party (or the party which has engaged such third party) unless otherwise expressly acknowledged and agreed to by such third party or engaging party.

(d) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agent’s, the Secured Parties’, the Collateral Custodian’s or the Borrower’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Custodian or the Borrower or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Collateral Manager or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor Collateral Manager), employee or attorney of the Collateral Custodian having a need to know the same; provided that the Collateral Custodian advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Borrower and the Collateral Manager; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable.

(e) Notwithstanding any other provision of this Agreement, each Loan Party shall each have the right to keep confidential from the Administrative Agent and the Collateral Custodian and/or the Secured Parties, for such period of time as such Loan Party determines is reasonable (i) any information that any Loan Party reasonably believes to be in the nature of trade secrets and (ii) any other information that any Loan Party or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required to by law as evidenced by an Opinion of Counsel.

Section 12.14 Execution in Counterparts; Severability; Integration.

This Agreement (including any amendment, modification or waiver in respect of this Agreement) may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of similar import herein shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. Neither the Collateral Custodian nor the Administrative Agent shall have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15 Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16 Assignments by the Lenders.

(a) Each Lender may at any time assign, or grant a security interest or sell a participation interest in or sell any Loan Advance or Commitment (or portion thereof) or any Note (or any portion thereof) to any Person; provided that, as applicable, (i) no transfer of any Loan Advance or Commitment (or any portion thereof) or of any Note (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, and is made only to either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act which in each case is a “qualified purchaser” as defined in the 1940 Act, (ii) in the case of an assignment of any Loan Advance or Commitment (or any portion thereof) or of any Note (or of any portion thereof) the assignee executes and delivers to the Collateral Manager, the Borrower and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit H hereto (unless such assignee is already a

Lender hereunder) and a transferee letter substantially in the form of Exhibit G hereto (a “Transferee Letter”), (iii) the consent of the Administrative Agent shall be required for any assignment, and (iv) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and shall be deemed given if no response is made by the Borrower within five (5) Business Days after delivery to the Borrower of notice of a proposed assignment) shall be required for any assignment; provided, however, the consent of the Borrower shall not be required (i) with respect to an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, (ii) unless such assignment is to a Competitor, if such assignment is required by Applicable Law or any Governmental Authority or (iii) unless such assignment is to a Competitor, after the occurrence and continuance of an Event of Default. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to such assigning Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to (other than Permitted Liens) exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, (i) Ally Bank shall not need prior consent of the Borrower or any other party hereto to consolidate with or merge into any Person or convey or transfer substantially all of its properties and assets, including as part of such a transaction all or substantially all of its Loan Advances, Commitments and Notes, to any Person, (ii) [reserved], or (iii) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.16(b), then, in each case, the Administrative Agent shall have the right to cause such Person to assign its entire interest in the Loan Advances and Commitments and this Agreement to a transferee selected by the Administrative Agent prior to the occurrence of an Event of Default with the consent of the Borrower, in an assignment which satisfies the conditions set forth in the first sentence of this Section 12.16(a). Assignments shall be subject to the following additional conditions:

(1) no assignments shall be made to (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (1);

(2) no assignments shall be made to a natural person;

(3) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loan Advances of any class, the amount of the Commitment or Loan Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that, unless such assignment is to a Competitor, no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(4) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one (1) class of Commitments or Loan Advances;

(5) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(6) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws, and containing payment instruction for such assignee.

(b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its lending offices, a copy of each transfer pursuant to Section 12.16(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loan Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder or under any Note may be effected only by the recording by the Administrative Agent of the identity of the transferee in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Commitments, Loan Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loan Advances or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) The Collateral Custodian may, at any time, assign all or any part of its rights and obligations hereunder as Collateral Custodian; provided, however, that any such assignee shall (i) be a bank, trust company or other financial institution organized and doing business under the laws of the United States or of any state thereof, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) be subject to supervision or examination by a United States federal or state banking authority, (v) have a long-term unsecured debt rating of at least “Baa1” by Moody’s and “BBB+” by S&P, (vi) have an office within the United States; (vii) be in the business of providing collateral custodian services consistent with those required pursuant to this Agreement and (viii) be otherwise reasonably acceptable to the Administrative Agent and, prior to the occurrence of an Event of Default, the Borrower and the Collateral Manager; and provided, further, that such assignment shall not be effective unless (i), prior to such assignment, the Collateral Custodian shall have given ninety (90) days written notice to the Borrower, the Collateral Manager, the Administrative Agent and each Lender describing such assignment and (ii) such assignee has assumed the responsibilities and obligations of the Collateral Custodian being assigned to it in writing.

(d) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.16(b); provided that such participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under Section 12.16(a); and (B) shall not be entitled to receive any greater payment under Section 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation; provided, further, that the terms of any such participation shall not entitle the participant to direct such Lender as to the manner in which it votes in connection with any amendment, supplement or other modification of this Agreement or any waiver or consent with respect to any departure from the terms hereof, in each case unless and to the extent that the subject matter thereof is one as to which the consent of all Lenders is required in order to approve the same. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any participant. Each Loan Party further agrees to use commercially reasonable efforts to assist the Arranger in seeking completion of a timely syndication reasonably satisfactory to the Arranger.

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Benchmark Replacement Settings.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to each of Term SOFR and Daily Simple SOFR, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 12.18(a) will occur prior to the applicable Benchmark Transition Start Date, and, for the avoidance of doubt, no Benchmark replacement shall occur under this Section 12.18 unless a Benchmark Transition Event shall have occurred with respect to each of Term SOFR and Daily Simple SOFR.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the occurrence of a Benchmark Transition Event and its related Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 12.18(d) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lender (or group of Lenders) pursuant to this Section 12.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 12.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of any Benchmark Unavailability Period, the Borrower may revoke any request for a Loan Advance at the then-current Benchmark, and failing that, all Loan Advances shall bear interest at the Base Rate in lieu of Daily Simple SOFR or Term SOFR, as applicable, computed as otherwise described herein; provided, however, the Administrative Agent may, with the consent of the Borrower, establish an alternative interest rate with respect to such Loan Advances during the pendency of such period.

Section 12.19 Divisions.

Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, a Loan Party, a joint venture or any other like term shall remain a Subsidiary, a Loan Party, a joint venture, or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, and (ii) in no event shall the Transferor, the Equityholder or the Borrower be permitted to effectuate a division.

Section 12.20 Judgment Currency.

This is an international loan transaction in which the specification of Dollars or an Approved Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City, New York or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loan Advances denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Transaction Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 12.21 Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Effective Date as follows:

(a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.

Section 12.22 USA PATRIOT ACT.

(a) Each Secured Party subject to the USA Patriot Act hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Secured Party to identify the Borrower in accordance with the USA Patriot Act.

ARTICLE XIII

TAX CONSIDERATIONS

Section 13.1 Acknowledgement of Parties.

The parties hereto acknowledge and agree that, for U.S. federal income tax purposes, financial accounting and other purposes, the parties will treat the Loan Advances and the Notes as indebtedness and not as equity interests in the Borrower unless otherwise required by Applicable Law.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, as the Borrower

By:
Name:
Title:

COLLATERAL MANAGER: PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, as Collateral Manager

By:
Name:
Title:

TRANSFEROR: PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, as Transferor

By:
Name:
Title:

[Signatures continued on the following page.]

EQUITYHOLDER:

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC, as the Equityholder

By:
Name:
Title:

[Signatures continued on the following page.]

ADMINISTRATIVE AGENT AND ARRANGER:

ALLY BANK, as the Administrative Agent and Arranger

By:
Name:
Title:

LENDERS: ALLY BANK, as a Lender

By:
Name:
Title:

[Signatures continued on the following page.]

THE COLLATERAL CUSTODIAN:

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Collateral Custodian

By:
Name:
Title: